UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
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Carriage Services, Inc.
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CARRIAGE SERVICES, INC.
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056

April 5, 2017
Dear Fellow Stockholder:
I am pleased to invite you to the 2017 Annual Meeting of Stockholders of Carriage Services, Inc. (“Carriage”). The Annual Meeting will be held at the Conference Center, 3040 Post Oak Boulevard, Lobby Level, Houston, Texas 77056, on Wednesday, May 17, 2017, at 9:00 a.m., Central Daylight Time. Whether or not you plan to attend the Annual Meeting, I ask that you participate by casting your vote at your earliest convenience.
2016 marked the eighth consecutive year of record financial and operating performance for Carriage and our 25th anniversary, in which we again delivered outstanding results for our stockholders. Since we initiated Carriage's Good To Great Journey that never ends on January 1, 2102, the Total Return to stockholders including dividends over the five years ending December 31, 2016 has been 429%. We continue to be driven by our Company’s Mission and Vision of Being The Best and Five Guiding Principles and the effective execution of our three core models to deliver long-term value to our stockholders.
We want all of our investors - tenured, as well as new stockholders of our company - to understand the value creation opportunities of Carriage and its potential to continue to perform and grow on our Good To Great Journey. In the context of this proxy statement, we want you to see how Carriage’s compensation practices are linked to performance and accountability in a way that drives stockholder value. More broadly, we want investors to understand the philosophy of the Compensation Committee and the link between that philosophy and the industry leading financial results and strategic milestones of our company.
At this Annual Meeting, we are proposing a new incentive plan called the 2017 Omnibus Plan, which allows for more discretion by our Board of Directors to approve plan designs that best align with stockholder interests. In conjunction with the new plan, we are requesting additional reserves with the suspension of the current plan upon stockholder approval.
I encourage you to read the enclosed Notice of Annual Meeting and Proxy Statement, which contains information about the voting options, instructions and descriptions on the proposals for this meeting.
Speaking on behalf of the entire leadership team, we are committed to becoming recognized by institutional investors and those in our industry as a superior Consolidation, Operating and Value Creation Investment Platform by consistently allocating our precious capital, especially our growing Free Cash Flow, with disciplined savviness and flexibility among various investment options so as to maximize the intrinsic value of Carriage per share over the next ten years. As we successfully execute this Being The Best Vision, we believe that the growth in the market price of our shares will track if not outpace over time the growth in our intrinsic value per share.
We hope you can join us on May 17th. Whether or not you can attend personally, it is important that your shares are represented at the Annual Meeting. We hope that you will cast your vote as soon as possible.

Sincerely,

Melvin C. Payne
Chairman of the Board and Chief Executive Officer

CARRIAGE SERVICES, INC.
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE & TIME: May 17, 2017 9:00 a.m. Central Daylight Time PLACE: Carriage Services, Inc Houston Office Conference Center 3040 Post Oak Boulevard, Lobby Level, Houston, Texas 77056 RECORD DATE: March 24, 2017	Meeting Agenda
	1.	Elect a director;
	2.	Hold an advisory vote to approve Named Executive Officer compensation;
	3.	Hold an advisory vote on the frequency of holding an advisory vote to approve our Named Executive Officer compensation;
	4.	Approve our 2017 Omnibus Incentive Plan; and
	5.	Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ended 2017.

YOUR VOTE IS IMPORTANT - YOU CAN VOTE IN ONE OF THREE WAYS:

VIA THE INTERNET	BY MAIL	IN PERSON
Visit the website listed on your proxy card	Sign, date and return your proxy card in the enclosed envelope	Attend the Annual Meeting

If your shares are held in a stock brokerage account or by a bank or other record holder, follow the voting Instructions on the form that you receive from them. The availability of telephone and internet voting will depend on their voting process.

By order of the Board of Directors,

Viki K. Blinderman
Senior Vice President, Principal Financial Officer, Chief Accounting Officer and Secretary
Houston, Texas
April 5, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON TUESDAY, MAY 17, 2017
The Notice of Annual Meeting of Stockholders, the Proxy Statement and the 2016 Annual Report to Stockholders are available at www.carriageservices.com.

i

ii

CARRIAGE SERVICES, INC.
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056

PROXY STATEMENT

This Proxy Statement (this “Proxy Statement”) is being furnished to you by the Board of Directors (our “Board”) of Carriage Services, Inc. (“Carriage Services,” “Carriage,” the “Company,” “we,” “us” or “our”) for use at our 2017 Annual Meeting of Stockholders (our “Annual Meeting”).
2017 Annual Meeting Date and Location
Our Annual Meeting will be held at the Conference Center, 3040 Post Oak Boulevard, Lobby Level, Houston, Texas 77056, on Wednesday, May 17, 2017, at 9:00 a.m., Central Daylight Time.
About Our Annual Meeting
Why am I receiving these proxy materials?
Our Board is soliciting your proxy to vote at our Annual Meeting because you owned shares of our common stock (“Common Stock”) at the close of business on March 24, 2017, the record date for our Annual Meeting (the “Record Date”), and are therefore entitled to vote at our Annual Meeting.
This Proxy Statement, along with a proxy card, is being mailed to our stockholders on or about April 15, 2017. We have also made these materials available to you free of charge on the Internet. This Proxy Statement summarizes the information that you need to know in order to cast your vote at our Annual Meeting. As a stockholder, your vote is very important and our Board strongly encourages you to exercise your right to vote. You do not need to attend our Annual Meeting in person to vote your shares. Whether or not you plan to attend our Annual Meeting, we encourage you to vote your shares by voting via the internet or completing, signing, dating and returning the enclosed proxy card in the envelope provided. See “About Our Annual Meeting – How do I vote my shares?” below.
What is the purpose of our Annual Meeting?
At our Annual Meeting, as a stockholder, you will be asked:
•to re-elect Donald D. Patteson, Jr. to our Board as a Class III director;
•to approve, on an advisory basis, our Named Executive Officer compensation;

•	to approve, on an advisory basis, the frequency of the advisory vote on our Named Executive Officer compensation;

•	to approve the Carriage Services, Inc. 2017 Omnibus Incentive Plan;

•	to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

•	to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Who is entitled to vote at the meeting?
Only our stockholders of record as of the close of business on the Record Date are entitled to receive notice of and to vote at our Annual Meeting. On March 24, 2017, we had 16,664,937 shares of Common Stock issued and outstanding and entitled to vote at our Annual Meeting.
How many votes can I cast?
You are entitled to one vote for each share of Common Stock you owned on the Record Date on all matters presented at our Annual Meeting.
Is my vote important?
Your vote is important regardless of how many shares of Common Stock you own. Please take the time to vote. Please read the instructions below, choose the way to vote that is easiest and most convenient to you and cast your vote as soon as possible.

What is the difference between a stockholder of record and a “street name” holder?
Most stockholders hold their shares through a bank, broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned in street name.

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Stockholder of Record. If your shares are registered directly in your name with the American Stock Transfer & Trust Company, LLC, our transfer agent, you are considered to be the stockholder of record with respect to those shares, and you have the right to grant your voting proxy directly with the Company or to vote in person at our Annual Meeting.

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Street Name Stockholder. If your shares are held by a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name” and your bank, broker or other nominee is the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares and are also invited to attend our Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at our Annual Meeting unless you obtain a legal proxy from the stockholder of record prior to attending our Annual Meeting giving you the right to vote the shares. In order to vote your shares, you will need to follow the directions your bank, broker or other nominee provides to you.

How do I vote my shares?
Stockholders of Record. Stockholders of record may submit a proxy to have their shares voted or vote their shares by one of the following methods:

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lnternet. To vote via the internet, go to “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online until 11:59 p.m., Eastern Standard Time the day before the meeting.

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By Mail. To vote by mail, you should mark, sign, date and mail the enclosed proxy card in the prepaid envelope provided so that we receive the proxy card by mail by May 16, 2017. The shares you own will be voted according to the instructions on the proxy card that you provide. If you return your proxy card but do not mark your voting preference, the individuals named as proxies will vote your shares FOR the election of the Class III director nominee, FOR the approval, on an advisory basis, of the frequency of the advisory vote on Named Executive Officer compensation to be on an annual basis, and FOR the other proposals described in this Proxy Statement.

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In Person. If you attend our Annual Meeting, you may vote by delivering your completed proxy card in person or by completing a ballot, which will be available at our Annual Meeting. Attending our Annual Meeting without delivering your completed proxy card or completing a ballot will not count as a vote. Submitting a proxy prior to our Annual Meeting will not prevent you from attending our Annual Meeting and voting in person.

Street Name Stockholder. Street name stockholders may generally submit a proxy to have their shares voted or vote their shares by one of the following methods:

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By Mail. You may indicate your vote by completing, signing and dating your voting instruction card or other information forwarded by your bank, broker or other nominee and returning it to them in the manner specified in their instructions.

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By Methods Listed on Voting Instruction Form. Please refer to the voting instruction form or other information forwarded by your bank, broker or other nominee to determine whether you may submit a proxy by telephone or electronically on the Internet, following the instructions on the voting instruction form or other information they provided to you.

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In Person with a Proxy from the Record Holder. You may vote in person at our Annual Meeting if you obtain a legal proxy from your bank, broker or other nominee. Please consult the voting instruction form or other information sent to you by the record holder to determine how to obtain a legal proxy in order to vote in person at our Annual Meeting.

Can I revoke my proxy?
Yes, if you are a stockholder of record, you can revoke your proxy at any time before it is voted at the meeting by:

•	submitting written notice of revocation to our home office, which is located at 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056, Attn: Corporate Secretary no later than May 16, 2017;

•	submitting a later dated proxy with new voting instructions by mail that is received by May 16, 2017; or

•	attending our Annual Meeting and voting your shares in person.
If you are a street name stockholder and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or other nominee in accordance with such entity’s procedures. Please refer to the materials that your bank, broker or other nominee provided to you.

What is a quorum?
A quorum is the presence at our Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of our Common Stock entitled to vote on a matter at our Annual Meeting. There must be a quorum for our Annual Meeting to be held. If a quorum is not present, our Annual Meeting may be adjourned or postponed until a quorum is reached. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of votes considered to be present at our Annual Meeting.
What are “broker non-votes” and abstentions and how do they affect voting results?
If you hold your shares in “street name,” you will receive instructions from your bank, broker or other nominee describing how to vote your shares. If you do not instruct your bank, broker or other nominee how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority under the rules of the New York Stock Exchange (the “NYSE”).
There are also non-discretionary matters for which banks, brokers and other nominees do not have discretionary authority to vote unless they receive timely instructions from you. When a bank, broker or other nominee does not have discretion to vote on a particular matter and you have not given timely instructions on how the bank, broker or other nominee should vote your shares, a “broker non-vote” results. Although any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.
If your shares are held in street name and you do not give voting instructions, pursuant to NYSE Rule 452, the record holder will not be permitted to vote your shares with respect to Proposal 1 (Election of the Class III Director), Proposal 2 (Advisory Vote to Approve Named Executive Officer Compensation), Proposal 3 (Advisory Vote to Approve the Frequency of the Advisory Vote on Named Executive Officer Compensation) or Proposal 4 (Approval of the Carriage Services, Inc. 2017 Omnibus Incentive Plan) and your shares will be considered “broker non-votes” with respect to these proposals. If your shares are held in street name and you do not give voting instructions, the record holder will nevertheless be entitled to vote your shares with respect to Proposal 5 (Ratification of the Appointment of Grant Thornton LLP) in the discretion of the record holder.
Abstentions occur when stockholders are present at our Annual Meeting in person or by proxy but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting. Abstentions will have no effect on the election of directors but will have the effect of a vote against the other proposals being considered at the meeting.
What vote is required to approve each proposal?

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Proposal 1 (Election of the Class III Director): To be elected, each director nominee must receive the affirmative vote of a plurality of the votes of the shares of Common Stock present in person or represented by proxy at our Annual Meeting and entitled to vote on the proposal. This means that the director nominees with the most votes will be elected. Votes may be cast in favor of or withheld from the election of each nominee. Votes that are withheld from a director’s election will be counted toward a quorum, but will not affect the outcome of the vote on the election of a director. Broker non-votes will have no effect on the outcome of the vote for directors.

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Proposal 2 (Advisory Vote to Approve Named Executive Officer Compensation): Approval of this proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock present in person or represented by proxy at our Annual Meeting and entitled to vote on the proposal. Abstentions will be counted in determining the total number of shares “entitled to vote” on this proposal and will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal. While this vote is required by law, it will neither be binding on us, our Board or our Compensation Committee, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, us, our Board or our Compensation Committee. However, our Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

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Proposal 3 (Advisory Vote to Approve the Frequency of the Advisory Vote on Named Executive Officer Compensation): Approval of this proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock present in person or represented by proxy at our Annual Meeting and entitled to vote on the proposal. Abstentions will be counted in determining the total number of shares “entitled to vote” on this proposal and will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal. While this vote is required by law, it will neither be binding on us, our Board or our Compensation Committee, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, us, our Board or our Compensation Committee. Our Board currently intends to adopt whichever option receives the majority of votes on this proposal. However, because this vote is advisory and not binding on us in any way, our Board may decide in the future that it is in the best interests of our stockholders and the Company to hold an advisory vote on Named Executive Officer compensation more or less frequently than the option selected by the stockholders.

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Proposal 4 (Approval of the Carriage Services, Inc. 2017 Omnibus Incentive Plan): Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock who are present in person or represented by proxy at our Annual Meeting and entitled to vote on the proposal. Abstentions will be counted in determining the total number of shares “entitled to vote” on this proposal and will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal.

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Proposal 5 (Ratification of the Appointment of Grant Thornton LLP): Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock present in person or represented by proxy at our Annual Meeting and entitled to vote on the proposal. Abstentions will be counted in determining the total number of shares “entitled to vote” on this proposal and will have the same effect as a vote “Against” this proposal.

What is the Board's recommendation for each proposal?
Our Board recommends that you vote:

•	FOR the election of the Class III director nominee;

•	FOR the approval, on an advisory basis, of our Named Executive Officer compensation;

•	FOR the approval, on an advisory basis, of the frequency of the advisory vote on Named Executive Officer compensation to be on an annual basis;

•	FOR the approval of the Carriage Services, Inc. 2017 Omnibus Incentive Plan; and

•	FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.
Our Board has appointed Melvin C. Payne, our Chief Executive Officer (“CEO”) and Chairman of the Board, and Viki K. Blinderman, our Senior Vice President, Principal Financial Officer, Chief Accounting Officer and Secretary, as the management proxy holders for our Annual Meeting. For stockholders who have their shares voted by duly submitting a proxy via the internet, by mail, or in person at our Annual Meeting, the management proxy holders will vote all shares represented by such valid proxies as our Board recommends, unless a stockholder appropriately specifies otherwise.
Who will bear the cost of soliciting votes for our Annual Meeting?
We will bear the entire cost of soliciting proxies, including the cost of the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to our stockholders in connection with our Annual Meeting. In addition to this solicitation by mail, certain directors, officers and employees may also solicit proxies on our behalf by use of mail, telephone, facsimile, electronic means, in person or otherwise. These persons will not receive any additional compensation for assisting in the solicitation but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. We reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of our Common Stock.
Where can I find the voting results?
We will report the voting results in a Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) within four business days of our Annual Meeting.
May I propose actions for consideration at next year’s annual meeting or nominate individuals to serve as directors?
You may submit proposals for consideration at future annual meetings. See “Stockholder Proposals for the 2018 Annual Meeting” for information regarding the submission of stockholder proposals for next year’s annual meeting.
How do I get directions to the Annual Meeting?
For directions to the Annual Meeting, please contact our Corporate Secretary at (713) 332-8400.

CORPORATE GOVERNANCE
Board Leadership Structure
Carriage was founded on our Mission Statement to be the most professional, ethical and highest quality funeral and cemetery service organization in our industry, which we have shortened for communication purposes to Being The Best, which is achieved by alignment with our Five Guiding Principles:

1.	Honesty, Integrity and Quality in All That We Do

2.	Hard work, Pride of Accomplishment, and Shared Success Through Employee Ownership

3.	Belief in the Power of People Through Individual Initiative and Teamwork

4.	Outstanding Service and Profitability Go Hand-in-Hand

5.	Growth of the Company Is Driven by Decentralization and Partnership
All of our directors, officers and employees must be aligned with these Five Guiding Principles to ensure outstanding execution of our three core models and all other elements and linkages of Carriage’s High Performance Culture Framework. While our commitment is to all Five Guiding Principles equally, there is a reason why the First Guiding Principle is the First “most equal” of the Five: Because it is the foundation and cornerstone Guiding Principle upon which our Mission of Being The Best and other Four Guiding Principles are built upon.
At a high level, commitment to our Mission Statement and alignment with our Five Guiding Principles, together with a relentless focus to execute our Good To Great Concepts such as “First Who, Then What” and “Right People in the Right Seats”, are what have driven our high performance operating results since 2012. Our Board understands the importance and uniqueness of these qualitative drivers of Carriage Services’ High Performance Culture as being critical towards our ability to execute sustainable, high performance quantitative results consistently over time through outstanding execution of our three core models. Our Board also fundamentally understands that the biggest continuing risk for the Company is that executive and senior leadership will not continue the evolution of our unique High Performance Culture ideas and concepts. Our continued success and effective risk management emanates from being highly selective about leadership of the Company and finding leaders that are aligned with our Five Guiding Principles and the idea of Carriage Services as a High Performance Culture Company. We utilize a 4E Leadership Model, initially developed by Jack Welch at General Electric and then tailored and evolved in our unique culture, to select and assess our leaders at all levels of the Company. 4E Leaders have a winning, entrepreneurial, competitive spirit and want to make a difference in Carriage Services’ sustainable high performance and reputation over time.
Melvin C. Payne, the co-founder and largest individual stockholder, is our Chief Executive Officer and Chairman of our Board. Our Board currently believes that it is in the best interest of Carriage and its stockholders for Mr. Payne to serve as both our Chief Executive Officer and Chairman of our Board, based upon Mr. Payne's specific expertise, knowledge, passion and long-term vision for the Company. This arrangement provides a clear, unified strategic vision and 4E Leadership for Carriage, ensures partnership and alignment between senior leadership and our Board, and enables the Company to continue its evolution as a High Performance Culture Company that just happens to be in the funeral and cemetery service business. Mr. Payne is also best positioned to lead our Board through reviews of key business and strategic issues and, most importantly, to lead the Board’s understanding of the linkage of Carriage’s unique High Performance Culture to the Company becoming recognized as a superior Consolidation, Operating and Value Creation investment platform.
Our Compensation Committee performs an annual evaluation of our Chief Executive Officer’s performance. As part of our annual evaluations and long-term planning, our Corporate Governance Committee is charged with evaluating the succession of our Chief Executive Officer. Mr. Payne has publicly stated that he has no plans for retirement and that he intends to be involved with the Company as long as his health is good and he is adding value with his energy, passion and vision for Carriage and commitment to mentoring 4E Leaders for the future. The Board also periodically reviews our leadership structure to determine if it is still appropriate in light of current corporate governance standards, market practices, the Company’s specific circumstances and needs and any other relevant factors for discussion.
We also have the position of Lead Director, who is required to be qualified as independent and appointed by a majority of the independent directors. The Lead Director’s role is to lead and facilitate the function of our Board independently and to enhance the quality of our Board by facilitating their deeper understanding of Carriage’s High Performance Culture Framework. The Lead Director presides at the executive sessions of the independent directors during quarterly Board meetings. Richard W. Scott served as our Lead Director until his resignation from the Board on August 9, 2016. Bryan D. Liebman currently serves as our Lead Director.

Risk Oversight of the Board
We believe that the oversight function of our Board and its committees combined with its active dialogue with senior leadership about effective risk management relative to continuously assessing for the “Right Who” leaders and the Right Quality of Staff at all levels, provides our Company with the appropriate framework to help ensure effective risk oversight. There is a fundamental Board understanding that the continuing biggest risk area for the Company is not having or not hiring the “Right Who” senior leadership in the future, and that hiring the ‘Wrong Who” senior leadership, including and especially the CEO in case Mr. Payne was for some reason unable to fulfill his CEO responsibilities, could have a major negative impact on the nature of Carriage’s High Performance Culture. In executing this responsibility, independent directors provide independent oversight, including risk oversight and, a significant amount of time is spent by our Board and committees, in conjunction with senior leadership, discussing how we identify, assess and manage our most significant risk exposures with respect to our leadership and people. Our Board also relies on each of its committees to help administer its oversight duties.
Director Nomination Process
Our Corporate Governance Committee is responsible for reviewing the requisite skills and characteristics of new Board members as well as the composition of our Board with significant input by Carriage’s executive and senior leadership.
We believe that the minimum qualifications and skills necessary for serving as a director include:

1.	A deep, genuine belief, understanding and commitment to our Being The Best Mission Statement and Five Guiding Principles;

2.
Business and investment savvy, including an owner-oriented attitude and conviction that Carriage has evolved into a superior stockholder value creation investment platform and therefore represents a superior long-term investment opportunity; and

3.	An ability to make a meaningful contribution and engagement to our Board’s oversight of all elements and linkages of our High Performance Culture Framework.
We do not have a formal policy on board diversity when considering board candidates, as we strive to seek individuals who demonstrate the aforementioned characteristics or attributes. Diversity in skills, experience, perspective, and background are important contributing factors to effective decision making. While no director may serve on more than five other public company boards or on the audit committee for more than two other public companies, we much prefer candidates that are singularly focused on Carriage's uniqueness and not on being a “Professional Board Member.” We currently have no established term limits or age restrictions, as we do not wish to risk losing the contribution of directors who have been able to develop an increasing insight and deep understanding into our unique High Performance Culture Framework.
Our Corporate Governance Committee identifies potential candidates for our Board fluidly and collaboratively with our existing senior leadership based upon the criteria set forth above. Once a potential candidate is identified and the individual expresses a willingness to be considered for election to our Board, our Corporate Governance Committee and Mr. Payne will request information from the candidate, review the individual’s qualifications, and conduct one or more interviews with the candidate. When this process has completed, our Corporate Governance Committee tenders its recommendation to our full Board for consideration.
Our Corporate Governance Committee will also consider candidates recommended by stockholders in the same manner. A stockholder may recommend nominees for director by giving our Corporate Secretary a written notice not less than 90 days prior to the anniversary date of the immediately preceding annual meeting. For our 2018 Annual Meeting of Stockholders, the deadline will be February 16, 2018, based upon this year's meeting occurring on May 17, 2017. The notice must include the name and address of the stockholder giving notice and the number of shares of Common Stock beneficially owned by the stockholder. The notice must also include the full name, age, business address, principal occupation or employment of the nominee, the number of shares of Common Stock that the nominee beneficially owns, any other information about the nominee that must be disclosed in proxy solicitations under Regulation 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), and the nominee’s written consent to the nomination and to serve, if elected.
Independence
Our Board of Directors affirmatively determined that Barry K. Fingerhut, Donald D. Patteson, Jr., Bryan D. Leibman and James R. Schenck do not have a material relationship with Carriage (either directly or as a partner, stockholder or officer of an organization that has a relationship with Carriage) and are “independent” as defined under the NYSE’s listing standards and the Securities and Exchange Commission under Item 407(a) of Regulation S-K. Richard W. Scott was also deemed independent until his retirement from the Board on August 9, 2016.

Melvin C. Payne is not independent because he is an employee of Carriage and currently serves as our Chief Executive Officer and Chairman of our Board. David J. DeCarlo was also not independent while serving as the President and Vice Chairman of the Board until his resignation on September 30, 2016.
Organization and Committees of Our Board
During 2016, our Board met four times and acted by unanimous written consent ten additional times. Each of the directors attended all of the meetings of our Board. Each year we hold the annual meeting on the same day as our Board and Committee meetings such that all directors may attend the annual meeting. All of our then current directors attended the 2016 Annual Meeting of Stockholders.
Our Board has a Compensation, Audit and Corporate Governance Committee. The current members of each committee as of the Record Date are identified in the table below. Each of these committees has its own charter, and a copy of the current version is available free of charge on our website at www.carriageservices.com. The functions of each committee and the number of meetings held during 2016 are described below.

Director	Compensation	Audit	Corporate Governance
Melvin C. Payne(*)
Barry K. Fingerhut(I)	Chairman	X	X
Bryan D. Leibman(I)(L)	X	X	X
Donald D. Patteson, Jr.(I)	X	Chairman	X
James R. Schenck(I)(**)	X	X	Chairman
David J. DeCarlo(***)
Richard W. Scott(I)(****)

(*)	Chairman of our Board and Chief Executive Officer.
(**)
On August 9, 2016, our Board elected James R. Schenck to serve as a Class I director until our 2018 Annual Meeting of Stockholders. Mr. Schenck was appointed to serve on our Audit, Compensation Committees and chair our Corporate Governance Committee.

(***)	Vice Chairman of our Board and President. Retired as of September 30, 2016.
(****)
On August 9, 2016, Richard W. Scott resigned from our Board. At the time of his resignation, Mr. Scott was serving as the chairman of the Corporate Governance Committee and a member of the Audit and Compensation Committees.

(I)	Independent Director.
(L)	Lead Director.
Compensation Committee. The purposes of our Compensation Committee are to:

•	review, evaluate and approve our officer compensation plans, policies and programs;

•	recommend to our Board non-employee director compensation plans, policies and programs;

•	produce the Compensation Committee Report on executive compensation for inclusion in our proxy statement for our annual meeting of stockholders;

•	administer, review and approve grants under our stock incentive plans; and

•	perform such other functions as our Board may assign from time to time.
Generally, our Board has charged our Compensation Committee with the overall responsibility for establishing, implementing and monitoring the compensation for our Executive Officers and Senior Leadership. Executive compensation matters are presented to the Compensation Committee in a variety of ways, including: (1) at the request of our Compensation Committee Chairman or two or more members of the Compensation Committee or two members of our Board, (2) in accordance with our Compensation Committee’s agenda, which is reviewed by our Compensation Committee members and other directors on an annual basis, (3) by our Chief Executive Officer or (4) by our Compensation Committee’s outside compensation consultant, if a consultant is engaged by our Compensation Committee.
To the extent permitted by applicable law, our Compensation Committee may delegate some or all of its authority under its charter to its chairman, any one of its members or any subcommittees it may form when it deems such action appropriate. Mr. Payne, as our Chairman of the Board and Chief Executive Officer, makes recommendations on compensation decisions for those other than himself based on the individual performance of each Executive Officer or Senior Leader and the Company's overall performance. Management’s role in determining executive compensation includes:

•	developing, summarizing and presenting compensation information and analysis to enable our Compensation Committee to execute its responsibilities;

•
developing individual Executive Officer and Senior Leadership bonus plans for consideration by our Compensation Committee and reporting to our Compensation Committee regarding achievement against the bonus plans;

•	preparing long-term incentive award recommendations for our Compensation Committee’s approval; and

•	attending our Compensation Committee’s meetings as requested in order to provide additional information, respond to questions and otherwise assist our Compensation Committee.
Our Compensation Committee makes all final decisions regarding executive officer compensation.
In 2016, our Compensation Committee met four times and acted by unanimous written consent two additional times. Each member of our Compensation Committee was present at all meetings. Our Board has determined that all of the members of the committee are independent under the listing standards of the NYSE and the rules of the SEC. Each of the members of the committee is considered to be a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended.
Audit Committee. The purposes of our Audit Committee are to:

•	assist our Board in fulfilling its oversight responsibilities regarding the:

◦	integrity of our financial statements and financial reporting process, and our systems of internal accounting and financial controls;

◦
qualifications and independence of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other review or attestation services for Carriage;

◦	performance of our internal audit function and independent auditors;

◦	whistleblower hotline and procedures;

◦	compliance by Carriage with legal and regulatory requirements; and

•	perform such other functions as our Board may assign to our Audit Committee from time to time.
In connection with these purposes, our Audit Committee annually selects, engages and evaluates the performance and ongoing qualifications of, and determines the compensation for, our independent registered public accounting firm and confirms their independence. The Audit Committee also reviews our annual and quarterly financial statements and meets with our management and independent registered public accounting firm regarding the adequacy of our financial controls and our compliance with legal, tax and regulatory matters and significant internal policies. Our Audit Committee met six times during 2016. There were no actions by unanimous written consent during 2016. Mr. Patteson missed one Audit Committee meeting during 2016. All members of our Audit Committee are independent as that term is defined in the NYSE’s listing standards and by Rule 10A-3 promulgated under the Exchange Act. Our Board has determined that each member of our Audit Committee is financially literate and that Mr. Patteson has the necessary accounting and financial expertise to serve as Chairman. Our Board has also determined that Mr. Patteson is an “audit committee financial expert” following a determination that he met the criteria for such designation under the SEC’s rules and regulations. See “Audit Committee Report” below for additional information regarding our Audit Committee.
Corporate Governance Committee. The purposes of our Corporate Governance Committee are to:

•	assist our Board by identifying individuals qualified to become Board members, and to recommend to our Board the director nominees for the next annual meeting of stockholders;

•	lead our Board in its annual review of the performance of our Board and its committees; and

•	perform such other functions as our Board may assign to our Corporate Governance Committee from time to time.
Our Corporate Governance Committee met three times in 2016. There were no actions by unanimous written consent during 2016. All committee members were present at such meetings.
Board’s Interaction with Stockholders
Our Chief Executive Officer and senior leadership team are responsible for establishing effective communication with our stockholders. Independent directors are not precluded from meeting with stockholders, but where appropriate, our executive and senior leadership team should be present at such meetings.
Stockholders and other interested parties may contact any member of our Board or any of its committees, by addressing any correspondence in care of Carriage Services, Inc., 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056; Attn: Corporate Secretary. In the case of communications addressed to the independent directors, our Corporate Secretary will send appropriate stockholder communications to the Lead Director. In the case of communications addressed to a committee of our Board, our Corporate Secretary will send appropriate stockholder communications to the Chairman of such committee.

Annual Evaluations
Our Board performs annual self-evaluations. These self-evaluations are conducted through written questionnaires circulated prior to the first regularly scheduled meeting of the Board (generally in February) and compiled on a confidential basis by the Assistant Secretary. At their last regularly scheduled meeting before the Annual Meeting of Stockholders, detailed results of the self-evaluations are provided to the Corporate Governance Committee.
Corporate Governance Guidelines, Business Conduct and Ethics
We are committed to integrity, reliability and transparency in our disclosures to the public, all characteristics consistent with our First Guiding Principle, “Honesty, Integrity and Quality in All That We Do”. To evidence this commitment, our Board has adopted charters for its committees, Corporate Governance Guidelines and a Code of Business Conduct and Ethics. These documents provide the framework for our corporate governance. Our Code of Business Conduct and Ethics requires all of our directors, officers and employees must be in alignment with our Five Guiding Principles to achieve our Mission Statement of being the most professional, ethical and highest quality service organization in the funeral and cemetery industry.
A complete copy of the current version of each of these documents is accessible through our website at www.carriageservices.com or you may receive copies free of charge by writing to us at Carriage Services, Inc., 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056, Attn: Investor Relations.

DIRECTOR COMPENSATION
General
We compensate our directors through cash payments, including retainers and through stock-based awards. On May 17, 2016, our Board approved a new Director Compensation Policy, which provides for the following:

Annual Cash Retainer(1)
Board - Independent Director	$75,000
Board - Lead Director	$10,000(2)
Audit Committee
Chair	$10,000
Member	$—
Compensation Committee
Chair	$5,000
Member	$—
Corporate Governance Committee
Chair	$5,000
Member	$—

(1)	Paid on a quarterly basis. No cash retainers are paid to employee directors.

(2)	The Lead Director receives this annual retainer in addition to the retainer paid to other Independent Directors.
Our Director Compensation Policy provides that any new independent director will receive a grant of $25,000 (in addition to the independent director annual retainer prorated at the time the new director is admitted to the Board) upon admission to the Board, which can be taken in cash or restricted shares of our Common Stock. The number of shares of such Common Stock will be determined by dividing the cash amount by the closing price of our Common Stock on the date of grant, which will be the date of admission to the Board. Such Common Stock, will vest (based on continued service on the Board) 50% immediately and 25% on the first and second anniversaries of admission.
Independent board members no longer receive fees for meetings. Prior to the approval of the new Director Compensation Policy, there were three meetings during the first and second quarters of 2016 for which the directors were paid under the previous policy.
On August 9, 2016, Richard W. Scott resigned from our Board. At the time of his resignation, Mr. Scott was serving as the chairman of the Corporate Governance Committee and a member of the Audit and Compensation Committees. On the same day, the Board voted James R. Schenck to serve as a Class I Director until the 2018 Annual Meeting of Stockholders. Mr. Schenck simultaneously was appointed to serve as the chairman of the Corporate Governance Committee and as a member of the Audit and Compensation Committees. Concurrently with the appointment, the Board granted Mr. Schenck 1,061 shares of the Company’s Common Stock under our Director Compensation Policy, which such grant was valued at approximately $25,000 based on the closing price on the grant date. One-half of these shares vested immediately upon grant, and the remaining one-half of the shares will vest ratably on August 9, 2017 and August 9, 2018. Common Stock grants to our independent directors currently are issued under our Second Amended and Restated 2006 Long-Term Incentive Plan (the “2006 Plan”).

2016 Director Compensation Table

Name	Fees Earned in Cash	Stock Awards	Total
Barry K. Fingerhut	$82,800	$—	$82,800
Donald D. Patteson, Jr.	$86,550	$—	$86,550
Bryan D. Leibman	$86,550	$—	$86,550
James R. Schenck(1)	$31,535	$25,000	$56,535
Richard W. Scott(2)	$80,246	$—	$80,246

(1)
On August 9, 2016, our Board elected James R. Schenck to serve as a Class I director until our 2018 Annual Meeting of Stockholders. Mr. Schenck was appointed to serve as a member of our Audit and Compensation Committees and as chairman of our Corporate Governance Committee. He received 1,061 shares of Common Stock in new director compensation awards valued at $25,000 based upon a closing price of $23.55 on the date of the grant. Half of these shares were fully vested on the date of grant and the remaining half vest in equal installments on each of the first two anniversaries of the date of grant. For Mr. Schenck, 531 shares were vested upon grant on August 9, 2016, 265 shares will vest on August 9, 2017 and 265 shares will vest on August 9, 2018. Amounts reported with respect to these awards reflect the grant date fair value, calculated in accordance with FASB ASC Topic 718.

(2)
On August 9, 2016, Richard W. Scott resigned from our Board. At the time of his resignation, Mr. Scott was serving as the chairman of the Corporate Governance Committee and a member of the Audit and Compensation Committees.

PROPOSAL NO. 1:
ELECTION OF CLASS III DIRECTOR
We currently have five directors on our Board who each serve staggered three-year terms. At our Annual Meeting, the stockholders will elect one individual to serve as our Class III director for a new three-year term expiring on the date of the 2020 annual meeting and until his successor is duly elected and qualified.
Our Corporate Governance Committee has recommended that we nominate Donald P. Patteson Jr. for re-election at our Annual Meeting to serve as our Class III director for a new three-year term. Proxies may be voted for the Class III director. The biography description for Mr. Patteson is included below.
The following table sets forth the name, age and title of the person who has been nominated for election as Class III director and our other current directors.

Name	Age	Positions and Offices with Carriage, Director Since
Continuing Class III Director
(If re-elected, term expires at 2020 Annual Meeting)
Donald D. Patteson, Jr.	71	Director, 2011

Class I Directors
(Term expires at 2018 Annual Meeting)
Melvin C. Payne	74	Chairman of the Board and Chief Executive Officer, 1991
James R. Schenck(1)	50	Director, 2016

Class II Directors
(Term expires at 2019 Annual Meeting)
Barry K. Fingerhut	71	Director, 2012
Bryan D. Leibman	48	Director, 2015

(1)
 On August 9, 2016, our Board elected James R. Schenck to serve as a Class I director until our 2018 Annual Meeting of Stockholders. Mr. Schenck was appointed to serve on our Audit, Compensation Committees and chair our Corporate Governance Committee.

Our Board believes that each of our directors is highly qualified to serve as a member of our Board. In particular, our Board seeks individuals who demonstrate:

•	A deep, genuine belief, understanding and commitment to our Being The Best Mission Statement and Five Guiding Principles,

•	Business and investment savvy, including an owner-oriented attitude and conviction that Carriage Services has evolved into a high value, superior investment platform, and

•	An ability to make a meaningful contribution and engagement to our Board’s oversight of all elements and linkages of our High Performance Culture Framework.
Our Board unanimously recommends that you vote “FOR” the election of the Class III director nominee.
You may not cumulate your votes in the election of the Class III director. You may withhold authority to vote for the nominee for director. If a nominee becomes unable to serve as a director before our Annual Meeting (or decides not to serve), the individuals named as proxies will vote, in accordance with instructions provided, for such other nominee as we may designate as a replacement or substitute, or our Board may reduce the size of the Board to eliminate the vacancy.
Described below are the principal occupations, positions and directorships for at least the past five years of our directors and director nominee, as well as certain information regarding their individual experience, qualifications, attributes and skills that led our Board to conclude that they should serve on our Board. There are no family relationships among any of our directors or executive officers.
Donald D. Patteson, Jr. was the founder and, prior to its sale in June 2014, the Chairman of the Board of Directors of Sovereign Business Forms, Inc. (“Sovereign”), a consolidator in a segment of the printing industry. He also served as Chief Executive Officer of Sovereign from August 1996 until his retirement in August 2008. Prior to founding Sovereign, he served as Managing Director of Sovereign Capital Partners, an investment firm specializing in leveraged buyouts. Mr. Patteson served on the Board of Directors of Rosetta Resources Inc. and Cal Dive International, Inc. until mid-year 2015.

Additional Qualifications: Mr. Patteson brings to the Board his extensive experience as Chief Executive Officer and Chief Financial Officer in various industries, enabling him to provide the Board with executive and financial management expertise, as well as experience with major financial transactions.
Melvin C. Payne, co-founder of Carriage, has been our Chief Executive Officer and a director since our inception in 1991, and our Chairman of the Board since December 1996.
Additional Qualifications: Mr. Payne brings to the Board his 25 years of experience as our Chief Executive Officer and proven management skills. Mr. Payne’s also has prior diverse industry and financial experience coupled with his personal leadership and founder’s vision for Carriage.
James R. Schenck has been the President and Chief Executive Officer of Pentagon Federal Credit Union (PenFed), one of the largest credit unions in the country, serving over 1.4 million members worldwide, since 2014. Since 2011, he has been Executive Vice President at PenFed and President of its wholly owned subsidiary, PenFed Realty. He also currently serves as Chief Executive Officer of the PenFed Foundation which provides support to military, veterans and their families.
Additional Qualifications: Mr. Schenck brings a passion for entrepreneurial growth and merger and acquisition experience to our Board.
Barry K. Fingerhut has been the Chief Executive Officer and majority equity owner of Certification Partners, LLC, a developer and global distributor of vendor neutral IT content and certifications, since the fall of 2010. Prior to 2010, he focused much of his career investing in small capitalization companies in the for-profit education and training, financial services, as well as many other industries. Currently, he serves on a number of private company and non-profit Boards. Mr. Fingerhut also served on our Board for the period from 1995 through 1999.
Additional Qualifications: Mr. Fingerhut was selected to serve on our Board due to his past experience with Carriage and his extensive investment knowledge.
Bryan D. Leibman has been the President and Chief Executive Officer of Frosch Travel (FROSCH), a privately held global travel management company, since 2000. He is a certified physician who opted to pursue his passion for business and entrepreneurship by joining and leading his family’s successful travel business since 1998.
Additional Qualifications: Mr. Leibman brings entrepreneurial growth, merger and acquisition experience to our Board. We believe his vision and leadership at FROSCH brings to our Board development of an innovative and forward driving management style and commitment to core values in the services sector.

EXECUTIVE MANAGEMENT
The following table sets forth the name, age and title of our Named Executive Officers as of the date of this Proxy Statement. Our Named Executive Officers serve at the discretion of our Board. There are no family relationships between any of our directors and Named Executive Officers. In addition, there are no arrangements or understandings between any of our Named Executive Officers and any other person pursuant to which any person was selected as an executive officer.
The following individuals were our Named Executive Officers for the fiscal year ended December 31, 2016:

Name	Age	Title
Melvin C. Payne	74	Chief Executive Officer, Chairman of the Board and Director
Mark R. Bruce	50	Executive Vice President and Chief Operating Officer
Paul D. Elliott	56	Senior Vice President and Regional Partner
Shawn R. Phillips	54	Senior Vice President and Head of Strategic and Corporate Development
Viki K. Blinderman	48	Senior Vice President, Principal Financial Officer, Chief Accounting Officer and Secretary
Carl B. Brink	35	Senior Vice President, Chief Financial Officer and Treasurer
David J. DeCarlo(1)	71	Former President and Vice Chairman of the Board

(1)	On September 30, 2016, David J. DeCarlo, retired from the Company and resigned as President and Vice Chairman of the Board.
The biographical information for Mr. Payne is located under “Proposal No. 1: Election of Class III Directors.”
Mark R. Bruce has been with Carriage since May 2005 and was promoted to Executive Vice President and Chief Operating Officer in February 2017. He had served as our Regional Partner-East since November 2010. Prior to his appointment as Regional Partner-East, Mr. Bruce served as our Director of Sales Support, Director of Support, Director of Training and Development and Regional Partner-Central. Prior to joining Carriage, Mr. Bruce served for 12 years in various sales and operational leadership roles with other public funeral and cemetery service companies. Mr. Bruce has a BA in International Studies from The American University and an MBA from Northern Illinois University.
Paul D. Elliott joined Carriage in September 2012 as our Regional Partner-West and was promoted to Senior Vice President in February 2017. Prior to joining Carriage, Mr. Elliott was Managing Director for Service Corporation International (SCI). From February 1995 to August 2012, Mr. Elliott held various management roles in sales, corporate and operations with SCI. From September 1984 to December 1994, Mr. Elliott was a partner in his family’s funeral home in Kansas. Mr. Elliott is a graduate of the University of Kansas and the Dallas Institute of Funeral Service.
Shawn R. Phillips has been with Carriage since September 2007 and was promoted to Senior Vice President, Head of Strategic and Corporate Development in February 2017. He had served as our Regional Partner-Central since June 2011 and our Regional Partner-West from 2007 to 2011. Prior to joining Carriage, Mr. Phillips served from 1983 to 2007 in various leadership and operational roles with other public funeral and cemetery service companies. From 1979 to 1983, Mr. Phillips worked for an independent funeral operator. Mr. Phillips is a licensed Funeral Director and Embalmer and a graduate of the Mortuary Science Program at Cypress College.
Viki K. Blinderman joined Carriage in May 2002 and was promoted to Senior Vice President and Principal Financial Officer in February 2017. She was appointed as the Secretary of the Company on May 21, 2015 and Co-Chief Financial Officer on August 4, 2015. Ms. Blinderman has served as our Chief Accounting Officer since September 2012. Ms. Blinderman also served as our Corporate Controller and held several other positions in the Company. Prior to joining Carriage, Ms. Blinderman served as the Chief Financial Officer of a privately-held litigation support company and practiced public accounting. Ms. Blinderman is a CPA and possesses a BBA and a MPA in Accounting from the University of Texas at Austin.
Carl B. Brink joined Carriage in January 2009 and was promoted to Senior Vice President and Chief Financial Officer in February 2017. He was appointed Principal Financial Officer on May 21, 2015 and Co-Chief Financial Officer on August 4, 2015. Mr. Brink has served as our Treasurer since January 2012. Mr. Brink also served as our Cash Supervisor from January 2009 through January 2012. Prior to joining Carriage, Mr. Brink served as the Cash Manager for International Paper in their Corporate Treasury group from 2006 to 2009. Mr. Brink has a BS in Finance from the University of Tennessee.
David J. DeCarlo was our President and Vice Chairman of the Board of Directors from March 3, 2014 until his retirement on September 30, 2016. From May 2011 to March 3, 2014, Mr. DeCarlo was an independent director of Carriage. He served as an executive officer in various roles for Matthews International (“Matthews”), and also served as a director of Matthews for 22 years. He retired from Matthews as Vice Chairman of the Board of Directors in 2008.

COMPENSATION DISCUSSION AND ANALYSIS
Carriage Services’ compensation program for its Named Executive Officers is unique to the Company’s identity as driven by our High Performance Culture. In order to better understand the decisions regarding our executive compensation program, this requires a brief look back into Carriage Services’ history and our High Performance Culture.
Our Mission Statement states that we are committed to being the most professional, ethical, and highest quality funeral and cemetery service organization in our industry, or simply stated as Being The Best, and has not changed since its inception in 1991, and neither have our Five Guiding Principles:

•	Honesty, Integrity and Quality in All That We Do

•	Hard work, Pride of Accomplishment, and Shared Success Through Employee Ownership

•	Belief in the Power of People Through Individual Initiative and Teamwork

•	Outstanding Service and Profitability Go Hand-in-Hand

•	Growth of the Company Is Driven by Decentralization and Partnership
Carriage Services is on a Good To Great Journey that will never end. What is not explicitly stated is that in order to be great, the journey must be one of learning, adapting to change, and continuous improvement. What we have learned is that from 1991 to 2003, we were not aligned with our own Guiding Principles when we employed a “budget and control”, top-down management model for operating and consolidating the highly fragmented funeral and cemetery industry. Even after implementing a High Performance Standards Operating Model in 2004, our learning journey continued on how to even first become good at operating with High Performance Standards that do not change from year-to-year.
Since Carriage’s “New Beginning” in 2012, our Good To Great Journey of learning and improving continues. Properly aligned, we always find ourselves returning to the Good To Great concepts of “First Who, Then What,” “Right People on the bus in the Right Seats (and the wrong people off the bus),” and the “Flywheel Effect,” as they remind us and reaffirm for us each and every time that the achieved quantitative results are not sustainable without the bedrock establishment of these qualitative Good To Great ideas that are deeply rooted into our High Performance Culture.
Therefore, the Company’s compensation program should also be aligned - beginning with how we think, the unique language we use internally, and leading directly into the actions we take - with our Mission Statement, Five Guiding Principles and Good To Great concepts driving our High Performance Culture. The key is first accepting and understanding that our High Performance Standards Operating model is leadership-based (as opposed to the management focus required in a top-down, budget and control model). Much of our success emanates from being highly selective about leadership of the Company at all levels. We cannot stress enough that high performance quantitative results are not sustainable without establishing the qualitative foundation of the High Performance Culture first. We utilize a 4E Leadership Model (Energy, Energizes Others, Edge, Execute), initially developed by Jack Welch at General Electric, but tailored and evolved specifically to Carriage Services’ needs and culture, to select and continuously assess our leaders. Our compensation practices support and reinforce our ability to attract, retain and motivate these leaders.
4E Leaders have an entrepreneurial, winning, competitive spirit and want to make a difference in Carriage Services’ high performance culture and enrich our reputation within the funeral and cemetery industry. 4E Leaders are motivated by the recognition and rewards related to achievement of our Being The Best High Performance Standards. We expect our leaders to produce superior results and maximize long-term returns to our stockholders. Their compensation can vary based on the Company’s results and their contributions.
Carriage Services has always kept an open door and has openly invited investors, analysts and anyone who wishes to learn more about the Company, both in general and as a long-term value creation investment platform, and to observe the unique and complete transparency of our High Performance Culture.

Context for Compensation Decision-making within Carriage Services
As aforementioned, our compensation program is best understood within the context of our business and leadership strategy and the exceptional return to stockholders achieved in recent years. Over the course of our continuing Good To Great Journey, Carriage has evolved into a High Performance Culture Company that just happens to be in the funeral and cemetery industry. Our evolution is apparent in the significant improvement in our financial and operating performance since 2012 which has led to a total stockholder return (“TSR”) of 429% over the past five years and far exceeds the Russell 3000 index TSR of 98% for the comparable period.

2016 Performance Highlights
The following table reflects our 2016 financial performance:

Measure	2016 Result	Change Versus FY 2015

Total Revenue	$248.2 million	2.3% increase

Net Income	$19.6 million	6.1% decrease

Gross Profit	$79.6 million	2.8% increase

Adjusted Consolidated EBITDA(1)	$73.7 million	3.6% increase

Adjusted Consolidated EBITDA Margin(1)	29.7%	40 basis point increase

GAAP Diluted Earnings Per Share	$1.12/share	—

Adjusted Diluted Earnings Per Share(1)	$1.62/share	9.5% increase

Cash Flow Provided By Operations	$49.5 million	0.9% decrease

Adjusted Free Cash Flow(1)	$47.0 million	7.8% increase

(1)
Adjusted Consolidated EBITDA, Adjusted Consolidated EBITDA Margin, Adjusted Diluted Earnings Per Share and Adjusted Free Cash Flow are non-GAAP financial measures that management believes are important measures for understanding the Company's overall operational and financial results. For a reconciliation of these measures, see Appendix B - Non-GAAP Financial Measures.

Since we launched the Carriage Good To Great Journey at the beginning of 2012, our performance has been extraordinary and led to the creation of $373 million in equity market value and significant outperformance versus a broad market index as summarized below (in millions except per share and percentage amounts):

	Base Year(1)	Carriage Good To Great Journey(1)					CAGR
	2011	2012	2013	2014	2015	2016	%

Total Revenue	$182.3	$198.2	$213.1	$226.1	$242.5	$248.2	6.4%

Net Income	$6.0	$10.3	$15.1	$15.4	$20.8	$19.6	26.6%

Gross Profit	$51.4	$61.2	$64.3	$70.0	$77.5	$79.6	9.1%

Adjusted Consolidated EBITDA(1)	$48.6	$52.6	$56.0	$61.7	$71.1	$73.7	8.7%

Adjusted Consolidated EBITDA Margin(1)	26.6%	26.5%	26.3%	27.3%	29.3%	29.7%	2.2%

GAAP Diluted Earnings Per Share	$0.33	$0.57	$0.82	$0.83	$1.12	$1.12	27.9%

Adjusted Diluted Earnings Per Share(1)	$0.64	$0.80	$0.98	$ 1.24(2)	$1.48	$1.62	20.4%

Cash Flow Provided By Operations	$31.0	$25.6	$39.8	$36.6	$49.9	$49.5	9.8%

Adjusted Free Cash Flow(1)	$29.1	$22.9	$36.2	$38.6	$43.7	$47.0	10.1%

Share Price at December 31	$5.60	$11.87	$19.53	$20.95	$24.10	$28.64	38.6%

(1)
Adjusted Consolidated EBITDA, Adjusted Consolidated EBITDA Margin, Adjusted Diluted Earnings Per Share and Adjusted Free Cash Flow are non-GAAP financial measures that management believes are important measures for understanding the Company's overall operational and financial results. For a reconciliation of these measures, see Appendix B - Non-GAAP Financial Measures.

(2)	Adjusted for a one time tax benefit of $0.10/share.

Compensation Philosophy and Practices
Overall, we believe Carriage's executive compensation programs align our executive pay with Company operational and financial performance, as well as, support our short and long-term business objectives. The Compensation Committee consists entirely of independent Board members and is responsible for the approval and oversight of compensation, benefit plans and employment agreements affecting Carriage Services’ Named Executive Officers.
In 2016, the Compensation Committee continued to implement the executive compensation philosophy (the “Philosophy”), which was developed to formalize the strategy behind our executive compensation practices and to serve as an on-going reference point for executive compensation decisions. The Philosophy has been developed based on our Being The Best Mission Statement and Five Guiding Principles and may be summarized in this manner:

•
to attract, motivate, and retain exceptional 4E Leadership talent that are leaders within our High Performance Culture senior leadership team (“First Who”). These leaders are expected to improve on the already industry leading operating performance through attracting and motivating individual business Managing Partners with 4E Leadership characteristics, enhance our best-in-class corporate support functions, and make sound decisions regarding long term stockholder value creation, particularly involving capital allocation (“Then What”);

•	to provide transparency between pay, commensurate with individual and team contribution, and our annual and long-term Company performance;

•	to motivate, reward, retain and reinvest in 4E Leadership that has established a proven record of success over time; and

•	to align senior leadership interests with what is best for the Company and thus, what is best for our stockholders.
In addition, the Philosophy outlines compensation practices that provide competitive overall compensation if performance objectives are achieved. Encouraging senior leadership to act as owners in Carriage is a critical concept of the compensation philosophy and as such, in 2016, we established stock ownership guidelines for our management. Due to their long term tenure and current ownership in Carriage, the majority of the leadership team have already complied with the stock ownership guidelines. The individual’s base salary is multiplied by the appropriate multiple as follows:
- 5x for Chairman of the Board/Chief Executive Officer
- 3x for President
- 2x for Regional Partners
- 1x for all other officers
Individual guidelines are based upon the base salary of the participant at the time the individual becomes subject to the guidelines and, as long as the covered individual remains in his or her position, the ownership guideline for such individual does not change as a result of changes in his or her base salary or normal fluctuations in the Company’s Common Stock price. However, these Guidelines may be amended at any time, with notification to the participants of changes that impact their individual ownership guideline.
What We Do
Pay for Performance

•
A significant portion of 2016 executive compensation, approximately 45% of the compensation paid to our NEOs, is performance-based and is tied to our financial performance and/or the performance of our stock price over the intermediate to long-term period.

•
Our CEO’s 2016 annual cash incentive is weighted 80% towards objective financial goals for key financial performance metrics. Annual incentive amounts for other senior executives are determined by the CEO based on both individual contribution and company performance.

•
Our long-term incentive program is 100% at-risk, with 50% awarded in stock options and 50% awarded in performance shares tied to objective long-term operating and financial metrics that we believe will lead to significant stockholder value creation, if achieved.

Mitigate Risk

•
Carriage Services is principle-based in its unwavering beliefs and every day practices as reflected in our Five Guiding Principles. Our first Guiding Principle of “Honesty, Integrity and Quality in all that we do” requires that we hire and hold all employees, at all levels, accountable to this first Guiding Principle (as well as the other four Guiding Principles) at all times.

•	We have share ownership and trading guidelines for officers.

•	We have anti-hedging provisions as part of our insider trading policy, prohibiting our officers from hedging the risk of stock ownership by purchasing, selling or writing options on Company stock.

•	We instituted clawback provisions in 2016 that permit the Board to pursue recovery of incentive payments if the payment would have been lower based on restated financial results.
Manage Dilution

•
We regularly evaluate share utilization levels within our long-term incentive plans and we manage the dilutive impact of stock-based compensation to appropriate levels. We estimate that the long term incentive equity that was granted for fiscal years 2016 and 2017 was approximately equal to 1.5% of our shares outstanding on a pre-tax, post option exercise basis.

What We Do Not Do

•	No supplemental retirement plans.

•	No repricing of underwater stock options.

•	No option exercise prices below 100% of fair market value on the date of grant.

•	No inclusion of long-term incentive awards in cash severance calculations.

•	No excise tax gross-ups upon change in control.
Consideration of Previous Stockholder Advisory Vote
At our 2016 Annual Meeting of Stockholders, held on May 17, 2016, management’s proposal to ratify our Named Executive Officer compensation programs for 2015 passed, with 67% of all votes cast supporting it. Although, our stockholders supported our compensation program, our goal is to achieve a stronger approval rating, and as such, have taken a number of steps to address stockholder concerns, including:

1.
Viki K. Blinderman and Carl B. Brink continue to conduct outreach efforts with current and prospective stockholders. We held approximately 150 meetings with current or prospective stockholders in 2016 where executive compensation and corporate governance issues were available to be discussed.

2.
In regards to outreach prior to the 2016 Annual Meeting, Ms. Blinderman and Mr. Brink reached out to the top 12 stockholders (52% of shares outstanding as of March 2016) in which five responded requesting telephonic meetings and the others either did not respond or responded that no meeting was necessary. The discussions with the five stockholders included topics on executive compensation, board structure and involvement, performance measures and other topics.

3.	Our Compensation Committee Chairman held a discussion upon request with one of our stockholders regarding the Say-on-Pay vote results at our 2016 Annual Meeting.
The feedback from our stockholder engagement has been positive. More specifically, our long-term grants weighted towards performance measures has been particularly attractive and in alignment with stockholder interests. We also drafted this Compensation Discussion and Analysis to better explain the elements and quantitative measures of our incentive plan for both 2016 and 2017 and as it relates to the uniqueness of our Company culture.
In addition, at our 2011 Annual Meeting of Stockholders, our stockholders voted to hold an advisory vote on executive compensation every year. The Compensation Committee has accepted the stockholders’ recommendation and, therefore, stockholders will have another opportunity to consider and approve, in a non-binding advisory vote, the compensation of our Named Executive Officers at the Annual Meeting. At this 2017 annual meeting, stockholders will again have an opportunity to vote on the frequency of the executive compensation advisory vote.
While the stockholder vote to ratify our executive compensation is non-binding and advisory, we will continue to strive to understand and respond to stockholder feedback. We also invite and encourage our stockholders to learn more about what makes Carriage Services and its High Performance Culture so unique and transparent in its culture, practices and operations.
Elements of Compensation
Each element of our executive compensation program for Named Executive Officers has been designed to align with our Philosophy and with Carriage's goal of growing the intrinsic per share value for our long term stockholders through disciplined and consistent high level execution of our three core models (Standards Operating, Strategic Acquisition and 4E Leadership).
The Philosophy, which first begins with our belief in the Good To Great concept of “First Who, Then What,” defines the “Right Who” to be someone who inherently “already possesses 4E Leadership characteristics as a starting point and that believes in and is completely aligned with our Mission Statement and Five Guiding Principles.

In 2016, the Compensation Committee introduced Performance Based awards to our Long Term Incentive Program. Performance Based awards are consistent with Carriage's Philosophy to align long term executive compensation with specific operating and financial metrics that when achieved lead to long term stockholder value creation.
The allocation between cash and equity compensation and between short-and long-term incentives, was determined based on the discretion of the Compensation Committee. The ultimate allocation will depend on our future performance and future changes in our share price. If vesting targets are achieved, it is likely that a substantial percentage of the amount realized will be from long-term, equity-based incentives, which is consistent with our philosophy and our commitment to long-term value creation to our stockholders. We believe the elements of our compensation create incentives for the executives to take actions and make decisions that will benefit us over a long-term time period.
Compensation designed for our executive officers consisted of:

Pay Element	Description	Purpose
Base Salary	Fixed compensation, subject to annual review and changed due to responsibility, performance, and strategic performance.	Provide competitive base pay to hire and retain key talent, the “Right Who’s,” with the desired 4E Leadership qualities. Reflect roles, responsibilities, skills experience and performance.
Short-Term Incentives
Annual cash performance payment. For Mr. Payne, this award is conditioned upon achieving objective performance targets and a subjective component. For all other Named Executive Officers, this award varies to the degree we achieve our annual financial, operational and strategic performance and to the extent to which the executive officer contributes to the achievement.

Provide market competitive cash incentive opportunities that will motivate our executives to achieve and exceed financial goals that support our Being The Best High Performance Standards.

Align management and stockholder interests by linking pay and performance.

Long-Term Incentives
Restricted Stock:  Time-based awards vesting over a minimum of three years.

Stock Options:  The executive only realizes the potential appreciation in our stock price above the exercise price for stock options

Performance Shares: The number of performance shares earned by an executive officer, if any, is based on performance over a multi-year period against specific financial and performance goals.

Provide market competitive equity award opportunities that will align executive interests with our stockholders.

Encourage executive share ownership.

Encourage retention of executives who enhance our High Performance Culture consistent with our Good To Great Journey.

Motivate executives to deliver long-term sustained growth and strong total stockholder return.

Retirement and Other Benefits
Group health and welfare benefit programs and tax-qualified retirement plans, except that our Named Executive Officers cannot participate in our Employee Stock Purchase Program. Mr. Payne, our Chief Executive Officer is reimbursed annually for life insurance premiums of up to $25,000. Named Executive Officers are reimbursed for executive physical and club dues.
Provide for current and future needs of the executives and their families. Enhances recruitment and retention.
Post-Termination Compensation
Certain of our Named Executive Officers are party to an employment agreement to which he will be entitled to severance payments upon his termination without cause during the term of the agreement or his resignation for “good reason” during the twenty-four month period following a “corporate change.”
Enhances retention and attraction of management by providing employment protection.
Carriage maintains compensation programs in full alignment with our High Performance Culture. We regularly review how our levels of compensation align with performance and how our mix of pay (base salary versus annual cash incentives and long-term incentives) will allow us to attract and retain 4E Leaders, while motivating these leaders to execute upon both annual and long-term goals.

CEO Compensation
We recently reported our eighth straight record annual performance for 2016, which was the culmination of the first five year timeframe of Carriage’s Good To Great Journey that never ends. Our achievements over the first five year Good To Great timeframe compared to our base year of 2011 were phenomenal, as reflected in the table on page 17.
Key five year investment merit takeaways include the following:

•	Increased by almost 23% our debt leverage capacity on the same revenue base;

▪	Increased by 111% our ability to self-finance from Free Cash Flow a more rapid pace of acquisitions;

▪	Substantially increased returns on invested capital of both our existing Same Store and Acquisition Funeral and Cemetery Portfolios;

▪	Increasing margin trends will materially benefit long term investment returns on future acquisitions using our Strategic Methodology whose criteria are predictive of future revenue growth;

▪	Substantially increased our financial flexibility to pursue additional opportunistic value creation capital allocation decisions; and

▪	Cash earning power Adjusted Consolidated EBITDA Margin of 29.7% is a company and industry milestone and is more than 300 basis points higher than our much larger benchmark competitor.
The Compensation Committee believes that the average annual total compensation for the Chief Executive Officer of $2.8 million over the past five years and any additional realized compensation from the increase in equity value is commensurate based on the high level of operating and financial performance by Carriage.
The charts below depict the 2016 mix of total direct compensation (base salary, cash incentive bonus and long-term equity-based incentives) for our CEO and Chairman and other Named Executive Officers as a whole. A significant portion of the 2016 compensation of our Named Executive Officers is considered at-risk and was directly affected by our financial results and stock price, both in the amount of total cash compensation earned and the value of outstanding long-term equity awards. As such, 34% of the CEO’s total direct compensation and, on average, 31% of our other NEO’s total direct compensation, is variable and directly affected by both the Company’s and each NEO’s performance.

Compensation Evaluation Process
Our Compensation Committee has final approval regarding recommendations of executive officer compensation. Mr. Payne’s role as our Chairman of the Board and Chief Executive Officer in determining executive compensation is to make compensation recommendations for those other than himself based on his assessment of the individual performance of each executive officer in relation to our overall Company performance. Management’s role in determining executive compensation includes:

•
developing, summarizing and presenting information and analyses to enable our Compensation Committee to execute its responsibilities, as well as addressing specific requests for information from our Compensation Committee;

•	attending our Compensation Committee’s meetings as requested in order to provide information, respond to questions and otherwise assist our Compensation Committee;

•
developing recommendations for individual executive officer bonus plans for consideration by our Compensation Committee and reporting to our Compensation Committee regarding achievement against the cash incentive bonus plans; and

•	preparing long-term incentive award recommendations for our Compensation Committee’s approval.
Given our unique organizational culture and the particular sector in which we belong, there are few direct, public company peers. In the past, it had been our practice to review market compensation and peer group data annually and to combine the results of the market analysis with our review of the roles and responsibilities of each of our executive positions in order to determine competitive pay levels for each Named Executive Officer of the Company.
In 2016, the Compensation Committee did not engage an independent, third party compensation consultant or use peer group data. However, the Committee retains the right to hire a compensation consultant, approve its compensation, determine the nature and scope of its services, evaluate its performance, and terminate its engagement. Instead, our senior leadership, along with our experienced and seasoned Director of Compensation & Benefits, worked with the Committee on a compensation program that is aligned with and tailored to the uniqueness of Carriage Services’ High Performance Culture.
To further our own learning and understanding of how to better approach a simple and transparent compensation plan that was appropriate and commensurate with our own identity of high performance, we reviewed internal, historical compensation trend data for executive and senior leadership over five full years, from 2012 through 2016, as compared to the performance of the Company in each of these corresponding years. Over the past five years our executive and senior leadership team, known as the Operations Strategic Growth & Leadership Team (OSGLT), became smaller, but improved in its leadership and qualitative effectiveness which we believe had a direct correlation with the Company’s continuously improving quantitative performance results over this same time period.
Our internal analysis and recommendation was then presented to the Compensation Committee for review and approval.
2016 Base Salaries
The base salary for each of our executive officers is determined on an individual basis, taking into account such factors as the duties, experience and levels of responsibility of the executive. Base salaries for our Named Executive Officers, are evaluated annually and adjustments are approved by our Compensation Committee based on its evaluation of individual performance.
Our Compensation Committee approved the following annual base salaries of our Named Executive Officers:

Named Executive Officers	2015	2016
Melvin C. Payne	$645,000	$670,000
Mark R. Bruce	$290,000	$310,000
Paul D. Elliott	$275,000	$290,000
Shawn R. Phillips	$270,000	$280,000
Viki K. Blinderman	$240,000	$250,000
Carl B. Brink	$170,000	$210,000
David J. DeCarlo(1)	$560,000	$580,000

(1)	On September 30, 2016, David J. DeCarlo, retired from the Company and resigned as President and Vice Chairman of the Board.

2016 Annual Cash Incentive Bonuses
Chief Executive Officer and Retired President
The annual cash bonus for Messrs. Payne and DeCarlo is generally based upon achievement of specific performance targets, with our Board and our Compensation Committee retaining discretion to increase or decrease the payout.
The annual cash incentive bonus for performance during fiscal year 2016 for Mr. Payne was based upon previously established quantitative and qualitative performance metrics determined by our Compensation Committee in February 2016. The target quantitative metrics are Adjusted Basic EPS (weighted 40%) of $1.70 per share and Adjusted Consolidated EBITDA Margin (weighted 40%) of 29.0%. The qualitative measures (weighted 20%) include executive team self-assessments regarding team cohesion and collaboration. These metrics are important in the short-term to assess the overall performance of the company and the ongoing stockholder value creation dynamics that exist within Carriage.
The incentive targets for the following Named Executive Officers in 2016 are noted below:

	Target Payout (% of Base Salary)
	Threshold(1)	Target(1)	Maximum(1)
Melvin C. Payne	45%	90%	180%
David J. DeCarlo	40%	80%	160%

Adjusted Basic Earnings Per Share(2)	$1.65	$1.70	$1.75
Adjusted Consolidated EBITDA Margin(2)	28.5%	29.0%	29.5%

(1)
Refer to “Employment Agreements” section within the Compensation Discussion and Analysis above for respective percentages of base salary payable to Mr. Payne under his Employment Agreements at threshold, target and maximum performance levels. Maximum is subject to a maximum payout of $1,000,000 pursuant to the terms of our Second Amended and Restated 2006 Long-Term Incentive Plan.

(2)
Adjusted Basic Earnings Per Share and Adjusted Consolidated EBITDA Margin are non-GAAP financial measures that management believes are important measures for understanding the Company's overall operational and financial results. The actual achieved metric during 2016 was Adjusted Basic Earnings Per Share of $1.71 per share and Adjusted Consolidated EBITDA Margin of 29.7%. For a reconciliation of these measures, see Appendix B - Non-GAAP Financial Measures.

Calculation of Chief Executive Officer Annual Incentive Bonus

Named Executive Officers	Weight	Target	Achievement	Actual Bonus	Achievement of Target
Adjusted Basic Earnings Per Share(1)	40%	$241,200	$1.71	$290,000	120%
Adjusted Consolidated EBITDA(1)	40%	$241,200	29.7%	$482,000	200%
Qualitative	20%	n/a	$120,600	$120,600	100%
Discretionary Adjustment				$(192,600)
Actual cash incentive bonus paid				$700,000	161%

(1)
Adjusted Basic Earnings Per Share and Adjusted Consolidated EBITDA are non-GAAP financial measures that management believes are important measures for understanding the Company's overall operational and financial results. For a reconciliation of these measures, see Appendix B - Non-GAAP Financial Measures.

Mr. Payne recommended a reduced annual cash incentive payout for himself citing the cost of the leadership changes over the course of the year, notwithstanding the leadership changes had a very positive impact qualitatively on the alignment and collaboration of the remaining senior leadership team. The Compensation Committee reviewed the recommendation and agreed with the proposal at the recommended reduced amount. Mr. DeCarlo did not receive a cash incentive bonus as he retired effective September 30, 2016.

Other Named Executive Officers
The 2016 cash incentive bonus for Messrs. Bruce, Elliott, Phillips, Brink and Ms. Blinderman was determined based upon a previously established bonus target as a percentage of base salary in addition to individual contribution and Company financial and operational performance results during 2016. Mr. Payne recommended the annual cash incentives for 2016 for these individuals based on their growth during 2016 as future senior leaders of the Company and the higher than target recommendations were approved by the Compensation Committee.
The table below sets forth the 2016 base salary, the incentive bonus targets and the actual incentive bonus payments, and as a percentage of base salary, for Messrs. Bruce, Elliott, Phillips, Brink and Ms. Blinderman.

			Individual 2016 Bonus Paid(2)
Named Executive Officers	Annual Base Salary	Target(1)	Amount Paid	% of Salary
Mark R. Bruce	$310,000	50%	$180,000	58%
Paul D. Elliott	$290,000	50%	$150,000	52%
Shawn R. Phillips	$280,000	50%	$150,000	54%
Viki K. Blinderman	$250,000	40%	$125,000	50%
Carl B. Brink	$210,000	40%	$125,000	60%

(1)	Target is based on a percentage of base salary in effect in 2016.

(2)	Actual cash incentive bonus paid in 2017 for performance in 2016.

2016 Long-Term Equity-Based Incentives
Long-Term Incentive Plan
We maintain the Carriage Services, Inc. 2006 Plan, pursuant to which we have previously granted our Named Executive Officers restricted stock, stock options, cash-based performance units and performance-based stock awards.
Annual Long-Term Incentive Grants
Restricted stock, stock options and performance awards are awarded by our Compensation Committee after consideration of each individual's performance toward our recent goals, as well as expected contributions to our long-term success. The fair value of the performance awards is determined using a Monte-Carlo simulation pricing model. Our Compensation Committee believes that these forms of equity ownership help align the executive’s interests closely with those of our stockholders and incentivize our executives to contribute to the long-term growth and success of Carriage.
For the 2016 grant, all long-term incentive awards granted are tied to the future performance of the Company, support our High Performance Culture and align with long-term value creation interests for our stockholders. The following chart describes the 2016 grant of which only stock options and performance awards were granted.
On February 23, 2016, our Named Executive Officers were granted the following:

Long-Term Incentive Element	Grant	Vesting Period/Term	Exercise Price
Stock Options	50% of Target	20% over 5 years 10 year term	$20.06
Performance Awards	50% of Target
These awards will vest (if at all) on December 31, 2020 provided that certain criteria surrounding Adjusted Consolidated EBITDA and Relative Stockholder Return performance is achieved and the individual has remained continuously employed by Carriage through such date.

The Adjusted Consolidated EBITDA performance represents 25% of the award and the Relative Stockholder Return performance represents
75% of the award.

Adjusted Consolidated EBITDA Margin:
Threshold = 29% (50% of shares)
Target = 29.5% (100% of shares)
Maximum = 30% (200% shares)
Linear interpolation between threshold to target and target to maximum.

Relative Stockholder Return:
Each 1% that our stock price performance exceeds the Russell 3000 Index performance equals 2% above target performance. Each 1% that the our stock performance is less than the Russell 3000 Index performance reduces payout by 3%. Minimum payout is 0% and maximum payout is 200% of shares awarded.

More detailed information regarding the long-term incentive grant is set forth in Note 17, Stockholder's Equity, to the Consolidated Financial Statements in our 2016 Annual Report on Form 10-K.
Our Compensation Committee has established 2016 long-term incentive targets for our Named Executive Officers, as shown in the table below based on the Committee's judgment and the individual's contribution to our performance:

	2016 Annual Base Salary	2016 Annual Long-Term Incentive Target
Named Executive Officers		% of base salary	Target amount
Melvin C. Payne	$670,000	110%	$737,000
Mark R. Bruce	$310,000	75%	$232,500
Paul D. Elliott	$290,000	75%	$217,500
Shawn R. Phillips	$280,000	75%	$210,000
Viki K. Blinderman	$250,000	60%	$150,000
Carl B. Brink	$210,000	60%	$126,000
David J. DeCarlo(1)	$580,000	100%	$580,000

(1)	Mr. DeCarlo did not receive a cash incentive bonus as he retired effective September 30, 2016.

The following table sets forth information regarding the long-term incentive grant to our Named Executive Officers in 2016:

Named Executive Officers	Stock Options	Performance Awards
Melvin C. Payne	58,500	17,900
Mark R. Bruce	18,500	5,800
Paul D. Elliott	17,300	5,400
Shawn R. Phillips	16,700	5,200
Viki K. Blinderman	12,000	3,800
Carl B. Brink	10,000	3,100
David J. DeCarlo(1)	46,100	14,200

(1)	Upon Mr. DeCarlo’s retirement on September 30, 2016, the 46,100 stock options and 14,200 performance awards were cancelled.

2017 Compensation
The 2017 compensation decisions for Messrs. Payne, Bruce, Elliott, Phillips, Brink and Ms. Blinderman were made primarily by taking into account the Philosophy and our internal compensation historical trend data, as further discussed in our “Compensation Discussion and Analysis” section above. Target amounts for the annual cash incentive bonuses and long-term incentive grants are used as guidelines and may not ultimately be indicative of actual payout or grant value.
2017 Base Salaries
Our Compensation Committee made the following changes to the annual base salaries of our Named Executive Officers during 2017:

Named Executive Officers	2017 Annual Base Salary
Melvin C. Payne	$700,000
Mark R. Bruce	$400,000
Paul D. Elliott	$310,000
Shawn R. Phillips	$310,000
Viki K. Blinderman	$280,000
Carl B. Brink	$280,000
2017 Annual Cash Incentive Bonuses
Melvin C. Payne, Chief Executive Officer
Our Compensation Committee has established quantitative and qualitative performance metrics for purposes of 2017 annual cash incentive bonuses for Mr. Payne. The quantitative metrics, deemed the Performance Bonus, are Adjusted Basic Free Cash Flow per Share (weighted 30%) and Adjusted Consolidated EBITDA Margin (weighted 70%) of which specific performance metrics are noted below. The funeral and cemetery industry produces high amounts of Free Cash Flow in conjunction with high percentages of EBITDA Margin, hence we changed a performance metric in 2017 to Free Cash Flow per Share to align performance assessment to the controllable operations of the Company. In 2017, the goal of the annual cash incentive bonus will only be stated at target and threshold. Any other short-term incentive award including, but not limited to, other qualitative factors such as 4E leadership development, deemed the Discretionary Bonus, is separate and at the discretion of the Compensation Committee up to a $1,000,000 maximum payout for the combined total of the Performance plus the Discretionary Bonus pursuant to the terms of our 2006 Plan or any future plan approved by the stockholders. Also, Target achievement is at 100% of 2017 salary. In conjunction with this award, Mr. Payne's employment agreement was amended to allow for changes and to better align these and future goals with the interests of the Company and the stockholders. The Second Amendment to the Second Amended and Restated Employment Agreement was filed on March 23, 2017.
The table below sets forth the 2017 base salary for Mr. Payne and target of the annual cash incentive bonus proposed for 2017.

Named Executive Officers	Annual Base Salary	Threshold(1)	Target(1)	Maximum(1)
Melvin C. Payne	$700,000	$350,000	$700,000	$1,000,000
Proposed Target as a Percentage of Salary		50%	100%	n/a
Adjusted Basic Free Cash Flow Per Share(2)		$2.78	$3.00	n/a
Adjusted Consolidated EBITDA Margin(2)		29.5%	30.1%	n/a

(1)
The 2017 base salary for Mr. Payne was approved by the Compensation Committee on February 15, 2017. The threshold, target and maximum performance levels for Mr. Payne's proposed 2017 annual cash incentive bonus was approved by the Compensation Committee on March 21, 2017. Maximum is subject to a maximum payout of $1,000,000 pursuant to the terms of our 2006 Plan.

(2)
Adjusted Basic Free Cash Flow Per Share and Adjusted Consolidated EBITDA Margin are non-GAAP financial measures that management believes are important measures for understanding the Company's overall operational and financial results. For a reconciliation of these measures, see Appendix B - Non-GAAP Financial Measures.

Other Named Executive Officers
The table below sets forth the 2017 base salary and annual cash incentive bonus targets for Messrs. Bruce, Elliott, Phillips, Brink and Ms. Blinderman.

	2017 Annual Base Salary	2017 Annual Cash Incentive Bonus Target
Named Executive Officers		% of base salary	Target amount
Mark R. Bruce	$400,000	60%	$240,000
Paul D. Elliott	$310,000	50%	$155,000
Shawn R. Phillips	$310,000	50%	$155,000
Viki K. Blinderman	$280,000	50%	$140,000
Carl B. Brink	$280,000	50%	$140,000
2017 Long-Term Incentive Grants
On March 21, 2017, our Named Executive Officers were granted the following:

Long-Term Incentive Element	Grant	Vesting Period/Term	Exercise Price
Stock Options	50% of Target	20% over 5 years 10 year term	$26.54
Performance Awards	50% of Target
These awards will vest (if at all) on December 31, 2021 provided that certain criteria surrounding the 2021 Adjusted Consolidated EBITDA Margin and Adjusted Consolidated EBITDA is achieved and the individual has remained continuously employed by Carriage through such date.

The Adjusted Consolidated EBITDA Margin performance represents 50% of the award and the Adjusted Consolidated EBITDA performance represents 50% of the award.

Adjusted Consolidated EBITDA:
Threshold = 30.2% (50% of shares)
Target = 31.2% (100% of shares)
Maximum = 32.2% (200% shares)
Linear interpolation between threshold to target and target to maximum.

*Non-GAAP adjustments can be no greater than 5% of GAAP EBITDA in 2021.

Adjusted Consolidated EBITDA:
(M=million)
Threshold = $95M(50% of shares)
Target = $110M (100% of shares)
Maximum = $125M (200% shares)
Linear interpolation between threshold to target and target to maximum.

On both measures, to be eligible to earn an award above Target, the weighted average rate of return for all capital allocation decisions greater than $1M made in 2017 must be greater than or equal to our weighted average cost of capital plus 400 bp at the end of 2021.

Our Compensation Committee believes that these elements of our long-term incentive program properly align long-term management’s compensation with the Company’s compensation philosophy and our mission of maximizing value per share for long-term stockholders. This program allows for more simplicity in structure and the transparency for management to focus on what they can control. Our Adjusted Consolidated EBITDA Margin, which we consider the "cash earning power margin" of each dollar of revenue, was 29.7% for year ending December 31, 2016 and a record by 40 basis points higher over last year. Looking forward into 2017, we are confident in our ability to exceed our goal of achieving greater than a 30% Adjusted Consolidated EBITDA Margin, which will be a company and industry milestone that has never been achieved by any public consolidation company in the history of deathcare consolidation using current accounting methodology.

Our Compensation Committee has established 2017 long term incentive targets for our Named Executive Officers, as shown in the table below:

	2017 Annual Base Salary	2017 Annual Long-Term Incentive Target
Named Executive Officers		% of base salary	Target amount
Melvin C. Payne	$700,000	200%	$1,400,000
Mark R. Bruce	$400,000	175%	$700,000
Paul D. Elliott	$310,000	150%	$465,000
Shawn R. Phillips	$310,000	150%	$465,000
Viki K. Blinderman	$280,000	150%	$420,000
Carl B. Brink	$280,000	150%	$420,000
The following table sets forth information regarding the long-term incentive grant to our Named Executive Officers in 2017:

Named Executive Officers	Stock Options	Performance Awards
Melvin C. Payne	116,100	26,380
Mark R. Bruce	58,100	13,190
Paul D. Elliott	38,600	8,770
Shawn R. Phillips	38,600	8,770
Viki K. Blinderman	34,900	7,920
Carl B. Brink	34,900	7,920
Executive Compensation Policies and Practices as they relate to our Risk Management
Our Compensation Committee reviews annually the principal components of executive compensation. Our Compensation Committee believes that these cash incentive plans appropriately balance risk, payment for performance and the desire to focus executives on specific financial and leadership measures that promote long-term value creation per share. As a result, our Compensation Committee has made a determination that the risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
Tax and Accounting Considerations
For compensation in excess of $1 million, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally limits our ability to take a federal income tax deduction for compensation paid to our Chief Executive Officer and the next three most highly compensated executive officers other than our principal financial officer, except for qualified performance-based compensation. Our Compensation Committee does not believe that compensation decisions should be made solely to maintain the deductibility of compensation for federal income tax purposes.
We recognize compensation expense in an amount equal to the fair value of the share-based awards over the period of vesting. Fair value is determined on the date of the grant. The fair value of options is determined using the Black–Scholes valuation model. The fair value of the performance awards tied to relative stockholder return is determined using a Monte-Carlo simulation pricing model.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2016, Messrs. Fingerhut, Leibman, Patteson, Schenck and Scott served on our Compensation Committee. None of Messrs. Fingerhut, Leibman, Patteson, Schenck and Scott has at any time been an officer or employee of our Company nor had any substantial business dealings with us. None of our Named Executive Officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or our Compensation Committee. Mr. Scott resigned from the Board and the Chairmanship of the Compensation Committee on August 9, 2016. On the same day, Mr. Fingerhut became the Chairman of the Compensation Committee.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors of Carriage Services, Inc. has reviewed and discussed Carriage Services, Inc.’s Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors of Carriage Services, Inc. that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2016.
Compensation Committee
Barry K. Fingerhut, Chairman
Bryan D. Leibman
Donald D. Patteson, Jr.
James R. Schenck

April 5, 2017

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth information regarding the compensation for the fiscal years ended December 31, 2016, 2015 and 2014, with respect to our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Melvin C. Payne	2016	$670,000	$700,000	$381,986	$327,518	$45,357(3)	$2,124,861
Chief Executive Officer and	2015	$645,000	$450,000	$—	$563,810	$37,183	$1,695,993
Chairman of the Board	2014	$625,000	$563,000	$1,021,000	$520,110	$4,051,791	$6,780,901
Mark R. Bruce	2016	$310,000	$180,000	$123,772	$103,574	$—	$717,346
Executive Vice President and	2015	$290,000	$145,000	$—	$225,524	$—	$660,524
Chief Operating Officer	2014	$280,000	$105,000	$—	$206,084	$813,892	$1,404,976
Paul D. Elliott	2016	$290,000	$150,000	$115,236	$96,856	$—	$652,092
Senior Vice President and	2015	$275,000	$140,000	$—	$214,248	$—	$629,248
Regional Partner	2014	$260,000	$104,000	$—	$180,324	$477,000	$1,021,324
Shawn R. Phillips	2016	$280,000	$150,000	$110,968	$93,497	$—	$634,465
Senior Vice President and	2015	$270,000	$135,000	$—	$197,334	$—	$602,334
Head of Strategic and Corporate Development	2014	$250,000	$100,000	$—	$154,563	$520,923	$1,025,486
Viki K. Blinderman	2016	$250,000	$125,000	$81,092	$67,183	$—	$523,275
Senior Vice President and	2015	$240,000	$110,000	$—	$140,952	$—	$490,952
Principal Financial Officer	2014	$230,000	$78,000	$—	$128,803	$250,000	$686,803
Carl B. Brink	2016	$210,000	$125,000	$66,154	$55,986	$—	$457,140
Senior Vice President,	2015	$170,000	$80,000	$—	$124,038	$—	$374,038
Chief Financial Officer and Treasurer	2014	$150,000	$42,000	$—	$92,738	$300,000	$584,738
David J. DeCarlo(4)	2016	$580,000	$—	$303,028	$258,095	$45,299(5)	$1,186,422
President and Vice Chairman of the Board	2015	$560,000	$425,000	$—	$563,810	$57,320	$1,606,130
	2014	$545,000	$436,000	$2,042,000	$520,110	$40,729	$3,583,839

(1)
Reflects the grant date fair value of the performance-based stock awards calculated in accordance with FASB ASC Topic 718. The value of the performance-based stock awards granted during 2016 was $21.34 per share on February 23, 2016, the date of grant. This rate was a blended rate calculated using the Monte-Carlo pricing method for the Relative Stockholder Return performance, which represents
75% of the award and the stock price on the date of grant for the Adjusted Consolidated EBITDA performance, which represents 25% of the award. The assumptions made in the valuation of these awards are set forth in Note 17, Stockholder’s Equity, to the Consolidated Financial Statements in our 2016 Annual Report on Form 10-K.

(2)
Reflects the grant date fair value of the options granted in the respective fiscal year, computed in accordance with FASB ASC Topic 718. The value of the stock options granted during 2016 was $5.60 per share calculated using the Black–Scholes pricing method on February 23, 2016, the date of grant. The assumptions made in the valuation of these awards are set forth in Note 17, Stockholder’s Equity, to the Consolidated Financial Statements in our 2016 Annual Report on Form 10-K.

(3)
Reflects reimbursement of life insurance premiums for Mr. Payne where Carriage was not named the beneficiary totaling $25,000, reimbursement of club dues totaling $2,150, fringe benefits of $10,663, 401(k) matching contributions totaling $3,482 and $4,062 of dividends on unvested restricted stock.

(4)
On September 30, 2016, David J. DeCarlo, retired from the Company and resigned as President and Vice Chairman of the Board. The performance-based stock awards and stock options granted in 2016 were cancelled upon Mr. DeCarlo's retirement date.

(5)
Reflects fringe benefits of $593, 401(k) matching contributions of $10,506, dividends on unvested restricted stock of $5,625 and $28,575 in rental fees for housing that Mr. DeCarlo occupied through his retirement date that was paid for by the Company.

Grants of Plan-Based Awards in 2016

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target ($)	Maximum ($)
Melvin C. Payne	2/23/2016	—	—	—	17,900	$381,986	$763,972	—	58,500	$20.06	$709,504
Mark R. Bruce	2/23/2016	—	—	—	5,800	$123,772	$247,544	—	18,500	$20.06	$227,346
Paul D. Elliott	2/23/2016	—	—	—	5,400	$117,612	$235,224	—	17,300	$20.06	$212,092
Shawn R. Phillips	2/23/2016	—	—	—	5,200	$110,968	$221,936	—	16,700	$20.06	$204,465
Viki K. Blinderman	2/23/2016	—	—	—	3,800	$81,092	$162,184	—	12,000	$20.06	$148,275
Carl B. Brink	2/23/2016	—	—	—	3,100	$66,154	$132,308	—	10,000	$20.06	$122,140
David J. DeCarlo(3)	2/23/2016				14,200	$303,028	$606,056	—	46,100	$20.06	$561,123

(1)
Reflects the grant date fair value of the performance-based stock awards calculated in accordance with FASB ASC Topic 718. The value of the performance-based stock awards granted during 2016 was $21.34 per share on February 23, 2016, the date of grant. This rate was a blended rate calculated using the Monte-Carlo pricing method for the Relative Stockholder Return performance, which represents
75% of the award and the stock price on the date of grant for the Adjusted Consolidated EBITDA performance, which represents 25% of the award. The assumptions made in the valuation of these awards are set forth in Note 17, Stockholder’s Equity, to the Consolidated Financial Statements in our 2016 Annual Report on Form 10-K.

(2)
These are stock options that vest over five years. Grant date fair value for the stock options is the number of options, multiplied by the option value on the grant date (calculated in accordance with FASB ASC 718), which was $5.60 per share on February 23, 2016, the date of grant. The assumptions made in the valuation of these awards are set forth in Note 17, Stockholder's Equity, to the Consolidated Financial Statements in our 2016 Annual Report on Form 10-K.

(3)
On September 30, 2016, David J. DeCarlo, retired from the Company and resigned as President and Vice Chairman of the Board. The performance-based stock awards and stock options granted in 2016 were cancelled upon Mr. DeCarlo's retirement date.

Employment Agreements
During 2016, Mr. Payne was a party to an employment agreement (the “Employment Agreement”) with us that generally governed the terms of his employment. The Employment Agreement generally establishes, among other things, (a) a minimum base salary, (b) target bonus payouts (expressed as a percentage of base salary), and (c) post-termination payments in certain scenarios. On March 21, 2017, we entered into a Second Amendment to the Employment Agreement with Mr. Payne, which generally modifies the structure of the annual bonus award(s) that may be payable to Mr. Payne under the Agreement. More specifically, pursuant to the Second Amendment, Mr. Payne may be eligible to receive an annual performance-based incentive award that is intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, as amended, as well as an annual discretionary bonus award, as determined in the discretion of the Compensation Committee of the Company’s Board of Directors.
In addition, Messrs. Bruce, Elliot and Phillips are each party to an employment agreement which establishes, among other things, (a) a minimum base salary for each individual and (b) post-termination payments in certain scenarios. Ms. Blinderman and Mr. Brink are not party to an employment agreement.
For a description of the post-termination benefits provided for under the Agreements and the Employment Agreement, see “Executive Compensation-Potential Payments Upon Termination or Change-in-Control,” further discussed herein.
Long-Term Incentive Plan
We maintain the 2006 Plan, pursuant to which during 2016 we granted our Named Executive Officers stock options and performance-based stock awards.

Outstanding Equity Awards at Fiscal Year-End
Awards Outstanding at December 31, 2016:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un- Exercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#)(2)	Market Value of Shares of Stock that Have Not Vested(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Melvin C. Payne	3,284	—	—	$5.70	2/28/2021	25,000	$716,000	—	$—
	100,000	—	—	$16.73	5/22/2018	—	—	—	$—
	66,667	33,333	—	$20.49	3/3/2019	—	—	—	$—
	33,334	66,666	—	$22.58	2/24/2022	—	—	—	$—
	—	58,500	—	$20.06	2/23/2026	—	—	17,900	$381,986
Mark R. Bruce	17,530	—	—	$4.78	5/18/2020	—	—	—	$—
	17,913	—	—	$5.70	2/28/2021	—	—	—	$—
	26,289	—	—	$5.94	3/5/2022	—	—	—	$—
	30,000	—	—	$16.73	5/22/2018	—	—	—	$—
	26,667	13,333	—	$20.26	2/25/2019	—	—	—	$—
	13,334	26,666	—	$22.58	2/24/2022	—	—	—	$—
	—	18,500	—	$20.06	2/23/2026	—	—	5,800	$123,772
Paul D.Elliott	30,000	—	—	$16.73	5/22/2018	—	—	—	$—
	23,333	11,667	—	$20.26	2/25/2019	—	—	—	$—
	12,666	25,334	—	$22.58	2/24/2022	—	—	—	$—
	—	17,300	—	$20.06	2/23/2026	—	—	5,400	$115,236
Shawn R. Phillips	19,283	—	—	$4.78	5/18/2020	—	—	—	$—
	17,913	—	—	$5.70	2/28/2021	—	—	—	$—
	22,674	—	—	$5.94	3/5/2022	—	—	—	$—
	25,000	—	—	$16.73	5/22/2018	—	—	—	$—
	20,000	10,000	—	$20.26	2/25/2019	—	—	—	$—
	11,666	23,334	—	$22.58	2/24/2022	—	—	—	$—
	—	16,700	—	$20.06	2/23/2026	—	—	5,200	$110,968
Viki K. Blinderman	15,000	—	—	$16.73	5/22/2018	—	—	—	$—
	16,667	8,333	—	$20.26	2/25/2019	—	—	—	$—
	8,334	16,666	—	$22.58	2/24/2022	—	—	—	$—
	—	12,000	—	$20.06	2/23/2026	—	—	3,800	$81,092
Carl B. Brink	10,000	—	—	$16.73	5/22/2018	—	—	—	$—
	6,000	6,000	—	$20.26	2/25/2019	—	—	—	$—
	7,334	14,666	—	$22.58	2/24/2022	—	—	—	$—
	—	10,000	—	$20.06	2/23/2026	—	—	3,100	$66,154
David J. DeCarlo	66,667	—	—	$20.49	3/3/2019	—	—	—	$—
	33,334	—	—	$22.58	2/24/2022	—	—	—	$—

(1)
The unexercisable stock options expiring March 3, 2019 vest fully on March 3, 2017, the unexercisable stock options expiring February 25, 2019 vest fully on February 25, 2017, the unexercisable stock options expiring February 24, 2022 vest one third on February 24, 2017 and February 24, 2018 and the unexercisable stock options expiring February 23, 2026 vest one third each on February 23, 2017, February 23, 2018 and February 23, 2019.

(2)	The shares of restricted stock vest equally on March 3, 2017 and March 3, 2018.

(3)	Calculated using the closing price of our Common Stock on December 31, 2016, which was $28.64 per share.

(4)
The awards will vest (if at all) on December 31, 2020 provided that certain criteria surrounding Adjusted Consolidated EBITDA (Adjusted Earnings Before Interest Tax Depreciation and Amortization) and Relative Stockholder Return performance is achieved and the Reporting Person has remained continuously employed by Carriage through such date.

Option Exercises and Stock Vested During 2016

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting(3)	Value Realized on Vesting(4)
Melvin C. Payne	24,135(1)	$373,127	12,500	$259,750
Mark R. Bruce	—	$—	—	$—
Paul D. Elliott	—	$—	—	$—
Shawn R. Phillips	19,283(2)	$443,701	—	$—
Viki K. Blinderman	—	$—	—	$—
Carl B. Brink	—	$—	—	$—
David J. DeCarlo	—	$—	25,000	$519,500

(1)	Mr. Payne exercised 24,135 options on March 29, 2016 and surrendered 6,502 already-owned shares to cover payment of the option exercise price.

(2)	Mr. Phillips exercised 19,283 options on December 5, 2016 and surrendered 3,317 already-owned shares to cover payment of the option exercise price.

(3)	Includes vested shares withheld to pay taxes as follows:

	Mr. Payne		Mr. DeCarlo
	Acquired Shares	Shares Withheld For Taxes	Acquired Shares	Shares Withheld For Taxes
3/3/2016	12,500	5,169	25,000	10,588

(4)	Value realized on vesting is calculated using the market close price on the date that the shares vested.
Pension Benefits
We do not sponsor a pension plan.
Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans
We do not sponsor any nonqualified defined contribution or other nonqualified deferred compensation plans.

Potential Payments Upon Termination or Change-in-Control
The following table sets forth the amounts that would have been payable to certain of our Named Executive Officers under the scenarios for death, disability, retirement, termination without cause or good reason or a corporate change had such scenarios occurred on December 31, 2016. This table does not include accrued vacation. Amounts reported with respect to equity-based awards are reported assuming the closing price of our Common Stock on December 31, 2016 of $28.64 per share.

Event	Melvin C. Payne	Mark R. Bruce	Paul D. Elliott	Shawn R. Phillips
Death, Disability or Retirement
Annual incentive award(1)	$603,000	$155,000	$145,000	$140,000
Equity awards(2)	1,893,590	432,057	399,728	368,490
Total	$2,496,590	$587,057	$544,728	$508,490
Termination without cause (without a Corporate Change)
Cash severance(3)	$1,943,000	$465,000	$435,000	$420,000
Benefit continuation(4)	72,477	35,544	36,238	34,802
Annual incentive award(5)	—	155,000	145,000	140,000
Total	$2,015,477	$655,544	$616,238	$594,802
Corporate Change (without termination of employment)
Equity awards(6)	$716,000	$—	$—	$—
Total	$716,000	$—	$—	$—
Termination following a Corporate Change
Cash severance(7)	$3,819,000	$465,000	$435,000	$420,000
Benefit continuation(8)	72,477	71,088	72,477	69,604
Annual incentive award(9)	—	$155,000	$145,000	$140,000
Equity awards(10)	1,893,590	432,057	399,728	368,490
Total	$5,785,067	$1,123,145	$1,052,205	$998,094

(1)
Reflects pro rata payment of annual bonus (determined at the target level of performance for Messrs. Payne and at actual performance for Messrs. Bruce, Elliot and Phillips) pursuant to the terms of their employment agreements in effect on December 31, 2016. These amounts are not payable upon retirement. The amounts reflected above represent 100% of the target bonus payout due to the assumption that such Named Executive Officer's employment terminated on the last day of the year.

(2)
Reflects accelerated vesting of options and shares of restricted stock pursuant to the terms of employment agreements in effect on December 31, 2016 and related award agreements upon death and disability. Upon retirement, only the vesting of restricted stock awards are accelerated.

(3)
Amounts with respect to Messrs. Payne, Bruce, Elliott and Phillips reflect cash severance payable under the terms of employment agreements in effect on December 31, 2016. Mr. Payne's represents 90% of his base salary (pro rated to reflect the number of days he was employed during the year of his termination) and two years base salary continuation and Messrs. Bruce’s, Elliott’s and Phillips’ represents 18 months base salary continuation.

(4)
Amounts reflect estimated cost of benefit continuation for 36 months in the case of Mr. Payne and 18 months in the case of Messrs. Bruce, Elliot and Phillips in each case, pursuant to the terms of employment agreements in effect on December 31, 2016.

(5)
Amounts reflect pro rata payment of annual bonus (determined at actual performance) pursuant to the terms of employment agreements in effect on December 31, 2016. The amounts reflected above represent 100% of the actual bonus payout due to the assumption that such Named Executive Officer's employment terminated on the last day of the year.

(6)	Amounts reflect accelerated vesting of shares of restricted stock pursuant to the terms of the respective award agreements.

(7)
Amounts reflect lump sum cash severance payable under the terms of employment agreements in effect on December 31, 2016 equal to (a) three times the sum of base salary and target annual bonus for Messrs. Payne and (b) 1.5 times base salary for Messrs. Bruce, Elliott and Phillips.

(8)	Amounts reflect estimated cost of benefit continuation for 36 months, in each case, pursuant to the terms of employment agreements in effect on December 31, 2016.

(9)	Amounts reflect payout of 100% actual bonus for the year of termination under the terms of employment agreements in effect on December 31, 2016.

(10)	Amounts reflect accelerated vesting of shares of restricted stock and stock options pursuant to our Amended and Restated 2006 Long-Term Incentive Plan.

Employment Agreements
Mr. Payne. Pursuant to the terms of Mr. Payne’s Second Amended and Restated Employment Agreement, as amended by the First Amendment to the Employment Agreement, entered into on March 14, 2012, if we discharge Mr. Payne without cause (as defined in the employment agreement), then, so long as he executes (and does not revoke) a release of claims, Mr. Payne will receive: (a) an amount equal to 90% of his base salary, pro rated to reflect the number of days he was employed during the year of his termination, (b) continued payment of his base salary for a period of 24 months and (c) reimbursement for medical benefit continuation premiums under COBRA for a period of up to 36 months following his termination. In addition, if, within 24 months following a corporate change (as defined in the Employment Agreement), Mr. Payne voluntarily terminates his employment or he is discharged without cause, he will receive: (i) a lump sum payment equal to three times the sum of his base salary and target annual bonus and (ii) reimbursement for medical benefit continuation premiums under COBRA for a period of up to 36 months following his termination.
Messrs. Bruce, Phillips and Elliott. Pursuant to the terms of the employment agreements with Messrs. Bruce and Phillips (as amended March 14, 2012), if we discharge the executive without cause (as defined in the applicable employment agreement) during the term of the employment agreement, he will be entitled to receive, subject to his execution (and non revocation) of a release of claims, (a) a pro rated bonus for the year of termination, (b) continued payment of his base salary for a period of 18 months and (c) reimbursement for medical benefit continuation premiums under COBRA for a period of up to 18 months. If following a corporate change (as defined in the applicable employment agreement), the executive voluntarily terminates his employment for good reason (as defined in the applicable agreement) or he is discharged without cause, in either case, within 24 months following the corporate change (as defined in the applicable agreement), the executive will be entitled to receive (i) a lump sum payment equal to one and a half times his base salary, (ii) a full year target annual bonus and (iii) reimbursement for medical benefit continuation premiums under COBRA for a period of up to 36 months (or such time the executive ceases to be eligible to elect to continue such benefits under COBRA or becomes eligible to participate in another employer's group health plan).
In addition, under each Named Executive Officer’s employment agreement and the related award agreements, upon the executive’s termination due to death or disability, such executive would be entitled to receive (a) a pro rata amount of the annual target incentive award for the year of termination, and (b) full vesting of all stock options, performance-based stock awards and shares of restricted stock (unless otherwise provided for in the applicable plan pursuant to which the award was granted). If the executive terminated his employment due to retirement on terms approved by the board, he would be entitled to full vesting of all shares of restricted stock (unless otherwise provided for in the applicable plan pursuant to which the award was granted).
Long-Term Incentive Plan Awards
Pursuant to the terms of the award agreements governing outstanding restricted stock awards, upon the consummation of a corporate change, all restrictions on such restricted shares will lapse.
In addition, pursuant to the terms of our 2006 Plan, except as otherwise provided in an award agreement, if a participant’s employment with us is terminated for any reason other than death, for cause, inability to perform or due to such participant’s termination of his or her employment for good reason within the one-year period following a corporate change, then any time periods, conditions or contingencies (including vesting conditions) relating to the exercise or realization of, or lapse of restrictions under, any award will be automatically accelerated or waived so that the award may be realized in full (if no exercise of the award is required) or exercised in full (if exercise of the award is required) upon the termination of such participant’s employment.

PROPOSAL NO. 2:
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
Section 14A of the Exchange Act, as amended, requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers, as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.
We urge our stockholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which describes in more detail how our Named Executive Officer compensation policies and programs operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative appearing under the “Executive Compensation” section of this Proxy Statement, which provide detailed information on the compensation of our Named Executive Officers. Our Compensation Committee believes that the policies and programs articulated in the “Compensation Discussion and Analysis” section above are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this Proxy Statement has contributed to our High Performance Culture and Being The Best Mission.
Accordingly, we are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this Proxy Statement by voting “FOR” the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of Carriage’s Named Executive Officers, as disclosed in the Proxy Statement for the 2017 Annual Meeting of Stockholders of Carriage pursuant to the compensation disclosure rules of the Securities and Exchange Commission (including, but not limited to, the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables, notes and narrative).”
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. This vote is advisory and, therefore, not binding on us, our Board, or our Compensation Committee. Although the vote is non-binding, our Board and our Compensation Committee value the opinions of our stockholders and will carefully consider the outcome of the advisory vote on Named Executive Officer compensation when making future compensation decisions.
Our Board unanimously recommends that you vote “FOR” the advisory approval of our Named Executive Officer compensation, as disclosed in this Proxy Statement.

PROPOSAL NO. 3:
ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
Section 14A of the Exchange Act, as amended, requires us to provide our stockholders the opportunity this year to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our Named Executive Officers. By voting with respect to this Proposal No. 3, stockholders may indicate whether they would prefer that we conduct future advisory votes on Named Executive Officer compensation once every one, two, or three years. Stockholders also may, abstain from casting a vote on this Proposal.
Upon our last vote on this matter at our Annual Meeting in 2011, a majority of our stockholders voted to recommend that an advisory vote on Named Executive Officer compensation occur every year, which was consistent with our Board's recommendation at that time. Currently, after careful consideration of this Proposal, the Board again has determined that an advisory vote on Named Executive Officer compensation is most effective as a communication tool for our stockholders if it occurs on an annual basis and, accordingly, recommends that our stockholders vote that we conduct an advisory vote on our Named Executive Officer compensation every year.
We believe that holding an annual advisory vote on Named Executive Officer compensation provides us with the most direct and immediate feedback on our compensation practices. However, we ultimately believe that each option is reasonable; and therefore, our Board currently intends to adopt whichever option receives the majority of votes under this Proposal No. 3. However, because this vote is advisory and not binding on us in any way, our Board may decide in the future that it is in the best interests of our stockholders and the Company to hold an advisory vote on Named Executive Officer compensation more or less frequently than the option selected by the stockholders.

          Our Board unanimously recommends that you vote “FOR” holding an advisory vote on Named Executive Officer compensation EVERY YEAR.

PROPOSAL NO. 4:
APPROVAL OF THE CARRIAGE SERVICES, INC. 2017 OMNIBUS INCENTIVE PLAN
General
As a part of our continuing Good To Great Journey, we are asking our stockholders to vote in favor of, and approve, a new incentive compensation plan to be known as the Carriage Services, Inc. 2017 Omnibus Incentive Plan (the “2017 Plan”). Upon the recommendation of our Compensation Committee, on February 15, 2017, our Board approved the 2017 Plan, subject to stockholder approval.
All stock-based plans are administered by the Compensation Committee appointed by our Board of Directors. As of current, we have one stock benefit plan in effect, the Second Amended and Restated 2006 Long-Term Incentive Plan (the “2006 Plan”), under which restricted stock, stock options and performance awards have been granted or remain outstanding. The 2006 Plan expires on May 23, 2022.
The 2017 Plan will become effective automatically upon stockholder approval (the “2017 Plan Effective Date”). It is our intention for the 2017 Plan to replace the 2006 Plan. Accordingly, if our stockholders approve the 2017 Plan, the 2006 Plan automatically will be suspended and no further awards will be granted under that plan as of the 2017 Plan Effective Date. If our stockholders approve the 2017 Plan, the maximum number of shares of Common Stock (“Shares”) reserved for issuance under the 2017 Plan will be the sum of (i) 1,000,000 Shares plus (ii) the number of Shares available for grants under the 2006 Plan as of the 2017 Plan Effective Date. As of March 24, 2017, the Record Date, a total of 577,376 (approximately 580,000) Shares were available for issuance under the 2016 Plan.
The approval and effectiveness of the 2017 Plan will not impair the rights of any individuals who hold outstanding awards under the 2006 Plan. Any outstanding awards previously granted under the 2006 Plan will remain outstanding and generally will be administered pursuant to the terms and conditions of the 2006 Plan and the applicable award agreements; provided, however, that any Shares that are forfeited, tendered, or withheld in connection with the expiration, termination, or settlement of any such outstanding awards will not revert back to the 2006 Plan but, instead, will roll into the reserve for the 2017 Plan and will be available for grants under that plan.
Our Board supports the 2017 Plan for the following reasons:

•
The success of our Company is highly contingent upon our ability to recruit and retain 4E Leaders who have an entrepreneurial and winning drive to produce superior results and maximize long-term returns to our stockholders. We believe that the breadth of the awards that will be available under the 2017 Plan, in combination with the roughly 1,580,000 of Shares that will be available for issuance under the 2017 Plan, will provide us with the appropriate tools to attract, retain, and motivate 4E Leaders who can and will continue our Mission of Being The Best and, in turn, maximize stockholder value.

•
Over the past three fiscal years, we granted an average of approximately 530,000 Shares to participants in the 2006 Plan. As of March 24, 2017, a total of approximately 580,000 Shares remained available for equity grants under the 2006 Plan. In light of our past use of equity as an integral component of incentive compensation, we will not have sufficient Shares available for grants under the 2006 Plan that we believe would need to be made over the next few years to maintain our High Performance Culture. However, if our stockholders approve the 2017 Plan, we anticipate that we will have approximately 1,580,000 Shares available for equity grants, which we believe is a sufficient amount to enable us to make reasonable, competitive equity grants that further support employee and stockholder alignment for the next few years.

•
The 2017 Plan includes a list of updated performance measures that our Compensation Committee may use to grant performance-based awards that are intended to qualify as tax-deductible compensation under Section 162(m) of the Internal Revenue Code (the “Code”). We believe that the ability to grant qualified performance-based awards benefits the Company and our stockholders. If the 2017 Plan is not approved, we will have very limited ability to grant qualified performance-based compensation, which we believe will be to the detriment of our stockholders.

•
The terms of the 2017 Plan and our compensation philosophy in general are designed to facilitate our High Performance Culture by encouraging 4E Leadership traits, encourage our employees to focus on long-term value creation for our stockholders, stock ownership for themselves, and protect our stockholders’ interests.

◦
The 2017 Plan includes limits on the number of Shares and the value of any cash-based awards that may be granted or paid to an eligible individual in any calendar year that are intended to meet the performance-based exception for Code Section 162(m) and also includes separate limits on the value of equity-based awards that may be granted to an eligible individual who is a non-employee director in any calendar year.

◦	The 2017 Plan generally includes a three-year ratable minimum vesting period for service-based awards and a one-year minimum vesting period for performance-based awards with limited exceptions.

◦	The 2017 Plan provides our Compensation Committee with the right to subject any award granted under the plan to any Company policy providing for recovery, recoupment, or clawback rights.

◦
The 2017 Plan (i) requires the exercise price of stock options and the grant price of stock appreciation rights to be not less than the fair market value of a Share on the date of grant and (ii) expressly prohibits the repricing of stock options and stock appreciation rights without prior stockholder approval other than an equitable adjustment in connection with a Change in Control (as defined in the 2017 Plan), corporate transaction or equity restructuring.

Our Board unanimously recommends that you vote “FOR” the approval of the Carriage Services, Inc. 2017 Omnibus Incentive Plan.
Summary of the Carriage Services, Inc. 2017 Omnibus Incentive Plan
The following is a summary of the material features of the 2017 Plan. This summary is not a complete description of all of the terms of the 2017 Plan and is qualified, in its entirety, by reference to the full text of the 2017 Plan, a copy of which is attached hereto as APPENDIX A - Carriage Services, Inc.2017 Omnibus Incentive Plan. To the extent there is a conflict between this summary and the actual terms of the 2017 Plan, the terms of the 2017 Plan will govern.
Purpose and Eligibility
The purpose of the 2017 Plan is to foster and promote the long-term financial success of the Company by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by participants, and (c) enabling the Company to attract and retain qualified and competent persons as employees of the Company and to serve as members of the Board. The 2017 Plan authorizes the grant of awards under the plan (“Awards”) to employees of the Company or any of its Subsidiaries, non-employee directors of the Company, and to certain third-party service providers of the Company or any of its Subsidiaries (collectively, the “Eligible Individuals”). As of March 24, 2017, there were approximately 1,150 Eligible Individuals who were employees of the Company or its Subsidiaries or non-employee directors of the Company.
Administration
The Compensation Committee will administer the 2017 Plan, including, without limitation, selecting which of the Eligible Individuals will receive Awards (such individuals, the “Participants”) as well as establishing the form and terms of Awards such as vesting, exercisability, and other restrictions. Subject to certain limitations, the Compensation Committee may delegate some or all of its authority with respect to the 2017 Plan to one or more alternative administrators such as one or more of its members or one or more of our officers.
Shares Available under the 2017 Plan
Subject to capitalization adjustments described below and other limited adjustments in the 2017 Plan and the share counting rules described below, an aggregate of approximately 1,580,000 Shares will be available for grants under the 2017 Plan, which such amount is comprised of 1.0 million Shares plus the number of Shares that remain available for grant under the 2006 Plan as of the 2017 Plan Effective Date (approximately 580,000 Shares). In addition, there are approximately 2,450,000 outstanding Shares subject to Awards under the 2006 Plan that could be forfeited, cancelled or otherwise not issued and could become available for Awards under the 2017 Plan. Shares issued under the 2017 Plan may be authorized and unissued Shares. All Shares available for issuance under the 2017 Plan may be used for any type of Award, including, without limitation, Incentive Stock Options (described below).
Share Counting Rules
The number of Shares reserved for issuance under the 2017 Plan will be reduced by one (1.00) Share for every one (1.00) Share that is subject to an Award. Any Shares that are subject to an Award granted under the 2017 Plan or that are subject to an outstanding award previously granted under the 2006 Plan that either (i) terminates by expiration, forfeiture, cancellation or otherwise without the issuance of the Shares (or with the forfeiture of Shares in connection with a restricted stock award); (ii) is settled in cash in lieu of Shares; or (iii) is exchanged with the Compensation Committee’s permission prior to the issuance of Shares for an Award not involving Shares, will become available again for grant under the 2017 Plan. Further, any Shares that are tendered or withheld to pay the exercise price of, or withheld to satisfy a tax obligation with respect to, an Award granted under the 2017 Plan or an outstanding award under the 2006 Plan, will become available again for grants under the 2017 Plan. And, any Shares that are purchased by the Company on the open market using the proceeds from the exercise of a stock option granted under the 2017 Plan or under the 2006 Plan will be added to the share reserve and will become available for future grants under the 2017 Plan. Shares subject to substitute awards that were approved by an acquired or combined company’s stockholders and not granted in connection with the transaction shall not be counted against the Share reserve available under the 2017 Plan, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year, but only to the extent permitted under and in accordance with the Code, other applicable law and exchange rules.
Awards and Term of 2017 Plan
The 2017 Plan provides for the following types of Awards: stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance share units, performance units and other stock-based awards or cash-based awards. Each Award will be evidenced by a written or electronic agreement or statement (“Award Agreement”) that specifies the Award’s terms and conditions as determined by the Compensation Committee. Unless sooner terminated by the Board, the 2017 Plan shall automatically terminate ten (10) years from the 2017 Plan Effective Date. After the 2017 Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the 2017 Plan’s terms and conditions.
A detailed description of each type of Award follows.
Stock Options
Under the 2017 Plan, the plan administrator may grant Awards in the form of an option to purchase Shares (“Stock Options”) that are intended to meet the requirements of Section 422 of the Internal Revenue Code (referred to as “Incentive Stock Options”) and other Stock Options that do not meet such requirements (referred to as “Non-Qualified Stock Options”). The applicable Award agreement will specify whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option. A Stock Option will grant the holder the right to purchase a specific number of Shares at a fixed price (“Exercise Price”) over a period not to exceed the day before the expiration of ten (10) years from the date of the grant.
A Stock Option’s Exercise Price may not be less than one hundred percent (100%) of the fair market value of a Share on the date the Option is granted. A Participant will not have any stockholder rights with respect to any Shares subject to an unvested Stock Option.
Stock Appreciation Rights
Under the 2017 Plan, the plan administrator may grant Awards in the form of a stock appreciation right or “SAR.” A stock appreciation right will allow the holder to exercise that right as to a specific number of Shares over a period not to exceed the day before the expiration of ten (10) years from the grant date and receive the appreciated value of such Shares. The appreciated value is equal to the excess of (i) the fair market value of the Shares as to which the right is exercised (determined as of the date of exercise) over and (ii) the aggregate Grant Price (as defined below) for those Shares. The applicable Award Agreement will specify whether this value will be paid in cash, Shares or a combination of both.
A SAR’s grant price per Share (“Grant Price”) may not be less than one hundred percent (100%) of the fair market value per Share of Common Stock on the date the SAR is granted. A Participant will not have any stockholder rights with respect to any Shares subject to an unvested Stock Appreciation Right.
Restricted Stock and Restricted Stock Units
Under the 2017 Plan, the plan administrator may grant Awards denominated in Shares (“Restricted Stock”) or stock units (“Restricted Stock Units” or “RSUs”) that are subject to a period in which such Restricted Stock or RSUs are subject to forfeiture based on discontinued service, the failure to achieve performance criteria and/or the occurrence of other events as determined by the plan administrator. Restricted Stock is a grant of Shares that are subject to a substantial risk of forfeiture. Each RSU corresponds in value to a single Share. Restricted Stock Units may be paid in cash, Shares or a combination of the two as determined by the plan administrator and set forth in the applicable Award Agreement.
The plan administrator may impose such conditions or restrictions on Restricted Stock or Restricted Stock Units, as it deems advisable. Holders of Restricted Stock will have the same voting rights and dividend rights, except dividends for performance-based Restricted Stock, as holders of Shares unless such rights are expressly limited by the plan administrator in the applicable Award Agreement. No Restricted Stock Unit will confer any voting rights. The plan administrator will determine and set forth in each applicable Award Agreement the extent to which a holder of RSUs has the right to receive dividend equivalents on each unit and the conditions under which such dividend equivalents will be paid to the holder. No dividends or dividend equivalents will be paid on performance-based Restricted Stock or RSUs unless the applicable performance goals are satisfied.
Performance Share Units and Performance Units
Under the 2017 Plan, the plan administrator may grant an Award denominated in Shares (“Performance Share Units” or “PSUs”) or denominated in dollar units (“Performance Units” or “PUs”) that are earned based on the achievement of one or more performance goals over a specified performance period. The number of PSUs or PUs earned over a performance period may vary based on the level of achieved performance.

Each Performance Share Unit will have a value that corresponds to the fair market value of a share of Common Stock. Each Performance Unit will have an initial dollar value as determined in the discretion of the plan administrator. The dollar value of Performance Units (or the number of Performance Units earned) may vary based on the level of achieved performance over the applicable performance period. Performance Share Units and Performance Units may be payable in the form of cash, Shares or a combination of the two as determined by the plan administrator and set forth in the applicable Award Agreement.
The plan administrator will determine and set forth in each applicable Award Agreement the extent to which a holder of PSUs has the right to receive dividend equivalents on each unit and the conditions under which such dividend equivalents will be paid to the holder. No dividend equivalents will be paid on PSUs unless the applicable performance goals are satisfied.
Cash-Based Awards and Stock-Based Awards
Under the 2017 Plan, the plan administrator may grant Awards, not otherwise described by the terms of the 2017 Plan that are denominated in cash (“Cash-Based Awards”) or denominated in stock (“Other Stock-Based Awards”). The plan administrator will determine the terms and conditions applicable to each Cash-Based Award and Stock-Based Award, which may include a vesting requirement based on the completion of a service period with the Company or achievement of a specified performance goal(s) and form of payment in Shares, cash or a combination of the two. The plan administrator may impose such restrictions on Shares acquired pursuant to the settlement of Other Stock-Based Awards as it determines advisable.
Code Section 162(m) Performance-Based Compensation and Performance Measures for Awards
The plan administrator may grant Awards that are intended to provide compensation solely on account of the attainment of one or more pre-established, objective performance criteria under circumstances that are intended to qualify such compensation as performance-based compensation under Section 162(m) of the Internal Revenue Code. The vesting, level of payout or value of such Awards will be determined by the attainment of one or more goals based upon one or more of the following performance measures (the “Performance Measures”): cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, cash flow before or after payment of a dividend and cash flow return on investment); capital expenditures; earnings (either in aggregate or on a per-share basis, and on pre-tax or post-tax basis); earnings before or after either, or any combination of, interest, taxes, depreciation, or amortization; economic value added; expenses/costs (including cost reduction and expense management); gross or net income; gross or net operating margins; gross or net operating profits; gross or net revenues/sales; individual objective performance measures; market share; net asset value per share; net income; net borrowing, debt leverage levels, credit quality or debt ratings; operating and maintenance cost management; operational performance measures; operating profit; operating ratios and measures; profitability ratios; retained earnings; return measures (including, but not limited to, return on assets, total assets employed, equity, capital, invested capital, sales or revenues); share price (including, but not limited to, growth in share price and total stockholder return); strategic business objectives (including objective project milestones); transactions relating to acquisitions or divestitures; or working capital.
In any Award intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, the plan administrator may provide that the evaluation of the achievement of one or more applicable Performance Measures may include or exclude the impact of one or more of the following on reported financial results: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) changes in tax laws, accounting principles or other laws or provisions, (iv) reorganization or restructuring programs, (v) acquisitions or divestitures, (vi) foreign exchange gains and losses or (g) unusual or infrequent items under Accounting Standards Codification Topic 225. Such inclusions or exclusions shall be prescribed in a form and at a time that meets the requirements of Code Section 162(m) for qualification of the Award as performance-based compensation under Code Section 162(m). Further, the Performance Measures may: (i) relate to the performance of the Company or any Subsidiary as a whole or any business unit or division of the Company or any Subsidiary or any combination thereof, (ii) be compared to the performance of a group of comparator companies, or published or special index, (iii) be based on change in the Performance Measure over a specified period of time, (iv) relate to or be compared to one or more other Performance Measures, or (v) any combination of the foregoing.
The plan administrator is under no obligation to structure Awards granted under the 2017 Plan to qualify as performance-based compensation under Code Section 162(m) and has the express authority to grant Awards that do not qualify as performance-based compensation. Additionally, there is no guarantee that an Award that is intended to qualify as performance-based compensation under Code Section 162(m) will so qualify in any particular circumstance. To maintain flexibility in compensating our executives, the plan administrator reserves the right to use its judgment to grant or approve Awards or compensation that is non-deductible when the plan administrator believes such Awards or compensation is appropriate. Further, the plan administrator has the discretion to adjust otherwise payable performance-based compensation downward, either on a formula or discretionary basis or any combination as the plan administrator determines in its sole discretion but does not have the authority to adjust upward any otherwise payable performance-based compensation.

Stockholder approval of the 2017 Plan will also constitute approval of the material terms of the Performance Measures under the 2017 Plan for purposes of establishing the specific vesting targets for one or more Awards under the 2017 Plan that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code
Annual Limits on Grants under the 2017 Plan
Subject to capitalization adjustments or other limited adjustments under the 2017 Plan, the following limits apply to grants of Awards under the 2017 Plan:

•	The maximum aggregate number of Shares that may be subject to Awards of Options or SARs granted to any Participant in any calendar year is 300,000 Shares.

•
The maximum aggregate number of Shares that may be subject to Awards of Restricted Stock, Restricted Stock Units, Performance Share Units and Other Stock-Based Awards that are intended to be performance-based compensation and exempt from the limits in Code Section 162(m) granted to any one Participant in any calendar year is 300,000 Shares. The foregoing maximum applies to any performance period that is equal to a fiscal year and will be adjusted to the corresponding fraction or multiple of that amount for any performance period of a different duration. For example, if the duration of a performance period is two calendar years, then the maximum amount will be adjusted to equal the product of 300,000 Shares and two (2), or 600,000 Shares.

•
The maximum aggregate amount that may be paid to any Participant in any calendar year under an Award of Performance Units, Cash-Based Awards or any other Awards that are intended to be performance-based compensation and exempt from the limits in Code Section 162(m) and that is payable or denominated in cash is $3,000,000.00 determined as of the date of payout. The foregoing maximum applies to any performance period that is equal to a fiscal year and will be adjusted to the corresponding fraction or multiple of that amount for any performance period of a different duration. For example, if the duration of a performance period is three calendar years, then the maximum amount will be adjusted to equal the product of $3,000,000.00 and three (3), or $9,000,000.

•
The maximum aggregate value of Awards granted or paid to an incumbent non-employee director who does not serve as Lead Director of our Board may not exceed $450,000.00 during any calendar year; provided, however, that the maximum aggregate value of Awards granted or paid to a new, non-employee director during the calendar year in which the non-employee director is first appointed or elected to our Board may not exceed $550,000.00. The maximum aggregate value of Awards granted or paid to an incumbent non-employee director who serves as Lead Director of our Board may not exceed $650,000.00 during any calendar year.

Prohibition on Repricing/Cash-Out of Stock Options and SARs
The plan administrator may not implement any of the following repricing or cash-out programs without obtaining stockholder approval: (i) a reduction in the Exercise Price or Grant Price of any previously granted Stock Option or SAR, (ii) a cancellation of any previously granted Stock Option or SAR in exchange for another Stock Option or SAR with a lower Exercise Price or Grant Price, respectively, or (iii) a cancellation of any previously granted Stock Option or SAR in exchange for cash or another Award if the Exercise Price of the Stock Option or the Grant Price of the SAR exceeds the fair market value of a share of Common Stock on the date of such cancellation, in each case other than in connection with a Change in Control (as defined in the 2017 Plan) or the capitalization adjustment provisions in the 2017 Plan.
Change in Control and Vesting Acceleration
Generally, except as provided otherwise in an Award Agreement, the occurrence of a “Change in Control” (as such term is defined in the 2017 Plan) will result in the immediate vesting of any outstanding, unvested Awards and the settlement of such Awards shortly thereafter, unless an Award is assumed, replaced or continued by a successor entity. With respect to Awards that are subject to performance-based vesting, upon the occurrence of a Change in Control, all applicable performance conditions will be deemed satisfied either (i) based on actual performance, to the extent determinable, through the date immediately prior to the date of the Change in Control, with performance goals adjusted to reflect the truncated performance period and payable without proration or (ii) as if target performance was achieved prorated to reflect the portion of the performance period that has elapsed through the date of the Change in Control, whichever will result in the largest payout to the Participant.
Changes in Capitalization
If an equity restructuring causes the per-share value of our Common Stock to change, such as by reason of a stock dividend, extraordinary cash dividend, stock split, spin-off, rights offering, recapitalization or otherwise, then equitable adjustments will be made to the number of Shares available for issuance under the 2017 Plan and to the terms of outstanding Awards in a manner designed to preclude any dilution or enlargement of the 2017 Plan and any outstanding Awards

Transferability
ISOs may only be transferred by will or the laws of descent and distribution. Generally, all other Awards are not transferable other than by will or the laws of descent and distribution or, subject to the consent of the plan administrator, pursuant to a domestic relations order entered into by a court of competent jurisdiction.
Withholding
The plan administrator may provide holders of Awards with the right to have the Company withhold cash or a portion of the Shares otherwise issuable to such individuals in satisfaction of any applicable withholding taxes to which they become subject in connection with the exercise, vesting or settlement of their Awards. Alternatively, the plan administrator may allow such individuals to deliver cash or previously acquired Shares in payment of such withholding tax liability
Clawback and Forfeitures for Cause
The plan administrator may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable treatment of an Award.
Upon a Participant’s termination of service for cause, the Participant will forfeit, as of the date immediately preceding such termination of service, any and all outstanding and unexercised Options and SARs as well as any outstanding and unvested Restricted Stock, RSUs, Performance Share Units, Performance Units, Cash-Based Awards, and Other Stock-Based Awards
Amendment and Termination
Unless terminated earlier by our Board, the 2017 Plan will remain effective until it expires on the ten year anniversary of its effectiveness. However, our Board may, at any time and subject to the terms of the 2017 Plan, amend, suspend, or terminate the 2017 Plan in whole or in part. No amendment of the 2017 Plan may result in the “repricing” of any outstanding Stock Options or SARs without stockholder approval. To the extent necessary under any applicable law, regulation or exchange requirement, no amendment will be effective unless approved by the stockholders of the Company. No termination, amendment or suspension of the 2017 Plan may adversely affect in any material way any Award previously granted under the 2017 Plan without the written consent of the Award recipient, subject to certain limited exceptions that permit our Board or plan administrator to amend outstanding Awards to adjust for the occurrence of certain unusual or nonrecurring events and to conform to Awards to certain legal requirements
Summary of Federal Income Tax Consequences of Awards Granted under the 2017 Plan
The following is a general summary of the United States Federal income tax treatment associated with the 2017 Plan as of the date of this proxy statement. The federal tax laws are complex and subject to change, and the tax consequences for any Participant in the 2017 Plan will depend on his or her individual circumstances.
Stock Options
Stock Options granted under the 2017 Plan may be either Incentive Stock Options that satisfy the requirements of Section 422 of the Code or Non-Qualified Stock Options that are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:
Incentive Stock Options. No taxable income is recognized by the Participant upon the grant of an Incentive Stock Option. Generally, a Participant will not recognize taxable income at the time an Incentive Stock Option is exercised, although taxable income may arise upon exercise for alternative minimum tax purposes. The Participant will recognize taxable income in the year in which the Shares acquired upon the exercise of an Incentive Stock Option are sold or otherwise made the subject of certain other dispositions. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying, and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the related Incentive Stock Option was granted and more than one (1) year after the date such Incentive Stock Option was exercised for those shares. If the sale or disposition occurs before both of these two periods are satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the Participant will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the acquired Shares over (ii) the Exercise Price paid for those shares. If there is a disqualifying disposition of the acquired Shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the Exercise Price paid for the shares will be taxable as ordinary income to the Participant. Any additional gain recognized upon the disposition will be a capital gain. We will not be entitled to any income tax deduction if the Participant makes a qualifying disposition of the shares. If the Participant makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the disqualifying disposition.

Non-Qualified Options. No taxable income is recognized by a Participant upon the grant of a Non-Qualified Stock Option. The Participant will recognize ordinary income in the year in which the Non-Qualified Stock Option is exercised, equal to the excess of the fair market value of the Shares acquired upon the exercise of the Non-Qualified Stock Option on the exercise date over the Exercise Price paid for the shares (and subject to any applicable income tax withholding). We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the Participant with respect to an exercised Non-Qualified Stock Option.
Stock Appreciation Rights
No taxable income is recognized by a Participant upon the grant of a Stock Appreciation Right. The Participant will recognize ordinary income in the year in which the Stock Appreciation Right is exercised, in an amount equal to the fair market value of the Shares issued to the Participant upon the exercise of the Stock Appreciation Right (or the amount of the cash payment made to the Participant upon the exercise of the Stock Appreciation Right) and subject to any applicable income tax withholding. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the Participant with respect to an exercised Stock Appreciation Right.
Restricted Stock
No taxable income is recognized by a Participant upon the grant of Restricted Stock, unless the Participant makes an election to be taxed at the time of grant under Code Section 83(b). If such election is made, the Participant will recognize compensation taxable as ordinary income (and subject to any applicable income tax withholding) at the time of the grant in an amount equal to the excess of the fair market value of the Shares subject to such grant at such time over the amount, if any, paid for those shares.
If the Participant does not make an election under code Section 83(b) to be taxed at the time of grant, the Participant will recognize ordinary income when Shares subject to the grant subsequently vest in an amount equal to the excess of the fair market value of the shares on the vesting date over the amount, if any, paid for the shares (and subject to any applicable income tax withholding). Subject to the deductibility limitations of Code Section 162(m), the Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the Participant in connection with the vesting of a Restricted Stock Award.
In addition, a Participant receiving dividends with respect to Restricted Stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to any applicable income tax withholding), rather than dividend income, in an amount equal to the dividends paid and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Code Section 162(m) apply
Restricted Stock Units
No taxable income is recognized by a Participant upon the grant of Restricted Stock Units. The Participant will recognize ordinary income in the year in which the RSU grant is settled and paid in an amount equal to the fair market value of the Shares issued to the Participant upon the settlement of the RSUs (or the amount of the cash payment made to the Participant upon the settlement of the RSUs) and subject to any applicable income tax withholding. Subject to the deductibility limitations of Code Section 162(m), the Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the Participant at the time the RSU is settled and paid.
In addition, a Participant eligible to receive dividend equivalents with respect to a grant of Restricted Stock Units will recognize compensation taxable as ordinary income (and subject to any applicable income tax withholding), rather than dividend income, in the year in which the dividend equivalent is paid in an amount equal to such payment if made in cash (or, if such payment is made in Shares, then the fair market value of such shares on the date of payment). The Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Code Section 162(m) apply
Performance Share Units
No taxable income is recognized by a Participant upon the grant of Performance Share Units. The Participant will recognize ordinary income in the year in which the PSU grant is settled and paid in an amount equal to the fair market value of the Shares issued to the Participant upon the settlement of the Performance Share Units (or cash paid to the Participant upon the settlement of the Performance Share Units) and subject to any applicable income tax withholding. Subject to the deductibility limitations of Code Section 162(m), the Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the Participant at the time the PSU is settled and paid. The deduction will be allowed for the taxable year in which such ordinary income is recognized by the Participant.
In addition, a Participant eligible to receive dividend equivalents with respect to a grant of Performance Share Units will recognize compensation taxable as ordinary income (and subject to any applicable income tax withholding), rather than dividend income, in the year in which the dividend equivalent is paid in an amount equal to such payment (or, if such payment is made in

Shares, then the fair market value of such shares on the date of payment). The Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Code Section 162(m) apply.
Performance Units
No taxable income is recognized by a Participant upon the grant of Performance Units. The Participant will recognize ordinary income in the year in which the Performance Units are settled and paid in an amount equal to the cash payment made to the Participant upon the settlement of the Performance Units (or the fair market value of the Shares issued to the Participant upon the settlement of the Performance Unit) and subject to any applicable income tax withholding. Subject to the deductibility limitations of Code Section 162(m), the Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the Participant at the time the Performance Units are settled and paid.
Other Stock-Based Awards and Cash-Based Awards
Generally, with respect to Other Stock-Based Awards and Cash-Based Awards, no taxable income is recognized by a Participant upon the grant of such Awards unless, at the time of grant, any Shares issued or cash paid to the Participant is fully vested and non-forfeitable. In this case, the Participant would recognize ordinary income equal to the fair market value of the Shares issued to the Participant at the time of grant or the amount of the cash payment made to the Participant at the time of grant and subject to any applicable income tax withholding. Subject to the deductibility limitations of Code Section 162(m), the Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the Participant at the time of grant. The deduction will be allowed for the taxable year in which such ordinary income is recognized by the Participant.
If Other Stock-Based Awards or Cash-Based Awards are subject to vesting and forfeiture provisions, a Participant will not recognize taxable income upon the grant of such Awards but will recognize ordinary income in the year in which such Awards are settled and paid in an amount equal to the fair market value of the Shares issued to the Participant upon the settlement of such Awards or the amount of the cash payment made to the Participant upon the settlement of such Awards and subject to any applicable income tax withholding. Subject to the deductibility limitations of Code Section 162(m), the Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the Participant at the time such Awards are settled and paid.
Other Tax Considerations
Upon accelerated exercisability of options and accelerated lapsing of restrictions upon Restricted Stock or other Awards in connection with a Change in Control (as such term is defined in the 2017 Plan), certain amounts associated with such Awards could, depending upon the individual circumstances of the Participant, constitute “excess parachute payments” under the golden parachute provisions of Code Section 280G. Whether amounts constitute “excess parachute payments” depends upon, among other things, the value of the accelerated Awards and the past compensation of the Participant.
Code Section 409A generally provides that any deferred compensation arrangement which does not meet specific written requirements regarding (i) timing and form of payouts, (ii) advance election of deferrals, and (iii) restrictions on acceleration of payouts results in immediate taxation of any amounts deferred to the extent not subject to a substantial risk of forfeiture. In addition, tax on the amounts included in income are also subject to a twenty (20%) excise tax and interest. In general, to avoid a violation of Code Section 409A, amounts deferred may only be paid out on separation from service, disability, death, a specified time, a change in control (as defined by the Treasury Department), or an unforeseen emergency. Furthermore, the election to defer generally must be made in the calendar year prior to performance of services, and any provision for accelerated payout other than for reasons specified by the Treasury may cause the amounts deferred to be subject to early taxation and to the imposition of the excise tax. Code Section 409A is broadly applicable to any form of deferred compensation other than tax-qualified retirement plans and bona fide vacation, sick leave, compensatory time, certain disability pay or death benefits, and may be applicable to certain Awards under the 2017 Incentive Plan. Awards under the 2017 Incentive Plan that are subject to Code Section 409A are intended to satisfy the requirements of Code Section 409A, as specified in an Award Agreement.
Generally, taxable compensation earned by “covered employees” (as defined in Code Section 162(m)) that are granted and administered by the Compensation Committee for Stock Options, Stock Appreciation Rights, or certain other applicable Awards, as determined by the Compensation Committee in its sole discretion, are intended to constitute qualified performance-based compensation. The Company should, therefore, be entitled to a tax deduction for compensation paid in the same amount as the ordinary income recognized by the covered employees without any reduction under the limitations of Code Section 162(m) on deductible compensation paid to such employees. However, the Compensation Committee may determine, within its sole discretion, to grant Awards to such covered employees that do not qualify as performance-based compensation. Under Code Section 162(m), the Company is denied a deduction for annual compensation paid to such employees in excess of one million dollars ($1,000,000).
The number of Awards to be made pursuant to the 2017 Plan is subject to the discretion of the Compensation Committee and, therefore, cannot be determined with certainty at this time.
On March 24, 2017, the closing price of our Common Stock on the New York Stock Exchange was $26.82.

PROPOSAL NO. 5:
RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP
General
Our Audit Committee has selected Grant Thornton to audit our consolidated financial statements. Grant Thornton has served as our independent registered public accounting firm since 2014.
Representatives of Grant Thornton are expected to be present at our Annual Meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from stockholders.
Although ratification is not required by Delaware law, our bylaws or otherwise, our Board is submitting our Audit Committee’s appointment of Grant Thornton to our stockholders for ratification as a matter of good corporate practice. Even if the appointment is ratified, our Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders. If the appointment of Grant Thornton is not ratified, our Audit Committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement.
Our Board unanimously recommends that you vote “FOR” the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2017.
Audit and Other Fees
Fees billed to us by Grant Thornton and KPMG during 2016 and 2015 were as follows:

	Year Ended December 31,
	2016	2015
Audit fees(1)	$841,900	$811,275
Audit-related fees(2)	—	75,000
All other fees(3)	—	37,001
Total	$841,900	$923,276

(1)	Audit fees paid to Grant Thornton in each year reflected.

(2)	During 2015, services were performed by KPMG in relation to the 2015 audit.

(3)	During 2015, services were performed by Grant Thornton in relation to property tax compliance.
Pre-Approval Policy for Services of Independent Registered Public Accounting Firm
As part of its duties, our Audit Committee is required to annually pre-approve audit and non-audit services performed by the independent registered public accounting firm in order to ensure that the provision of such services does not impair the audit firm’s independence. Our Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent auditors. All Audit fees and Audit-related fees for 2016 and 2015 were pre-approved by our Audit Committee.

AUDIT COMMITTEE REPORT
The Audit Committee of the Board of Directors (the “Audit Committee”) of Carriage Services, Inc. (“Carriage”) has reviewed and discussed the audited financial statements of Carriage for the fiscal year ended December 31, 2016 with Carriage management. The Audit Committee has discussed with Grant Thornton LLP, Carriage's independent registered public accounting firm for the fiscal year ended December 31, 2016, the matters required to be discussed by Statement on Auditing Standards No. 16, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Additionally, the Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP's communications with the Audit Committee concerning independence, and has discussed with Grant Thornton LLP their independence.
Based on the Audit Committee’s review and discussions with management and Grant Thornton LLP referred to above, the Audit Committee recommended to the Board of Directors of Carriage that the audited consolidated financial statements be included in Carriage's Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the Securities and Exchange Commission.
Audit Committee
Donald D. Patteson, Jr., Chairman
Barry K. Fingerhut
Bryan D. Leibman
James R. Schenck

April 5, 2017

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
AND CERTAIN BENEFICIAL OWNERS
Stock Ownership of Management
The following table sets forth, as of March 24, 2017, the number of shares beneficially owned and the percentage of the Common Stock held by: (1) each of our directors and director nominees, (2) our Principal Executive Officer and Principal Financial Officer, (3) our other executive officers named in the Summary Compensation Table set forth under “Executive Compensation,” and (4) all our current executive officers and directors as a group. Under the rules of the SEC, on any day, a person is deemed to own beneficially all securities as to which that person owns or shares voting or investment power, as well as all securities which such person may acquire within 60 days of such date through the exercise of currently available conversion rights or options. Except as otherwise stated in the notes to the table, each person named in the table below has sole voting and investment power with respect to the shares indicated.

Beneficial Owner	Common Stock	Stock Options(1)	Number of Shares Beneficially Owned	Percent of Common Stock
Melvin C. Payne(2)(3)	1,271,237	281,651	1,552,888	9.3%
Mark R. Bruce	33,816	162,099	195,915	1.2%
Shawn R. Phillips(4)	63,975	122,260	186,235	1.1%
Paul D. Elliott	32,537	93,793	126,330	*
Viki K. Blinderman	2,654	59,067	61,721	*
Donald D. Patteson, Jr.	47,432	—	47,432	*
Carl B. Brink	6,059	38,667	44,726	*
Bryan D. Leibman(5)	17,203	—	17,203	*
James R. Schenck	1,531	—	1,531	*
Barry K. Fingerhut	—	—	—	*
All current directors and executive officers as a group (10 persons)	1,476,444	757,537	2,233,981	13.4%

*	Indicates less than 1%.

(1)
The ownership of stock options shown in the table includes shares which may be acquired within 60 days upon the exercise of outstanding stock options granted under our stock option plans. For unexercisable stock options, see “Executive Compensation – Outstanding Equity Awards at Fiscal Year-End” in this Proxy Statement.

(2)
Mr. Payne’s holdings include 25,000 shares of Common Stock held in an Annuity Trust for Mr. Payne's benefit, 25,000 shares of Common Stock held in an Annuity Trust for Mr. Payne's spouse's benefit and 3,518 shares of Common Stock held by Mr. Payne’s spouse. As of March 24, 2017, 90,000 shares of Common Stock, as reported on the Form 4 dated March 23, 2017, are no longer an indirect holding.

(3)	Mr. Payne has pledged 340,000 shares of his Common Stock pursuant to a margin account which was opened in October 2012.

(4)	Mr. Phillips has pledged 50,000 shares of his Common Stock pursuant to a margin account which was opened November 2015.

(5)	Mr. Leibman's holdings include 2,576 shares of Common Stock held by Mr. Leibman's minor children.

Stock Ownership of Certain Beneficial Owners
As of April 5, 2017, the persons named below were, to our knowledge, the only beneficial owners of more than 5% of our outstanding Common Stock, determined in accordance with Rule 13d-3 of the Exchange Act, other than directors and executive officers whose beneficial ownership is described in the previous table.

Beneficial Owner	Number of Shares Beneficially Owned	Percent of Common Stock
FMR LLC(1) 245 Summer Street Boston, MA 02210	2,548,816	14.9%
Dimensional Fund Advisors LP(2) Building One, 6300 Bee Cave Road Austin, TX 78746	1,393,094	8.4%
BlackRock Inc.(3) 55 East 52nd Street New York, NY 10055	1,015,701	6.1%
RBC Global Asset Management (U.S) Inc.(4) 50 South Sixth Street, Suite 2350 Minneapolis, MN 55402	874,849	5.2%
LSV Asset Management(5) 155 N. Wacker Drive, Suite 4600 Chicago, IL 60606	861,676	5.2%
Zazove Associates, LLC(6) 1001 Tahoe Blvd. Incline Village, NV 89451	888,032	5.1%

(1)
Based solely on Schedule 13G/A filed with the SEC on February 14, 2017. FMR LLC has sole voting power as to 1,097,083 shares and sole dispositive power as to 2,548,816 shares, of which, 450,531 shares are issuable upon the conversion of Carriage 2.75% Convertible Notes due March 15, 2021.

(2)	Based solely on Schedule 13G/A filed with the SEC on February 9, 2017. Dimensional Fund Advisors LP has sole voting power as to 1,360,831 shares and sole dispositive power as to 1,393,094 shares.

(3)	Based solely on Schedule 13G/A filed with the SEC on January 23, 2017. BlackRock Inc. has sole voting power as to 982,126 shares and sole dispositive power as to 1,015,701 shares.

(4)
Based solely on Schedule 13G filed with the SEC on February 10, 2017. RBC Global Asset Management (U.S.) Inc. has sole voting power as to 757,169 shares and sole dispositive power as to 874,849 shares.

(5)	Based solely on Schedule 13G filed with the SEC on February 6, 2017. LSV Asset Management has sole voting power as to 457,974 shares and sole dispositive power as to 861,676 shares.

(6)
Based solely on Schedule 13G/A filed with the SEC on February 10, 2017. Zazove Associates, LLC, Zazove Associates, Inc. and Gene T. Pretti have sole voting and dispositive power as to 888,032 shares, of which 888,032 shares are issuable upon the conversion of Carriage 2.75% Convertible Notes due March 15, 2021.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities to file with the SEC and the NYSE reports of ownership and changes in ownership of Common Stock and other of our equity securities on Forms 3, 4 and 5. Executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Forms 3, 4 and 5 they file.
To our knowledge, based solely on our review of the copies of such reports furnished to us or written representations from reporting persons, we believe that all filings required to made under Section 16(a) of the Exchange Act were timely made for the fiscal year ended December 31, 2016.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policies and Procedures for Review and Approval of Related Party Transactions
We have established procedures to identify, review, approve, and ratify transactions with related persons and bring them to the attention of our Board for consideration. These procedures include formal written questionnaires to our directors and executive officers. Each year, we require our directors and executive officers to complete a questionnaire that requires them to identify and describe any transactions with Carriage that they or their respective related parties may have been involved in, whether or not material.
Our Corporate Governance Committee has the responsibility to review and discuss with management and approve any transactions or courses of dealing with related parties. During this process, related party transactions are disclosed to all Board members. To the extent such transactions are ongoing business relationships, the transactions are reviewed annually and such relationships will be on terms not materially less favorable than what would be usual and customary in similar transactions between unrelated persons dealing at arm’s length. Our Corporate Governance Committee intends to approve only those related party transactions that are in the best interest of us and our stockholders. The policies and procedures for related party transactions are documented in our Code of Business Conduct and Ethics, a copy of which is available free of charge on our website at www.carriageservices.com.
Related Party Transactions
Since January 1, 2017, there were no reportable transactions between Carriage and related persons, and there are no such currently proposed transactions.
OTHER BUSINESS
Management does not intend to bring any other business before our Annual Meeting and has not been informed that any other matters are to be presented at our Annual Meeting by others. If other matters properly come before our Annual Meeting or any adjournment or postponement thereof, the persons named in the accompanying proxy and acting thereunder will vote in accordance with their best judgment.
STOCKHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING
Pursuant to rules promulgated by the SEC, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at our 2018 Annual Meeting of Stockholders may do so by following the procedures set forth under Rule 14a-8 of the Exchange Act. In general, to be eligible for inclusion in our proxy materials, stockholder proposals must be received by our Corporate Secretary at 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056 no later than December 17, 2017. However, if the date of our 2018 Annual Meeting of Stockholders is more than 30 days from the date of the 2017 Annual Meeting of Stockholders, then the deadline is a reasonable time before we begin to print and send our proxy materials for our 2018 Annual Meeting of Stockholders.
In addition, pursuant to our bylaws, a stockholder may recommend nominees for director not for inclusion in our proxy materials, as further discussed herein in our “Corporate Governance - Direction Nomination Process” section. For all other stockholder proposals intended for presentation at our 2018 Annual Meeting of Stockholders but not for inclusion in our 2018 proxy materials, a stockholder must deliver a copy of the proposal to our Corporate Secretary at our principal offices listed above no less than 45 days before the date on which we first send our proxy materials for the 2017 Annual Meeting of Stockholders. For our 2018 Annual Meeting of Stockholders, the deadline will be March 2, 2018, based on the proxy materials for this year’s meeting being sent on April 15, 2017.
Under Rule 14a-4(c) of the Exchange Act, our Board may exercise discretionary voting authority under proxies solicited by it with respect to any matter timely and properly presented by a stockholder at our 2018 Annual Meeting of Stockholders that the stockholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how our Board intends to exercise its discretion to vote on the matter, unless the stockholder satisfies the other requirements of Rule 14a-4(c)(2). If we receive untimely notice of the matter and the matter nonetheless is permitted to be presented at our 2018 Annual Meeting of Stockholders, our Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

ADDITIONAL INFORMATION
Annual Report
Our Annual Report to Stockholders for the year ended December 31, 2016 (our “Annual Report”) is being mailed to all stockholders entitled to vote at our Annual Meeting. Our Annual Report does not form any part of the proxy soliciting materials.
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, but not including exhibits, is also available at www.carriageservices.com. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, excluding exhibits, will be furnished at no charge to each person to whom a proxy statement is delivered upon the request of such person. Exhibits to the Annual Report on Form 10-K for the fiscal year ended December 31, 2016 are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit(s). Such requests should be directed to the Corporate Secretary of Carriage Services, Inc., 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056.
Householding
We are sending only one copy of this Proxy Statement and our Annual Report to stockholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs. If you received a householded mailing this year and you would like to have additional copies of this Proxy Statement and/or our Annual Report mailed to you or you would like to opt out of this practice for future mailings, we will promptly deliver such additional copies to you if you submit your request to our Corporate Secretary in writing at Carriage Services, Inc., 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056, or call our Corporate Secretary at 713-332-8400. You may also contact us in the same manner if you received multiple copies of this Proxy Statement and our Annual Report and would prefer to receive a single copy in the future.
REGARDLESS OF THE NUMBER OF SHARES YOU OWN, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING, AND YOU ARE RESPECTFULLY REQUESTED TO VOTE VIA THE INTERNET OR COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

By Order of the Board of Directors,

Viki K. Blinderman
Senior Vice President, Principal Financial Officer, Chief Accounting Officer and Secretary

Houston, Texas
April 5, 2017

APPENDIX A

CARRIAGE SERVICES, INC.
2017 Omnibus Incentive Plan
Effective May 17, 2017

Appendix A

Carriage Services, Inc.
2017 Omnibus Incentive Plan

Article 1. Establishment, Purpose and Duration
1.1    Establishment. Carriage Services, Inc., a Delaware corporation, establishes an incentive compensation plan to be known as Carriage Services, Inc. 2017 Omnibus Incentive Plan, as set forth in this document. The Plan permits the grant of various forms of equity-based and cash-based Awards. The Plan is adopted by the Board on May 17, 2017 subject to shareholder approval (the “Effective Date”). Notwithstanding any provision to the contrary herein, the Plan shall become effective only upon the approval by the holders of a majority of all shares of Common Stock present, or represented by proxy, and entitled to vote at a meeting of the Company’s shareholders at which a quorum is present. Once effective, the Plan shall remain in effect as provided in Section 1.3 (Duration of the Plan). The Plan and each Award granted hereunder are conditioned on and shall be of no force or effect until the Plan is approved by the shareholders of the Company as outlined above.
1.2    Purpose of the Plan. The purpose of the Plan is to foster and promote the long-term financial success of the Company by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Participants, and (c) enabling the Company to attract and retain qualified and competent persons as employees of the Company and to serve as members of the Board and whose judgment, interest and performance are required for the successful operations of the Company.
1.3    Duration of the Plan. Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After the Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.
1.4    Prior Plan. As of the Effective Date, the Prior Plan hereby is suspended and no further awards shall be issued under the Prior Plan under any circumstance; provided, however, that Awards issued pursuant to the Prior Plan that are outstanding as of the Effective Date shall remain outstanding and shall be administered in accordance with the terms of the Prior Plan and applicable award agreements thereunder. Notwithstanding the foregoing, in accordance with Section 13.1 of the Prior Plan, as of the Effective Date, the Prior Plan hereby is amended to the extent addressed, and as set forth, herein.
Article 2. Definitions
Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.
2.1    “Award” means a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Share Units, Performance Units, Cash-Based Awards or Other Stock-Based Awards, in each case subject to the terms of the Plan.

2.2    “Award Agreement” means a written or electronic agreement entered into by the Company and a Participant, or a written or electronic statement issued by the Company to a Participant, which in either case contains (either expressly or by reference to this Plan or any subplan created hereunder) the terms and provisions applicable to an Award granted under the Plan, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet or other non-paper Award Agreements, and the use of electronic, Internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.
2.3    “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act and the terms “Beneficial Ownership” and “Beneficially Own” shall have the corresponding meanings.
2.4    “Board” means the Board of Directors of the Company.
2.5    “Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 12 (Other Stock-Based Awards and Cash-Based Awards)
2.6    “Cause” means unless otherwise set forth in an Award Agreement or other written agreement between the Company and the applicable Participant, of acts or omissions constituting, in the Committee’s reasonable judgment:
(a)    a breach of duty by the Participant in the course of his employment involving fraud, acts of dishonesty or disloyalty to the Company or a Subsidiary;
(b)    conduct by the Participant that is materially detrimental to the Company or a Subsidiary, monetarily or otherwise, or reflects unfavorably on the Company, a Subsidiary or the Participant;
(c)    the Participant’s material breach of his obligations under any written employment or other agreement between the Participant and the Company and/or any Subsidiary or imposed by applicable law;
(d)    the Participant’s failure to comply with (or, if applicable, enforce) material policies of the Company or a Subsidiary;
(e)    the Participant’s insubordination;
(f)    the Participant’s willful and continued failure to perform essential job functions; or
(g)    the Participant’s conviction of, or entry of a plea agreement or consent decree or similar arrangement with respect to, a felony or any violation of any federal or state securities law.
2.7     A “Change in Control” means, except as may otherwise be provided in an Award Agreement, the occurrence of any one of the following events:
(a)Share acquisition. A direct or indirect acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of Beneficial Ownership of Shares which, together with other direct or indirect acquisitions or beneficial ownership by such Person, results in aggregate Beneficial Ownership by such Person of fifty percent (50%) or more of either (1) the then outstanding Shares of common stock (the “Outstanding Company Common Stock”), or (2) the combined voting power of the then outstanding Voting Securities of the Company (the “Outstanding Company Voting Securities”); excluding, however, the following:
(i)    any acquisition by the Company or a wholly owned Subsidiary,
(ii)    any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or
(iii)    any acquisition by any entity pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this definition; or
(b)Change in Board composition. A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of a majority of those individuals then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or
(c)Consummation of a Corporation Transaction. The consummation of a Corporate Transaction; excluding, however, such a Corporate Transaction pursuant to which
(i)    all or substantially all of the individuals and entities who are the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will Beneficially Own, directly or indirectly, more than fifty percent (50%) of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding Voting Securities of the surviving or acquiring entity resulting from such Corporate Transaction or a direct or indirect parent entity of the surviving or acquiring entity (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions (as compared to each other) as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
(ii)    no Person will Beneficially Own, directly or indirectly, twenty percent (20%) or more of, respectively, the outstanding shares of common stock (or comparable equity interests) of the entity resulting from such Corporate Transaction or the combined voting power of the outstanding Voting Securities of such entity except to the extent that such ownership existed prior to the Corporate Transaction, with regard to:
A.    the Company,

B    any wholly owned Subsidiary,
C.    any employee benefit plan (or related trust)) sponsored or maintained by the Company,
D.    any entity controlled by the Company, such surviving or acquiring entity resulting from such Corporate Transaction or any entity controlled by such surviving or acquiring entity or a direct or indirect parent entity of the surviving or acquiring entity that, after giving effect to the Corporate Transaction, beneficially owns, directly or indirectly, 100% of the outstanding Voting Securities of the surviving or acquiring entity, and
(iii)    individuals who were members of the Incumbent Board will constitute a majority of the members of the board of directors (or similar governing body) of the surviving or acquiring entity resulting from such Corporate Transaction or a direct or indirect parent entity of the surviving or acquiring entity.
Notwithstanding the foregoing, solely for purposes of Section 409A of the Code, if an Award provides for a change in the time or form of payment upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described in this Section 2.7 unless the event would also constitute an event under Code Section 409A and treasury regulation 1.409A-3(i)(5), that would permit such a change. In addition, notwithstanding anything herein to the contrary any Award that constitutes deferred compensation that is payable upon a Change in Control shall only be payable upon a Change in Control if that event constitutes a change in ownership of the Company, a change in effective control of the Company, or a change in ownership of a substantial portion of the Company’s assets of the Company within the meaning of Code Section 409A.
2.8    “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of the Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.
2.9    “Commission” means the Securities and Exchange Commission.
2.10    “Committee” means the Compensation Committee of the Board or a subcommittee thereof or any other committee designated by the Board to administer the Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. Each member of the Committee shall be (i) an independent director within the meaning of the rules and regulations of the New York Stock Exchange (or such other national securities exchange which is the principal market on which the Shares are then traded), (ii) a non-employee director within the meaning of Exchange Act Rule 16b-3, and (iii) an outside director for purposes of Code Section 162(m). Notwithstanding the foregoing, for Awards that may be granted to Non-Employee Directors, all references to the Committee in this Plan shall mean the Board of Directors.
2.11    “Company” means Carriage Services, Inc., and any successor thereto as provided in Section 22.21 (Successors).

2.12    “Corporate Transaction” means (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the assets of the Company, (iii) a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation or (iv) a statutory share exchange involving capital stock of the Company.
2.13    “Covered Employee” means a Participant designated by the Committee at or prior to the time an Award is granted to him or her hereunder who is or is likely to become a “covered employee” as defined in Code Section 162(m) and for whom such Award has been designated as Performance-Based Compensation in accordance with Article 15 (Performance-Based Compensation and Compliance with Code Section 162(m)) and with respect to ISOs and Nonqualified Stock Options or SARs.
2.14    “Director” means any individual who is a member of the Board.
2.15    “Disability” means a mental or physical condition which, in the opinion of the Committee, renders a Participant unable or incompetent to carry out the job responsibilities which such Participant held or tasks to which such Participant was assigned at the time the disability was incurred and which is expected to be permanent or for an indefinite period. With respect to any Award that constitutes deferred compensation under Code Section 409A, the Committee may not find that a Disability exists with respect to the applicable Participant unless, in the Committee’s opinion, such Participant is also “disabled” within the meaning of Code Section 409A to the extent required under Code Section 409A.
2.16    “Dividend Equivalent” has the meaning set forth in Article 18 (Dividends and Dividend Equivalents).
2.17    “Effective Date” has the meaning set forth in Section 1.1 (Establishment).
2.18    “Employee” means any individual performing services for the Company or a Subsidiary and designated as an employee of the Company or the Subsidiary on its payroll records. An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or among the Company or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the last day of such leave, any Incentive Stock Option held by a Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company. In addition, neither service as an independent contractor nor payment of fees by the Company or a Subsidiary for such services shall be sufficient to constitute “employment” by the Company or Subsidiary.
2.19    “Exchange Act” means the Securities Exchange Act of 1934.
2.20    “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.21    “Fair Market Value” means, as applied to a specific date and unless otherwise specified in an Award Agreement, the price of a Share that is equal to the closing price of a Share on the New York Stock Exchange (or, on such other national securities exchange that is the primary trading market for the Shares, if Shares are not then listed on the NYSE) on the day preceding the date of determination, or if no sales of Shares shall have occurred on such exchange on the day preceding the applicable date of determination, the closing price of the Shares on such exchange on the next preceding date on which there were such sales. Notwithstanding the foregoing, if Shares are not traded on any established stock securities exchange, the Fair Market Value means the price of a Share as established by the Committee acting in good faith based on a reasonable valuation method that is consistent with the requirements of Section 409A of the Code and the regulations thereunder.
2.22    “Good Reason” means, unless otherwise set forth in an Award Agreement, or set forth in another written agreement between the Company or a Subsidiary and the applicable Participant that expressly provides that it will apply for purposes of Awards granted on or after the effective date of such other agreement, any of the following actions if taken without the Participant’s prior written consent: (a) any material failure by the Company or a Subsidiary to comply with its obligations under the terms of a written employment agreement; (b) any demotion of the Participant as evidenced by a material reduction in the Participant’s responsibilities, duties, compensation, or benefits; or (c) any permanent relocation of the Participant’s primary place of employment by more than 50 miles from the then-current location. Neither a transfer of employment among the Company or any of its Subsidiaries, a change in any co-employment relationship, nor a mere change in job title or reporting structure constitutes “Good Reason.”
2.23    “Grant Date” means the date an Award to a Participant pursuant to the Plan is approved by the Committee (or such later date as specified in such approval by the Committee) or, in the case of an Award granted to a Non-Employee Director, the date on which such Award is approved by the Board (or such later date as specified in such approval by the Board).
2.24    “Grant Price” means the per Share price established at the time of grant of an SAR pursuant to Article 7 (Stock Appreciation Rights).
2.25    “Incentive Stock Option” or “ISO” means an Award granted pursuant to Article 6 (Stock Options) that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422 or any successor provision.
2.26    “Insider” means an officer, a Director or other person whose transactions in Shares are subject to Section 16 of the Exchange Act.
2.27    “Nonemployee Director” means a Director who is not an Employee.
2.28    “Nonqualified Stock Option” means an Award granted pursuant to Article 6 (Stock Options) that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.
2.29    “Option” means an Award granted to pursuant to Article 6 (Stock Options), which Award may be an Incentive Stock Option or a Nonqualified Stock Option.

2.30    “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of the Plan that is granted pursuant to Article 12 (Other Stock-Based Awards and Cash-Based Awards) which may be settled in Shares or cash or a combination thereof.
2.31    “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.
2.32    “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in the Plan shall be construed to mean that an Award that does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.
2.33    “Performance Measures” means measures, as described in Section 15.2 (Performance Measures), upon which performance goals are based and that are approved by the Company’s shareholders pursuant to the Plan in order to qualify Awards as Performance-Based Compensation.
2.34    “Performance Period” means the period of time during which pre-established performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.
2.35    “Performance Share Unit” means an Award granted pursuant to Article 10 (Performance Share Units).
2.36    “Performance Unit” means an Award granted pursuant to Article 11 (Performance Units).
2.37    “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a vesting requirement (based on the continued service, the achievement of performance goals or upon the occurrence of other events as determined by the Committee, in its discretion) as provided in Articles 8 (Restricted Stock) and 9 (Restricted Stock Units).
2.38    “Plan” means the Carriage Services, Inc. 2017 Omnibus Incentive Plan, as the same may be amended from time to time.
2.39    “Prior Plan” means the Second Amended and Restated Carriage Services, Inc. 2006 Long-Term Incentive Plan, as in effect and amended from time to time.
2.40    “Qualifying Termination” means a termination for Good Reason or an involuntary Termination of Service other than due to death, disability or Cause.
2.41    “Restricted Stock” means an Award granted pursuant to Article 8 (Restricted Stock).

2.42    “Restricted Stock Unit” means an Award granted pursuant to Article 9 (Restricted Stock).
2.43    “Share” means a share of common stock, par value $2.50 per share, of the Company.
2.44    “Stock Appreciation Right” or “SAR” means an Award granted pursuant to Article 7 (Stock Appreciation Rights).
2.45    “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, ownership of more than fifty (50%) percent of the total combined voting power of all classes of stock or such lesser percentage as may be approved by the Committee.
2.46    “Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding Awards granted by a company or other entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
2.47    “Termination of Service” means the following:
(a)    for an Employee, the date on which the Employee is no longer an Employee,
(b)    for a Non-Employee Director, the date on which the Non-Employee Director is no longer a member of the Board, or
(c)    for a Third-Party Service Provider, the date on which such individual no longer provides substantial services on a regular basis to the Company as determined by the Committee in its sole discretion.
With respect to any payment of an Award subject to Code Section 409A, a Termination of Service shall mean a “separation from service” within the meaning of Code Section 409A.
2.48    “Voting Securities” of an entity means the outstanding equity securities (or comparable interests) entitled to vote generally in the election of directors of such entity.
2.49    “Third-Party Service Provider” means any consultant, agent, advisor or independent contractor who renders bona fide services to the Company or a Subsidiary that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, (b) do not directly or indirectly promote or maintain a market for the Company’s securities, and (c) are provided by a natural person who has contracted directly with the Company or a Subsidiary to render such services.
Article 3. Administration
3.1    General. The Committee shall be responsible for administering the Plan, subject to this Article 3 and the other provisions of the Plan. The Committee may employ attorneys, consultants, accountants, agents and other individuals, any of whom may be an Employee; and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company or Subsidiary, and all other persons. Any action of the Committee shall be valid and effective even if the members of the Committee at the time of such action are later determined not to have satisfied all of the criteria for membership in clauses (i), (ii) and (iii) of Section 2.10 (Committee).
3.2    Authority of the Committee. Subject to any express limitations set forth in the Plan, the Committee shall have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of the Plan including, but not limited to, the following:
(a)    To determine from time to time which of the persons eligible under the Plan shall be granted Awards, when and how each Award shall be granted, what type or combination of types of Awards shall be granted, the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares pursuant to an Award and the number of Shares subject to an Award or the value of an Award;
(b)    To construe and interpret the Plan and Awards granted under it, and to establish, amend, and revoke rules and regulations for its administration;
(c)    To correct any defect, omission or inconsistency in the Plan or in an Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;
(d)    To approve forms of Award Agreements for use under the Plan;
(e)    To determine Fair Market Value of a Share in accordance with Section 2.21 (Fair Market Value) of the Plan;
(f)    To amend any Award Agreement as permitted under the Plan;
(g)    To adopt sub-plans and/or special provisions applicable to stock Awards regulated by the laws of a jurisdiction other than and outside of the United States, to Cash-Based Awards, or to Awards to Directors (as contemplated by Article 16, Nonemployee Director Awards). Such sub-plans and/or special provisions shall be subject to and consistent with the terms of the Plan, except to the extent the Committee determines that different terms and conditions are necessary or desirable to comply with the laws of a jurisdiction other than and outside of the United States;
(h)    To authorize any person to execute on behalf of the Company any instrument required to affect the grant of an Award;
(i)    To determine whether Awards will be settled in Shares of common stock, cash or in any combination thereof;
(j)    To determine whether Awards will provide for Dividend Equivalents;
(k)    To establish a program whereby Participants designated by the Committee may reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(l)    To authorize a program permitting eligible Participants to surrender outstanding Awards in exchange for newly granted Awards subject to any applicable shareholder approval requirements set forth in Section 21.1 (Amendment and Termination of the Plan and Awards) of the Plan;
(m)    To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares, including, without limitation, restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales or other transfers;
(n)    To waive any restrictions, conditions or limitations imposed on an Award at the time the Award is granted or at any time thereto including but not limited to forfeiture, vesting and treatment of Awards upon a Termination of Service;
(o)    To permit Participants to elect to defer payments of Awards; provided that any such deferrals shall comply with applicable requirements of the Code, including Code Section 409A, and
(p)    To extend the timing of the settlement or payment of an Award to the extent permitted under Code Section 409A and other applicable law and rules of the exchange that is the primary trading market of the Shares.
3.3    Delegation. To the extent permitted by law and the rules of any securities exchange on which Shares are listed, quoted or traded, the Committee may delegate all or any portion of its authority under the Plan to one or more of its members or, as to Awards to Participants who are not subject to Section 16 of the Exchange Act, to one or more officers or other Directors of the Company. The Committee may also delegate non-discretionary administrative responsibilities in connection with the Plan to such other persons, agents or advisors as it may deem advisable. The Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under the Plan.
3.4    Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3 and all other applicable laws, including any required blackout periods. At any time the Company is required to comply with Securities Regulation BTR, all transactions under this Plan respecting the Company’s securities shall comply with Securities Regulation BTR and the Company’s insider trading policies, as revised from time to time, or such other similar Company policies, including but not limited to policies relating to blackout periods. Any ambiguities or inconsistencies in the construction of an Award shall be interpreted to give effect to such limitation. To the extent any provision of the Plan or Award Agreement or action by the Committee or Company fails to so comply, such provision or action shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee in its discretion.

Article 4. Shares Subject to The Plan, Maximum Awards and Minimum Vesting Standards
4.1    Number of Shares Authorized and Available for Awards. Subject to adjustment as provided under Section 4.4 (Adjustments) and Section 17.2 (Actions Respecting Awards), the total number of Shares that may be the subject of Awards and issued under the Plan shall be the sum of (i) 1,000,000 Shares and (ii) the number of Shares available for grant under the Prior Plan as of the Effective Date. Such Shares may be authorized and unissued Shares. Any of the authorized Shares may be used for any type of Award under the Plan, and any or all of the Shares may be allocated to Incentive Stock Options. Solely for the purpose of determining the number of Shares available for Awards under this Section 4.1, the number of shares available for issuance under the Plan shall be reduced by one (1.00) Share for every one (1.00) Share granted in respect of an Award.
4.2    Share Usage. In determining the number of Shares available for grant under the Plan at any time, the following rules shall apply:
(a)    Any Shares subject to an Award granted under the Plan or under the Prior Plan that, on or after the Effective Date, either (i) terminates by expiration, forfeiture, cancellation or otherwise without the issuance of the Shares (or with the forfeiture of Shares in connection with a Restricted Stock Award); (ii) is settled in cash in lieu of Shares; or (iii) is exchanged with the Committee’s permission prior to the issuance of Shares for an Award not involving Shares, shall become available again for grant under the Plan.
(b)    Any Shares withheld by the Company or tendered by a Participant (by either actual delivery or attestation) on or after the Effective Date to satisfy tax withholding obligations associated with an Award granted under the Plan or under the Prior Plan shall become available again for grant under the Plan.
(c)    Any Shares that are withheld by the Company or tendered by a Participant (by either actual delivery or attestation) on or after the Effective Date to pay the Exercise Price of an Option granted under the Plan or under the Prior Plan shall become available again for grant under the Plan.
(d)    Any Shares that were subject to the exercise of an SAR granted under the Plan or under the Prior Plan that, on or after the Effective Date, were not issued in connection with such exercise shall become available again for grant under the Plan.
(e)    Any Shares that are purchased by the Company on the open market with the proceeds from the exercise of a Stock Option granted under the Plan or under the Prior Plan shall become available again for grant under the Plan.
(f)    Shares subject to Substitute Awards that were approved by the acquired or combined company’s stockholders and not granted in connection with the transaction shall not be counted against the share reserve specified in Section 4.1 (Number of Shares Authorized and Available for Awards), nor shall they reduce the Shares authorized for grant to a Participant in any calendar year, but only to the extent permitted under and in accordance with Code Section 162(m), Code Section 422 and Code Section 409A to the extent applicable, other applicable Law and the rules of the national securities exchange that is the primary trading market of the shares.

4.3    Annual Award Limits. Subject to adjustment as set forth in Sections 4.4 (Adjustments) and 17.2 (Actions Respecting Awards), the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of Awards under the Plan:
(a)    The maximum aggregate number of Shares for which Options or SARs may be granted to any Participant in any calendar year shall be 300,000 Shares (for avoidance of doubt, this limit applies, in the aggregate, to all Awards subject to this paragraph (a)).
(b)    The maximum aggregate number of Shares that may be subject to Awards of Restricted Stock, Restricted Stock Units, Performance Share Units and Other Stock Based Awards that are Performance-Based Compensation and granted to any one Participant in any calendar year shall be 300,000 Shares (for avoidance of doubt, this limit applies, in the aggregate, to all forms of Awards subject to this paragraph (b)). The foregoing maximum shall apply to any Performance Period that is equal to a fiscal year, which maximum shall be adjusted to the corresponding fraction or multiple of that amount for any Performance Period of a different duration. For example, if the duration of a Performance Period is two calendar years, then the foregoing referenced maximum shall be adjusted to equal the product of 300,000 Shares and two (2) or 600,000 Shares.
(c)    The maximum aggregate amount that may be paid to any Participant in any calendar year under an Award of Performance Units, Cash-Based Awards or any other Award that is payable or denominated in cash, in each case that are Performance-Based Compensation, shall be $3,000,000 determined as of the date of payout (for avoidance of doubt, this limit applies in the aggregate, to all forms of Awards subject to this paragraph (c)). The foregoing maximum shall apply to any Performance Period that is equal to a fiscal year, which maximum shall be adjusted to the corresponding fraction or multiple of that amount for any Performance Period of a different duration. For example, if the duration of a Performance Period is three calendar years, then the foregoing referenced maximum shall be adjusted to equal the product of $3,000,000 and three (3) or $9,000,000. To the extent that any form of Award subject to this Section 4.3(c) is to be settled in Shares, either pursuant to the discretion of the Committee or an election by the applicable Participant, compliance with the limit established by this Section 4.3(c) shall be determined by calculating the dollar value of the Shares to be issued in settlement based on the Fair Market Value of such Shares as of the applicable vesting date.
4.4    Adjustments. All Awards shall be subject to the following provisions:
(a)    In the event of any equity restructuring (within the meaning of FASB ASC Topic 718) that causes the per share value of Shares to change, such as a stock dividend, stock split, reverse stock split, split up, spin-off, rights offering or recapitalization through an extraordinary dividend, the Committee, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, as applicable, (i) the number and kind of Shares or other securities that may be issued under the Plan or under particular forms of Award Agreements, (ii) the number and kind of Shares or other securities subject to outstanding Awards, (iii) the Exercise Price or Grant Price applicable to outstanding Awards, (iv) the Annual Award Limits, and (v) other value determinations applicable to outstanding Awards. In the event of any other change in corporate capitalization (including, but not limited to, a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in

Section 368 of the Code), or any partial or complete liquidation of the Company to the extent such events do not constitute equity restructurings or business combinations within the meaning of FASB ASC Topic 718, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number.
(b)    In addition to the adjustments permitted under paragraph (a) above, the Committee, in its sole discretion, may make such other adjustments or modifications in the terms of any Awards that it deems appropriate to reflect any of the events described in Section 4.4(a) (Adjustments), including, but not limited to, (i) modifications of performance goals and changes in the length of Performance Periods, or (ii) the substitution of other property of equivalent value (including, without limitation, cash, other securities and securities of entities other than the Company that agree to such substitution) for the Shares available under the Plan or the Shares covered by outstanding Awards, including arranging for the assumption, or replacement with new Awards, of Awards held by Participants, but in either case only to the extent permitted by Section 162(m) of the Code with respect to Awards intended to qualify as Performance-Based Compensation and (iii) in connection with any sale of a Subsidiary, arranging for the assumption, or replacement with new Awards, of Awards held by Participants employed by the affected Subsidiary by the Subsidiary or an entity that controls the Subsidiary following the sale of such Subsidiary.
(c)    The determination of the Committee as to the foregoing adjustments set forth in this Section 4.4 (Adjustments), if any, shall be made in accordance with Code Sections 409A or 424, to the extent applicable, and shall conclusive and binding on Participants under the Plan.
4.5    Effect of Plans Operated by Acquired Companies. If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan. Awards using such available shares shall not be made after the date Awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.
4.6    Minimum Vesting Standards. Except as provided in Article 17, an Award granted under the Plan to a Participant shall be subject to the following minimum vesting standards, except for a Substitute Award or an Award granted solely in exchange for foregone cash compensation:
(a)    An Award as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Company or any Subsidiary shall be subject to a minimum service-based vesting period of at least three-years starting on such Award’s Grant Date; provided, however, that such an Award shall comply with this paragraph (a) if it provides for vesting during such three-year service period at a rate no faster than ratable vesting.

(b)    An Award as to which vesting depends on the satisfaction of one or more performance conditions shall be subject to a minimum service-based vesting period of at least one-year starting on such Award’s Grant Date.
Notwithstanding paragraphs (a) and (b) above, (i) the Committee may permit and authorize acceleration of vesting of Awards pursuant to Section 3.2(n) (Authority of the Committee) of the Plan (subject to the requirements of Article 15 (Performance-Based Compensation and Compliance with Code Section 162(m) in the case of Performance-Based Compensation), and (ii) the Committee may grant Awards covering no more than five percent of the total number of Shares authorized under the Plan without regard to the minimum vesting standards.
Article 5. Eligibility and Participation
5.1    Eligibility to Receive Awards. Individuals eligible to participate in the Plan shall be limited to Employees, Nonemployee Directors and Third-Party Service Providers.
5.2    Participation in the Plan. Subject to the provisions of the Plan, the Committee may, from time to time, select from all individuals eligible to participate in the Plan, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law and the amount of each Award.
5.3    Award Agreements. The Committee shall have the exclusive authority to determine the terms of an Award Agreement evidencing an Award granted under the Plan, subject to the provisions herein. The terms of an Award Agreement need not be uniform among all Participants or among similar types of Awards.
Article 6. Stock Options
6.1    Grant of Options. Options may be granted to Participants covering such number of Shares, and upon such terms, and at any time and from time to time as shall be determined by the Committee. Each grant of an Option shall be evidenced by an Award Agreement, which shall specify whether the Option is in the form of a Nonqualified Stock Option or an Incentive Stock Option.
6.2    Exercise Price. The Exercise Price for each Option shall be determined by the Committee and shall be specified in the Award Agreement evidencing such Option; provided, however, the Exercise Price must be at least equal to 100% of the Fair Market Value of a Share as of the Option’s Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A and, in the case of Incentive Stock Options, Code Section 424), and subject to adjustment as provided for under Section 4.4 (Adjustments).
6.3    Term of Option. Except as otherwise provided in an Award Agreement, the term of an Option shall end on the earliest of the following to occur:

(a)    three (3) months after the date of a Participant’s Termination of Service for any reason other than death, Disability or a Termination of Service for Cause,
(b)    the day before the date of a Participant’s Termination of Service for Cause,
(c)    twelve (12) months after the date of a Participant’s Termination of Service due to death,
(d) twelve (12) months after the date of a Participant’s Termination of Service due to Disability, or
(e)    the day before the tenth (10th) anniversary of the Grant Date or such earlier anniversary as specified in the Award Agreement (“Terminal Anniversary Date”).
Notwithstanding the foregoing, if a Participant dies during the period provided in paragraph (b) above, the term of the Participant’s Option shall not expire until the earlier of twelve (12) months after the Participants death or the day before the Terminal Anniversary Date of the Grant Date.
In addition, to the extent consistent with Code Section 409A, an Option that is not an ISO may be exercised for the thirty (30) day period after the expiration of a limitation on the Participant’s ability to exercise (other than for a termination for Cause) which is due to Section 16-b(3) of the Exchange Act, the Company’s insider trading policy or other applicable law which may extend beyond the Terminal Anniversary Date for this limited purpose.
6.4    Exercise of Option. An Option shall be exercisable during its term as defined in Section 6.3 (Term of Option), subject to such restrictions and vesting conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.
6.5    Payment of Exercise Price. An Option shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. Any Shares issued upon exercise of an Option are subject to Section 14.3 (Restrictions on Share Transferability). A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Exercise Price and the payment of applicable withholding taxes. The Exercise Price of any exercised Option shall be payable to the Company in accordance with one of the following methods to the extent permitted under a Participant’s applicable Award Agreement as determined by the Committee in its discretion on the date of grant:
(a)    In cash or its equivalent,
(b)    By tendering (either by actual delivery or by attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price,
(c)    By a cashless (broker-assisted) exercise,

(d)    By authorizing the Company to withhold Shares otherwise issuable upon the exercise of the Option having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price,
(e)    By any combination of (a), (b), (c) or (d), or
(f)    By any other method approved or accepted by the Committee.
Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars or Shares, as applicable.
6.6    Special Rules Regarding ISOs. Notwithstanding any provision of the Plan to the contrary, an Option granted in the form of an ISO to a Participant shall be subject to the following rules:
(a)    An Option will constitute an Incentive Stock Option only if the Participant receiving the Option is an Employee and only if the Employee is employed by the Company, or a parent corporation or Subsidiary corporation within the meaning of Code Section 424, and only to the extent that (i) it is so designated in the applicable Award Agreement and (ii) the aggregate Fair Market Value (determined as of the Option’s Grant Date) of the Shares with respect to which Incentive Stock Options held by the Participant first become exercisable in any calendar year (under the Plan and all other plans of the Company or a “parent corporation” or a “subsidiary corporation” of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) does not exceed $100,000. To the extent an Option granted to a Participant exceeds this limit, the Option shall be treated as a Nonqualified Stock Option.
(b)    No Participant may receive an Incentive Stock Option under the Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or a “parent corporation” or a “subsidiary corporation” of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively, unless (i) the exercise price for that Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to that Incentive Stock Option on the Grant Date and (ii) that Option will expire no later than five years after its Grant Date.
(c)    For purposes of continued Service by a Participant who has been granted an Incentive Stock Option, no approved leave of absence may exceed three (3) months unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment is not so provided, then on the date six months following the first day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option.
(d)    Each Participant awarded an Incentive Stock Option shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Shares acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Shares before the later of (i) two years after the Grant Date of the Incentive Stock Option or (ii) one year after the date of exercise of the Incentive Stock Option.

Article 7. Stock Appreciation Rights
7.1    Grant of SARs. SARs may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. Each grant of SARs shall be evidenced by an Award Agreement.
7.2    Grant Price. The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement evidencing the SAR; provided, however, the Grant Price must be at least equal to 100% of the Fair Market Value of a Share as of the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A), and subject to adjustment as provided for under Section 4.4 (Adjustments).
7.3    Term of SAR. Except as otherwise provided in an Award Agreement, the term of an SAR shall end on the earliest of the following to occur:
(a)    three (3) months after the date of a Participant’s Termination of Service for any reason other than death, Disability or a Termination of Service for Cause,
(b)    the day before the date of a Participant’s Termination of Service for Cause,
(c) twelve (12) months after the date of a Participant’s Termination of Service due to death,
(e) twelve (12) months after the date of a Participant’s Termination of Service due to Disability or
(d)    the day before the tenth (10th) anniversary of the Grant Date or such earlier anniversary as specified in the Award Agreement (“SAR Terminal Anniversary Date”).
Notwithstanding the foregoing, if a Participant dies during the period provided in paragraph (b) above, the term of the Participant’s SAR shall not expire until the earlier of twelve (12) months after the Participants death or the day before the SAR Terminal Anniversary Date of the Grant Date.
7.4    Exercise of SAR. An SAR shall be exercisable during its term as defined in Section 7.3 (Term of SAR), subject to such restrictions and vesting conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.
7.5    Notice of Exercise. An SAR shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the SAR is to be exercised.
7.6    Settlement of SARs. Upon the exercise of an SAR, pursuant to a notice of exercise properly completed and submitted to the Company in accordance with Section 7.5 (Notice of Exercise), a Participant shall be entitled to receive payment from the Company in an amount equal to the product of (a) and (b) below:

(a)    The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price.
(b)    The number of Shares with respect to which the SAR is exercised.
Payment shall be made in cash, Shares or a combination thereof as provided for under the applicable Award Agreement. Any Shares issued in payment of an SAR are subject to Section 14.3 (Restrictions on Share Transferability).
Article 8. Restricted Stock
8.1    Grant of Restricted Stock. Restricted Stock Awards may be granted to Participants in such number of Shares, and upon such terms, and at any time and from time to time as shall be determined by the Committee. Each grant of Restricted Stock shall be evidenced by an Award Agreement.
8.2    Nature of Restrictions. Each grant of Restricted Stock may be subject to a requirement that a Participant pay a stipulated purchase price for each Share of Restricted Stock, and shall be subject to a Period of Restriction that shall lapse upon the satisfaction of such vesting conditions as are determined by the Committee and set forth in an applicable Award Agreement. Such conditions or restrictions may include, without limitation, one or more of the following:
(a)    That the Shares of Restricted Stock may vest only to the degree that specific performance goals are achieved,
(b)    That the Shares of Restricted Stock may vest only upon completion of a specified period of continuous employment or other service, or
(c)    That the Shares of Restricted Stock may vest only upon completion of a specified period of continuous employment or other service and to the degree that specific performance goals have been achieved.
8.3    Delivery of Shares. Unvested Shares subject to a Restricted Stock Award shall be evidenced by a book-entry in the name of the Participant with the Company’s transfer agent or by one or more stock certificates issued in the name of the Participant. Any such stock certificate shall be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby. Any book-entry shall be subject to comparable restrictions and corresponding stop transfer instructions. Upon the vesting of Shares of Restricted Stock, and the Company’s determination that any necessary conditions precedent to the release of vested Shares (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, such vested Shares shall be made available to the Participant in such manner as may be prescribed or permitted by the Committee. Such vested Shares are subject to Section 14.3 (Restrictions on Share Transferability).

8.4    Voting Rights. Subject to any limitations specifically set forth in a Participant’s applicable Award Agreement, a Participant holding unvested Shares of Restricted Stock shall have the right to exercise full voting rights with respect to those Shares.
Article 9. Restricted Stock Units
9.1    Grant of Restricted Stock Units. Restricted Stock Units may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. A grant of Restricted Stock Units shall not represent the grant of Shares but shall represent a promise to deliver a corresponding number of Shares or the value of such number of Shares based upon the completion of service, performance conditions, or such other terms and conditions as specified in the applicable Award Agreement over the Period of Restriction. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement.
9.2    Nature of Restrictions. Each grant of Restricted Stock Units shall be subject to a Period of Restriction that shall lapse upon the satisfaction of such vesting conditions as are determined by the Committee and set forth in an applicable Award Agreement. Such conditions or restrictions may include, without limitation, one or more of the following:
(a)    That the Restricted Stock Units may vest only to the degree that specific performance goals are achieved,
(b)    That the Restricted Stock Units may vest only upon completion of a specified period of continuous employment or other service or
(c)    That the Restricted Stock Units may vest only upon completion of a specified period of continuous employment or other service and to the degree that specific performance goals have been achieved.
9.3    Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder or the Shares subject to any Restricted Stock Units granted hereunder prior to the issuance of the Shares.
9.4    Settlement and Payment of Restricted Stock Units. Unless otherwise elected by the Participant as permitted under the Award Agreement, or otherwise provided for in the Award Agreement, Restricted Stock Units shall be settled upon the date such Restricted Stock Units vest. Such settlement shall be made in Shares unless otherwise specified in the Award Agreement. Any Shares issued in settlement of Restricted Stock Units are subject to Section 14.3 (Restrictions on Share Transferability).
Article 10. Performance Share Units
10.1    Grant of Performance Share Units. Performance Share Units may be granted to Participants in such number, and upon such terms and at any time and from time to time as shall be determined by the Committee. Each grant of Performance Share Units shall be evidenced by an Award Agreement.

10.2    Value of Performance Share Units. Each Performance Share Unit shall have a value equal to the Fair Market Value of a Share on the Grant Date. The Committee shall set performance goals that, depending on the extent to which they are met over the specified Performance Period and the satisfaction of applicable service-based vesting conditions, shall determine the number of Performance Share Units that shall vest, which may be greater than the target number of Performance Share Units granted, and be paid to a Participant.
10.3    Earning of Performance Share Units. After the applicable Performance Period has ended, the number of Performance Share Units earned by the Participant over the Performance Period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made by the Committee.
10.4    Form and Timing of Payment of Performance Share Units. The Company shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Share Units in the form of Shares unless otherwise specified in the Award Agreement. Any Shares issued in settlement of Performance Share Units are subject to Section 14.3 (Restrictions on Share Transferability).
Article 11. Performance Units
11.1    Grant of Performance Units. Subject to the terms and provisions of the Plan, Performance Units may be granted to a Participant in such number, and upon such terms and at any time and from time to time as shall be determined by the Committee. Each grant of Performance Units shall be evidenced by an Award Agreement.
11.2    Value of Performance Units. Each Performance Unit shall have an initial notional value equal to a dollar amount determined by the Committee. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over the specified Performance Period and the satisfaction of applicable service-based vesting conditions, will determine the number of Performance Units that shall vest, the settlement value of each Performance Unit (if variable), and the settlement amount to be paid to the Participant.
11.3    Earning of Performance Units. After the applicable Performance Period has ended, the number of Performance Units earned by the Participant over the Performance Period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made by the Committee.
11.4    Form and Timing of Payment of Performance Units. The Company shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Units in the form of cash or in Shares or in a combination thereof, as specified in a Participant’s applicable Award Agreement. Any Shares issued in settlement of Performance Units are subject to Section 14.3 (Restrictions on Share Transferability).
Article 12. Other Stock-Based Awards and Cash-Based Awards
12.1    Grant of Other Stock-Based Awards and Cash-Based Awards.
(a)    The Committee may grant Other Stock-Based Awards not otherwise described by the terms of the Plan to a Participant in such amounts and subject to such terms and conditions,

as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares.
(b)    The Committee may grant Cash-Based Awards not otherwise described by the terms of the Plan to a Participant in such amounts and upon such terms as the Committee shall determine.
(c)    Each grant of Other Stock-Based Awards and Cash-Based Awards shall be evidenced by an Award Agreement and/or subject to a subplan or special provisions approved by the Committee.
12.2    Value of Other Stock-Based Awards and Cash-Based Awards.
(a)    Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee.
(b)    Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. If the Committee exercises its discretion to establish performance goals, the value of Cash-Based Awards that shall be paid to the Participant will depend on the extent to which such performance goals are met and any service-based payment conditions are satisfied.
12.3    Payment of Other Stock-Based Awards and Cash-Based Awards. Payment, if any, with respect to Cash-Based Awards and Other Stock-Based Awards shall be made in accordance with the terms of the applicable Award Agreement in the form of cash, Shares or other forms of Awards under the Plan or a combination of cash, Shares and other forms of Awards. The determination of the form in which Awards subject to Article 12 will be paid shall be made by the Committee, unless the Committee chooses to provide in an applicable Award Agreement that a Participant may elect, in accordance with such procedures and limitations as the Committee may specify, the form in which such an Award will be paid. To the extent any Award subject to Article 12 is to be paid in other forms of Awards under the Plan, such Awards issued in payment shall be valued for purposes of such payment at their grant date fair value. If the Committee permits a Participant to elect to receive some or all of an amount that would otherwise be payable in cash under an Award subject to Article 12 in Shares or other forms of Awards, the Committee may also provide in the applicable Award Agreement that the Fair Market Value of the Shares or the grant date fair value of the other forms of Awards may exceed the amount of cash that otherwise would have been payable.
Article 13. Effect of Termination of Service
Each Award Agreement evidencing the grant of an Award shall include a provision setting forth the extent to which a Participant shall vest in or forfeit such Award as a result of or following the Participant’s Termination of Service. The foregoing provision shall be determined by the Committee, need not be uniform among all Award Agreements and may reflect distinctions based on the reasons for a Termination of Service.

Article 14. Transferability of Awards and Shares
14.1    Transferability of Awards. Except as provided in Section 14.2 (Committee Action), Awards shall not be transferable other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a domestic relations order entered into by a court of competent jurisdiction. Notwithstanding the foregoing, ISOs may only be transferred by will or the laws of descent and during the lifetime of the Participant may only be exercised by the Participant in accordance with Code Section 422 and the applicable regulations thereunder. No Awards shall be subject, in whole or in part, to attachment, execution or levy of any kind; and any purported transfer in violation of this Section 14.1 shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death may be provided.
14.2    Committee Action. The Committee may, in its discretion, approve a Participant’s transfer, by gift, of an Award (except in the case of an ISO which can only be transferred as provided above), on such terms and conditions as the Committee deems appropriate and to the extent permissible and in compliance with Code Sections 409A, 83 and 162 (m) and applicable securities laws and exchange rules, (i) to an “Immediate Family Member” (as defined below) of the Participant, (ii) to an inter vivos or testamentary trust in which the Award is to be passed to the Participant’s designated beneficiaries, or (iii) to a charitable institution. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of the applicable Award Agreement and the Plan, including restrictions on further transferability, compliance with applicable securities laws, and providing required investment representations. “Immediate Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, a trust in which these persons have more than fifty (50%) percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty (50%) percent of the voting interests.
14.3    Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired by a Participant under the Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed or traded or under any blue sky or state securities laws applicable to such Shares provided no such restriction shall cause the Shares not to be “service recipient stock” within the meaning of Code Section 409A to the extent applicable for Options and SARs.
Article 15. Performance-Based Compensation and Compliance with Code Section 162(m)
15.1    Compliance with Section 162(m). Subject to Section 15.5 (Committee Discretion), the provisions of the Plan are intended to ensure that all Options and SARs granted hereunder to any Participant who is a Covered Employee at the time of exercise of such Option or SAR qualify for exemption from the limitation on deductibility imposed by Section 162(m) of the Code and that such Options and SARs shall therefore be considered Performance-Based Compensation and the Plan shall be interpreted and operated consistent with that intention. The

Committee may designate any Award (other than an Option or SAR) as Performance-Based Compensation upon grant, in each case based upon a determination that (i) the Participant is designated a Covered Employee with respect to such Award, and (ii) the Committee wishes such Award to be subject to this Article 15 and qualify for exemption from the limitation on deductibility imposed by Section 162(m) of the Code. The Committee shall have the sole authority to specify which Awards are to be granted in compliance with this Article 15 and treated as Performance-Based Compensation.
15.2    Performance Measures and Performance Period. The performance goals upon which the grant, payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation are conditioned must be based on one or more of the following Performance Measures:
(a)Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, cash flow before or after payment of a dividend and cash flow return on investment),
(b)Capital expenditures,
(c)Earnings (either in aggregate or on a per-share basis, and on pre-tax or post-tax basis),
(d)Earnings before or after either, or any combination of, interest, taxes, depreciation, or amortization,
(e)Economic value added,
(f)Expenses/costs (including cost reduction and expense management),
(g)Gross or net income,
(h)Gross or net operating margins,
(i)Gross or net operating profits,
(j)Gross or net revenues/sales,
(k)Individual achievement of the Performance Measures,
(l)Market share,
(m)Net asset value per share,
(n)Net income,
(o)Net borrowing, debt leverage levels, credit quality or debt ratings,
(p)Operating and maintenance cost management,

(q)Operational performance measures,
(r)Operating profit,
(s)Operating ratios and measures
(t)Profitability ratios,
(u)Retained earnings,
(v)Return measures (including, but not limited to, return on assets, total assets employed, equity, capital, invested capital, sales or revenues),
(w)Share price (including, but not limited to, growth in share price and total shareholder return),
(x)Strategic business objectives (including objective project milestones),
(y)Transactions relating to acquisitions or divestitures, or
(z)Working capital.
Any Performance Measure(s) may, as the Committee, in its sole discretion deems appropriate, (i) relate to the performance of a Participant or relate to the performance of the Company or any Subsidiary as a whole or any business unit or division of the Company or any Subsidiary or any combination thereof, (ii) be compared to the performance of a group of comparator companies, or published or special index, (iii) be based on change in the Performance Measure over a specified Performance Period of time and such change may be measured based on an arithmetic change over the specified period (e.g., cumulative change or average change), or percentage change over the specified period (e.g., cumulative percentage change, average percentage change or compounded percentage change), (iv) relate to or be compared to one or more other Performance Measures, or (v) any combination of the foregoing. The Performance Measures will be established for the Performance Period by the Committee within the time frame as required under Code Section 162(m) for Awards intended to qualify as Performance Based Compensation. To the extent consistent with the requirements of Section 162(m), the Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 15.
15.3    Evaluation of Performance. The Committee may provide in any Award intended to qualify as Performance-Based Compensation that any evaluation of performance may include or exclude the impact, if any, on reported financial results of any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) changes in tax laws, accounting principles or other laws or provisions, (d) reorganization or restructuring programs, (e) acquisitions or divestitures, (f) foreign exchange gains and losses or (g) unusual or infrequent items under Accounting Standards Codification Topic 225. Such inclusions or exclusions shall be prescribed in a form and at a time that meets the requirements of Code Section 162(m) for qualification of the Award as Performance-Based Compensation.

15.4    Adjustment of Performance-Based Compensation. The Committee shall have no discretion to increase the amount payable pursuant to Awards that are intended to qualify as Performance-Based Compensation beyond the amount that would otherwise be payable upon attainment of the applicable performance goal(s). The Committee shall, however, retain the discretion to decrease the amount payable pursuant to such Awards below the amount that would otherwise be payable upon attainment of the applicable performance goal(s), either on a formula or discretionary basis or any combination, as the Committee determines, in its sole discretion.
15.5    Committee Discretion. In the event that applicable tax or securities laws change to permit Committee discretion to alter the governing Performance Measures or permit flexibility with respect to the terms of any Award or Awards to be treated as Performance-Based Compensation without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that are not intended to qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 15.2 (Performance Measures).
Article 16. Nonemployee Director Awards
16.1    Awards to Nonemployee Directors. The Board shall approve all Awards to Nonemployee Directors. The terms and conditions of any grant of any Award to a Nonemployee Director shall be set forth in an Award Agreement.
16.2    Awards in Lieu of Fees. The Board may permit a Nonemployee Director the opportunity to receive an Award in lieu of payment of all or a portion of future director fees (including but not limited to cash retainer fees and meeting fees) or other type of Awards pursuant to such terms and conditions as the Board may prescribe and set forth in an applicable sub-plan or Award Agreement. If the Board permits a Participant to elect to receive payment of all or a portion of future director fees that would otherwise be payable in cash in the form of an Award, the Board may also provide in the applicable Award Agreement that the grant date fair value of the Award may exceed the amount of cash that otherwise would have been payable.
16.3    Annual Award Limit. Equity-based Awards granted to a Nonemployee Directors and cash-based Awards paid to Nonemployee Directors shall be subject to the following limitations:
(a)Subject to adjustments as permitted under Sections 4.4 (Adjustments) and 17.2 (Actions Respecting Awards) and subject to paragraphs (b) and (c) below, the maximum aggregate value of Awards granted and/or paid to a Non-Employee Director during any calendar year shall not exceed $450,000 (“Annual Non-Employee Director Award Limit”). For purposes of the immediately preceding sentence, the value of Awards shall be determined in the following manner (i) for an Award that is accounted for under ASC Topic 718, the value of such an Award shall be equal to the grant date fair value of the Award as determined under ASC Topic 718 and (ii) for an Award that is not accounted for under ASC Topic 718, the value of such an Award shall be equal to the amount of cash paid to the Non-Employee Director under the Award or the fair market value of property transferred to the Non-Employee Director under the Award, determined as of the date of transfer.

(b)The Annual Non-Employee Director Award Limit shall be increased to $650,000 for any Non-Employee Director who serves as Lead Director of the Board or Chair of the Board.
(c)The Annual Non-Employee Director Award Limit shall be increased to $550,000 for any Non-Employee Director for the year in which the Non-Employee Director is first appointed or elected to the Board.
Article 17. Effect of a Change in Control
17.1    Vesting of Awards in Connection with a Change in Control. Subject to Section 4.4 (Adjustments) and Section 17.3 (Actions Respecting Awards), upon a Change in Control all then-outstanding Awards shall immediately vest and be settled in accordance with paragraphs (a), (b), (c) and (d) below, unless otherwise provided for in an Award Agreement as determined in the Committee’s discretion. The immediately preceding sentence shall not apply to the extent that another award meeting the requirements of Section 17.2 (“Replacement Award”) is provided to the Participant pursuant to Section 4.4 to replace an Award (“Replaced Award”) subject to subparagraph 17.2 (a) or (b) below.
(a)    Outstanding Options and SARs Subject Solely to a Service Condition. Upon a Change in Control, a Participant’s then-outstanding Options and SARs that are not vested shall immediately become fully vested and exercisable over the exercise period set forth in the applicable Award Agreement. Notwithstanding the immediately preceding sentence, the Committee may elect to cancel the Participant’s then outstanding Options or SARs and pay the Participant an amount of cash (less normal withholding taxes) equal to the excess of (i) the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Share as a result of the Change in Control (or if the Company shareholders do not receive any consideration as a result of the Change in Control, the Fair Market Value of a Share on the day immediately prior to the Change in Control) over (ii) the Exercise Price of such Options or the Grant Price of such SARs, multiplied by the number of Shares subject to each such Award in accordance with Code Section 409A to the extent applicable, and the Participants shall have no further rights with respect to such Options or SARs. If the Committee elects to cash out Options and SARs under this Section 17.1(a) no payment shall be made to a Participant for any Option or SAR if the Exercise Price or Grant Price for such Option or SAR exceeds the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Share as a result of Change in Control, and all such Options and SARs shall be cancelled, and the Participant shall have no further rights with respect thereto.
(b)    Outstanding Awards, other than Options and SARs, Subject Solely to a Service Condition. Upon a Change in Control, a Participant’s then-outstanding Awards, other than Options and SARs, that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Company or any Subsidiary shall become fully vested and shall be settled in cash, Shares or a combination thereof, as determined by the Committee, within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A) and the Participants shall have no further rights with respect to such Awards.
(c)    Outstanding Options and SARs Subject to a Performance Condition. Upon a Change in Control, a Participant’s then-outstanding Options and SARs that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and all performance conditions shall be deemed satisfied (A) based on actual performance, to the extent determinable, through the date immediately prior to the date of the Change in Control, with performance goals adjusted to reflect the truncated performance period and payable without proration or (B) as if target performance was achieved prorated to reflect the portion of the performance period that has elapsed through the date of the Change in Control, whichever shall result in the greatest number of vested Options and/or SARs. Such vested Options and/or SARs shall be deemed exercised as of the date of the Change in Control and shall be settled in cash (or Shares or such other form of settlement as determined by the Committee in its sole discretion) within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A) in an amount equal to the excess of (i) the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Share as a result of the Change in Control (or if the Company shareholders do not receive any consideration as a result of the Change in Control, the Fair Market Value of a Share on the day immediately prior to the Change in Control) over (ii) the exercise price of such Options or the grant price of such SARs, multiplied by the number of Shares subject to each such Award in accordance with Code Section 409A to the extent applicable, and the Participant shall have no further rights with respect to such Options or SARs. No payment shall be made to a Participant for any Option or SAR if the exercise price or grant price for such Option or SAR, respectively, exceeds the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Share as a result of Change in Control, and all such Options and SARs shall be cancelled, and the Participant shall have no further rights with respect thereto.
(d)    Outstanding Awards, other than Options and SARs, Subject to a Performance Condition. Upon a Change in Control, a Participant’s then-outstanding Awards, other than Options and SARs, that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and all performance conditions shall be deemed satisfied (i) based on actual performance, to the extent determinable, through the date immediately prior to the date of the Change in Control, with performance goals adjusted to reflect the truncated performance period and payable without proration or (ii) as if target performance was achieved prorated to reflect the portion of the performance period that has elapsed through the date of the Change in Control, whichever shall result in the largest payout, and shall be settled in cash, Shares or a combination thereof, as determined by the Committee, within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A); notwithstanding that the applicable performance period, retention period or other restrictions and conditions have not been completed or satisfied, and the Participants shall have no further rights with respect to such Awards.
17.2    Replacement Award.
(a)    An Award shall meet the conditions of this Section 17.2(a) (and hence qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award (or, it is of a different type as the Replaced Award, provided that the Committee, as constituted immediately prior to the Change in Control, finds such type acceptable); (ii) it has an intrinsic value at least equal to the value of the Replaced Award; (iii) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; (iv) its terms and conditions comply with Section 17.2(b); (v) it complies with Code Section 409A, to the extent applicable, and (vi) it’s other terms and conditions are not less favorable to the Grantee than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 17.2(a) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion. Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are Options or SARs by reference to either their intrinsic value or their fair value, and to the extent applicable, in accordance with Code Sections 409A and 424.
(b)    Upon a Qualifying Termination that occurs within the one-year period following a Change in Control, to the extent permitted under Code Section 409A and/or Code Section 83, to the extent applicable, all Replacement Awards (other than Options or SARs or Awards which when originally granted were intended to be the Performance-Based Compensation) held by the Participant shall become fully vested and free of restrictions and, in the case of Replacement Awards in the form (i) Options or SARs shall be fully exercisable and (ii) Awards the vesting of which depends on the satisfaction of a service condition shall be paid upon or within 60 days of such Qualifying Termination. Notwithstanding the foregoing, with respect to any Award that is considered deferred compensation subject to Code Section 409A, settlement of such Award shall be made pursuant to its original schedule if necessary to comply with Code Section 409A.
17.3    Actions Respecting Awards. Notwithstanding any other provisions of the Plan or any Award Agreement to the contrary, on or prior to the date of a Change in Control, any transaction or event described in Section 4.4 (Adjustments), any change in applicable laws or regulations affecting the Plan or Awards hereunder, or any change in accounting principles affecting the financial statements of Carriage, the Committee, acting in its sole discretion without the consent or approval of any holder, may take any of the following actions with respect to all outstanding Awards, which may vary among individual holders and which may vary among Awards, and with respect to Awards that are Performance-Based Compensation subject to a performance condition, only to the extent permitted under Code Section 162(m):
(a)    require that Participants surrender Awards in exchange for payment by the Company, in cash, Common Stock, the securities of another company, or a combination thereof, as determined by the Committee, of an amount equal to the amount, if any, that would have been attained upon the exercise of such Award or realization of the Participant’s rights under such Award (and, for the avoidance of doubt, if, as of the date of the occurrence of such transaction or event, the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be surrendered without payment);
(b)    provide that such Awards be assumed or replaced in connection with a Change in Control pursuant to Section 17.2; or
(c)    make adjustments in the number and type of shares (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards or in the terms and conditions of (including, if applicable, the exercise price), and the vesting and performance criteria included in, outstanding Awards, or both.

Article 18. Dividends and Dividend Equivalents
18.1    Payment of Dividends on Restricted Stock. Subject to any limitations specifically set forth in a Participant’s applicable Award Agreement, a Participant holding unvested Shares of Restricted Stock shall have the right to receive any dividends declared with respect to such Shares; provided however, that in the case of an Award of Restricted Stock as to which vesting depends upon the satisfaction of one or more performance conditions, such dividends shall only be payable if awarded in a separate Award Agreement and subject to the same performance conditions and service conditions, as applicable, as the underlying Award. Dividends shall be paid in cash or reinvested in additional Shares or Awards by such formula and at such time and subject to such limitations as may be determined by the Committee in the Award Agreement.
18.2    Payment of Dividend Equivalents on Awards Other than Options, SARs and Restricted Stock. Except for Options, SARs and Restricted Stock, the Committee may grant Dividend Equivalents on the units or other Share equivalents subject to an Award based on the dividends actually declared and paid on outstanding Shares. The terms of any dividend equivalents will be as set forth in a separate Award Agreement, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or Share equivalents. Dividend Equivalents payable with respect to the unvested portion of an Award whose vesting depends upon the satisfaction of one or more performance conditions shall be subject to the same performance conditions and service conditions, as applicable, as the underlying Award.
Article 19. Beneficiary Designation
Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator or legal representative.
Article 20. Rights of Participants
20.1    Employment. Nothing in the Plan or an Award Agreement shall (a) interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment with the Company or any Subsidiary at any time or for any reason not prohibited by law or (b) confer upon any Participant any right to continue his employment or service as a Director for any specified period of time. Neither an Award nor any benefits arising under the Plan shall constitute an employment contract with the Company or any Subsidiary and, accordingly, subject to Articles 3 (Administration) and 21(Amendment and Termination), the Plan and the benefits hereunder may be amended or terminated at any time in the sole and exclusive discretion of the Board or Committee without giving rise to any liability on the part of the Company, any Subsidiary, the Committee or the Board.

20.2    Participation. No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.
20.3    Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.
Article 21. Amendment and Termination
21.1    Amendment and Termination of the Plan and Awards.
(a)    Subject to subparagraphs (b) and (c) of this Section 21.1 and Section 21.3 (Awards Previously Granted) of the Plan, the Board may at any time amend, suspend or terminate the Plan, and the Board or Committee may at any time amend, suspend or terminate any outstanding Award Agreement.
(b)    Without the prior approval of the Company’s shareholders and except as provided for in Section 4.4 (Adjustments), no Option or SAR Award may be (i) amended to reduce the Exercise Price or the Grant Price thereof, as applicable; (ii) cancelled in exchange for the grant of any new Option or SAR with a lower Exercise Price or Grant Price, as applicable; or (iii) cancelled in exchange for cash, other property or the grant of any new Award at a time when the Exercise Price of the Option or the Grant Price of the SAR is greater than the current Fair Market Value of a Share.
(c)    Notwithstanding the foregoing, no amendment of the Plan shall be made without shareholder approval if shareholder approval is required pursuant to rules promulgated by any stock exchange or quotation system on which Shares are listed or quoted or by applicable U.S. state corporate laws or regulations, or applicable U.S. federal laws or regulations.
21.2    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.
(a)    Except as may be limited by Section 162(m) of the Code with respect to Awards intended to qualify as Performance Based Compensation, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 (Adjustments) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
(b)    The Committee or its authorized delegate shall retain the discretion to decrease the amount payable pursuant to a Cash-Based Award below the amount that would otherwise be payable upon attainment of the applicable performance goal(s) over a Performance Period that does not exceed a term of one (1) year, either on a formula or discretionary basis or any combination, as the Committee or its authorized delegate determines is appropriate.
(c)    Any subplan may provide that the Committee or its authorized delegate shall retain the discretion to decrease the amount payable pursuant to a Cash-Based Award granted under such subplan below the amount that would otherwise be payable upon attainment of the applicable performance goal(s) over a Performance Period that does not exceed a term of one (1) year, either on a formula or discretionary basis or any combination, as the Committee or its authorized delegate determines is appropriate.
(d)    The determination of the Committee (or its authorized delegate, if applicable) as to any adjustments made pursuant to subparagraphs (a), (b) and (c) above shall only be made if it would not result in an excise tax under Code Section 409A and shall be conclusive and binding on Participants under the Plan. By accepting an Award under the Plan, a Participant agrees to any adjustment to the Award made pursuant to this Section 21.2 without further consideration or action.
21.3    Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, other than Sections 4.4 (Adjustments), Article 17 (Effect of a Change in Control), 21.2 (Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events) and 21.4 (Amendment to Conform to Law), no termination or amendment of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.
21.4    Amendment to Conform to Law. Notwithstanding any other provision of the Plan to the contrary, the Board may amend the Plan and the Board or the Committee may amend an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to (i) any law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder, (ii) any applicable exchange requirements and (iii) any compensation recoupment policy adopted by the Company. By accepting an Award under the Plan, a Participant agrees to any amendment made pursuant to this Section 21.4 to the Plan and any Award without further consideration or action.
21.5    Deferred Compensation. Unless otherwise indicated in the applicable Award Agreement, it is not intended that any Award under the Plan, in form and/or operation, will constitute “deferred compensation” within the meaning of Code Section 409A and therefore, it is intended that each Award will not be subject to the requirements applicable to deferred compensation under Code Section 409A and the regulations thereunder. If a Participant is a “specified employee” as defined under Code Section 409A and the Participant’s Award is to be settled on account of the Participant’s separation from service (for reasons other than death) and such Award constitutes “deferred compensation” as defined under Code Section 409A, then any portion of the Participant’s Award that would otherwise be settled during the six-month period commencing on the Participant’s separation from service shall be settled as soon as practicable following the conclusion of the six-month period (or following the Participant’s death if it occurs during such six-month period). To the extent that any Award constitutes deferred compensation subject to Code Section 409A, such Award shall be interpreted and construed to comply with Code Section 409A including, without limitation, a termination of employment shall mean a “separation of service” within the meaning of Code Section 409A.

Article 22. General Provisions
22.1    Forfeiture Events.
(a)    In addition to the forfeiture events specified in paragraph (c) below, the Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable treatment of an Award.
(b) Awards and any compensation directly attributable to Awards shall be subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, including in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law and any Award Agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy.
(c)    If an Employee incurs an involuntary Termination of Service on account of Cause, then such Employee shall forfeit, as of the date immediately preceding such Termination of Service, the Employee’s (i) outstanding and unexercised Options and SARs, and (ii) outstanding and not yet settled Restricted Stock, RSUs, Performance Share Units, Performance Units, Cash-Based Awards and Other Stock-Based Awards granted to the Employee.
22.2    Tax Withholding.
(a)    Tax Withholding Generally. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy applicable federal, state and local tax withholding requirements, domestic or foreign, with respect to any taxable event arising as a result of the grant, vesting, exercise or settlement of an Award to the Participant under the Plan.
(b)    Share Withholding. Unless otherwise required by the Committee, the Company may withhold, or permit a Participant to elect to have withheld from a “Share Payment” the number of Shares having a Fair Market Value equal to the minimum statutory withholding requirements but in no event shall such withholding exceed the minimum statutory withholding requirements. Notwithstanding the immediately preceding sentence, the Company, in its discretion, may withhold Shares or permit a Participant to elect to have withheld from a Share Payment, the number of Shares having a Fair Market Value up to, but not in excess of, the maximum statutory withholding requirements, provided that withholding Shares with a Fair Market Value in excess of the minimum statutory withholding requirements will not result in an Award otherwise classified as an equity Award under ASC Topic 718 to be classified as a liability Award under ASC Topic 718). The term Share Payment shall mean the issuance or delivery of Shares upon the grant, vesting, exercise or settlement of an Award, as the case may be.
22.3    Legend. The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

22.4    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.
22.5    Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
22.6    Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
22.7    Delivery of Shares. The Company shall have no obligation to issue or deliver Shares under the Plan prior to:
(a)    Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and
(b)    Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.
22.8    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or deliver such Shares as to which such requisite authority shall not have been obtained.
22.9    Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under the Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.
22.10    Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company or any Subsidiaries operate or have Employees or Directors, the Committee, in its sole discretion, shall have the power and authority to:
(a)    Determine which Subsidiaries shall be covered by the Plan;
(b)    Determine which Employees or Directors outside the United States are eligible to participate in the Plan;
(c)    Modify the terms and conditions of any Award granted to Employees or Directors outside the United States to comply with applicable foreign laws;
(d)    Establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any sub-plans and modifications to Plan terms and procedures established under this Section 22.10 by the Committee shall be attached to the Plan document as appendices; and
(e)    Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.
Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

22.11    Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.
22.12    Unfunded Plan. Participants shall have no right, title or interest whatsoever in or to any investments that the Company or any Subsidiaries may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other individual. To the extent that any individual acquires a right to receive payments from the Company or any Subsidiary under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or the Subsidiary, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, or the Subsidiary, as the case may be, and no special or separate fund shall be established, and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.
22.13    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
22.14    Nonexclusivity of the Plan. The adoption of the Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.
22.15    No Constraint on Corporate Action. Nothing in the Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary to take any action that such entity deems to be necessary or appropriate.
22.16    Governing Law. The Plan and each Award Agreement shall be governed by the laws of the state of Delaware excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

22.17    Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Company may (i) deliver by email or other electronic means (including posting on a website maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including without limitation, prospectuses required by the Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements) and (ii) permit Participant’s to electronically execute applicable Plan documents (including, but not limited to, Award Agreements) in a manner prescribed to the Committee.
22.18    No Representations or Warranties Regarding Tax Effect. Notwithstanding any provision of the Plan to the contrary, neither the Company, any Subsidiary, nor any of their employees, the Board, the Committee, any shareholder or any of their agents represent or warrant the tax treatment under any federal, state, local or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under the Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties and interest under the Tax Laws.
22.19    Indemnification. Subject to requirements of the laws of the state of Delaware, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company or other person to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability or expense is a result of his/her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
22.20    Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
22.21    California Blue Sky Laws. Prior to the effective registration of the Common Stock under Section 12 of the Exchange Act, with respect to California Participants (including any individual whose Award is based in whole or in part on services performed in California), the Plan shall otherwise be administered in accordance with California Corporations Code Section 25102(o) and California Code of Regulations, Title 10, Sections 260.140.41, 260.140.42, 260.140.45, and 260.140.46, but only to the extent required by applicable law.

APPENDIX B

NON-GAAP FINANCIAL MEASURES
This Proxy Statement uses Non-GAAP financial measures to present the financial performance of the Company. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. We believe the Non-GAAP results are useful to investors because such results help investors compare our results to previous periods and provide insights into underlying trends in our business. Reconciliations of the Non-GAAP financial measures to GAAP measures are provided in this Appendix B to this Proxy Statement.

The Non-GAAP financial measures include “Consolidated EBITDA”, “Adjusted Consolidated EBITDA”, “Adjusted Consolidated EBITDA Margin”, “Adjusted Free Cash Flow”, “Adjusted Basic Earnings Per Share” and “Adjusted Diluted Earnings Per Share” in this Proxy Statement.  These financial measurements are defined as GAAP items adjusted for Special Items and are reconciled to GAAP in this press release. In addition, the Company’s presentation of these measures may not be comparable to similarly titled measures in other companies’ reports. The definitions used by the Company for our internal management purposes and in this Proxy Statement are as follows:

•	Consolidated EBITDA is defined as net income before income taxes, interest expenses, non-cash stock compensation, depreciation and amortization, and interest income and other, net.

•
Adjusted Consolidated EBITDA is defined as Consolidated EBITDA plus adjustments for Special Items. Special Items are defined as charges or credits included in our GAAP financial statements that can vary from period to period and are not reflective of costs incurred in the ordinary course of our operations. Special Items are taxed at the federal statutory rate of 34 percent for the years ended December 31, 2011, 2012, 2013, 2014, 2015 and 35 percent for years ended December 31, 2016, except for the accretion of the discount on Convertible Notes as this is a non-tax deductible item and the tax adjustment from prior period.

•	Adjusted Consolidated EBITDA Margin is defined as Adjusted Consolidated EBITDA as a percentage of revenue.

•	Adjusted Free Cash Flow is defined as net cash provided by operations, adjusted by cash-related Special Items, less cash for maintenance capital expenditures.

•	Adjusted Basic Earnings Per Share is defined as GAAP Basic Earnings Per Share, adjusted for Special Items.

•	Adjusted Diluted Earnings Per Share is defined as GAAP Diluted Earnings Per Share, adjusted for Special Items.

Reconciliation of Non-GAAP Financial Measures:
This Proxy Statement includes the use of certain financial measures that are not GAAP measures. The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures below.
Reconciliation of Net Income to Consolidated EBITDA and Adjusted Consolidated EBITDA and Adjusted Consolidated EBITDA Margin for the years ended December 31, 2011, 2012, 2013, 2014, 2015 and 2016 (in thousands):

	Years Ended December 31,
	2011	2012	2013	2014	2015	2016
Net Income	$6,019	$10,317	$15,120	$15,446	$20,853	$19,581
Net tax provision	4,448	6,794	9,245	7,255	13,737	12,660
Pre-tax income	$10,467	$17,111	$24,365	$22,701	$34,590	$32,241
Interest expense	18,089	17,088	13,437	10,308	10,559	11,738
Accretion of discount on convertible subordinated notes	—	—	—	2,452	3,454	3,870
Loss on early extinguishment of debt	201	3,031	—	1,042	—	567
Loss on redemption of convertible junior subordinated debentures	—	—	—	3,779	—	—
Non-cash stock compensation	1,870	2,174	2,916	3,832	4,444	2,890
Depreciation and amortization	9,450	9,916	11,635	11,923	13,780	15,421
Other, net	(898)	(963)	(896)	195	45	1,788
Consolidated EBITDA	$39,179	$48,357	$51,457	$56,232	$66,872	$68,515
Adjusted For:
Withdrawable trust income	4,513	1,916	1,454	1,788	555	n/a
Acquisition and divestiture expenses	1,237	1,340	752	1,158	614	701
Severance and retirement costs	1,936	802	1,462	1,056	959	3,979
Consulting fees	—	—	557	419	1,913	496
Litigation settlements and other related costs	—	195	—	—	—	—
Other incentive compensation	—	—	—	1,000	—	—
Securities transaction expenses	504	—	242	—	—	—
Other special items	1,205	—	83	—	220	—
Adjusted Consolidated EBITDA	$48,574	$52,610	$56,007	$61,653	$71,133	$73,691

Revenue	$182,313	$198,191	$213,074	$226,124	$242,502	$248,200

Adjusted Consolidated EBITDA Margin	26.6%	26.5%	26.3%	27.3%	29.3%	29.7%

Reconciliation of GAAP Basic Earnings Per Share to Adjusted Basic Earnings Per Share for the years ended December 31, 2011, 2012, 2013, 2014, 2015 and 2016:

	Years Ended December 31,
	2011	2012	2013	2014	2015	2016
GAAP Basic Earnings Per Share	$0.33	$0.57	$0.83	$0.84	$1.16	$1.18
Special items affecting net income	0.31	0.23	0.17	0.51	0.36	0.53
Adjusted Basic Earnings Per Share	$0.64	$0.80	$1.00	$1.35	$1.52	$1.71

Reconciliation of GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share for the years ended December 31, 2011, 2012, 2013, 2014, 2015 and 2016:

	Years Ended December 31,
	2011	2012	2013	2014	2015	2016
GAAP Diluted Earnings Per Share	$0.33	$0.57	$0.82	$0.83	$1.12	$1.12
Special items affecting net income	0.31	0.23	0.16	0.51	0.36	0.50
Adjusted Diluted Earnings Per Share	$0.64	$0.80	$0.98	$1.34	$1.48	$1.62

Reconciliation of Cash Flow provided by operations to Adjusted Free Cash Flow for the years ended December 31, 2011, 2012, 2013, 2014, 2015 and 2016 (in thousands):

	Years Ended December 31,
	2011	2012	2013	2014	2015	2016
Cash Flow provided by operations	$30,959	$25,624	$39,845	$36,565	$49,904	$49,457
Cash used for maintenance capital expenditures	(6,776)	(5,066)	(6,615)	(7,212)	(9,735)	(7,402)
Free Cash Flow	$24,183	$20,558	$33,230	$29,353	$40,169	$42,055

Plus: Incremental Special Items:
Adjustment for tax benefit of Good to Great stock awards	—	—	—	4,815	—	—
Acquisition and divestiture expenses	1,237	1,340	752	1,158	614	516
Severance costs	1,936	802	1,462	1,056	959	3,979
Consulting fees	141	—	557	419	1,913	496
Other incentive compensation	1,064	—	—	1,000	—	—
Litigation settlements and other related costs	—	195	—	—	—	—
Premium paid for the redemption of convertible junior subordinated debentures	—	—	—	847	—	—
Securities transaction expenses	504	—	242	—	—	—
Adjusted Free Cash Flow	$29,065	$22,895	$36,243	$38,648	$43,655	$47,046

ANNUAL MEETING OF STOCKHOLDERS OF

CARRIAGE SERVICES, INC.

Conference Center
3040 Post Oak Blvd., Lobby Level
Houston, Texas 77056

May 17, 2017
9:00 a.m. Central Daylight Time
Directions to attend the meeting in person may be obtained by contacting the Corporate Secretary at 713-332-8400

↓ Please detach along perforated line and mail in the envelope provided. ↓

10030403300000001000 5 051717

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTOR NOMINEE, "FOR" PROPOSALS 2, 4 AND 5, AND FOR "1 YEAR" ON PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of one Class III Director for a three-year term ending at the 2020 Annual Meeting of Stockholders.

NOMINEE:

☐ FOR THE NOMINEE — Donald D. Patteson, Jr.

☐ WITHHOLD AUTHORITY FOR THE NOMINEE

	FOR	AGAINST	ABSTAIN
2. Approve, by advisory vote, named executive officer compensation.	☐	☐	☐

	1 year	2 years	3 years	ABSTAIN
3. Approve, by advisory vote, the advisory vote for named executive officer compensation be held every one, two or three years.	☐	☐	☐	☐

	FOR	AGAINST	ABSTAIN
4. Approve the 2017 Omnibus Incentive Plan.	☐	☐	☐
5. Ratify the appointment of Grant Thornton LLP as Carriage Services, Inc.'s independent registered public accounting firm for the year ending December 31, 2017.	☐	☐	☐

Note: In their discretion, the Proxies are authorized to vote upon any other business as may properly come before the meeting or any adjournment(s) thereof.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

CARRIAGE SERVICES, INC.

Conference Center
3040 Post Oak Blvd., Lobby Level
Houston, Texas 77056

May 17, 2017

9:00 a.m. Central Daylight Time

Directions to attend the meeting in person may be obtained by contacting the Corporate Secretary at 713-332-8400

PROXY VOTING INSTRUCTIONS

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

10030403300000001000 5 051717

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTOR NOMINEE, "FOR" PROPOSALS 2, 4 AND 5, AND FOR "1 YEAR" ON PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of one Class III Director for a three-year term ending at the 2020 Annual Meeting of Stockholders.

NOMINEE:

☐ FOR THE NOMINEE — Donald D. Patteson, Jr.

☐ WITHHOLD AUTHORITY FOR THE NOMINEE

	FOR	AGAINST	ABSTAIN
2. Approve, by advisory vote, named executive officer compensation.	☐	☐	☐

	1 year	2 years	3 years	ABSTAIN
3. Approve, by advisory vote, the advisory vote for named executive officer compensation be held every one, two or three years.	☐	☐	☐	☐

	FOR	AGAINST	ABSTAIN
4. Approve the 2017 Omnibus Incentive Plan.	☐	☐	☐
5. Ratify the appointment of Grant Thornton LLP as Carriage Services, Inc.'s independent registered public accounting firm for the year ending December 31, 2017.	☐	☐	☐

Note: In their discretion, the Proxies are authorized to vote upon any other business as may properly come before the meeting or any adjournment(s) thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

CARRIAGE SERVICES, INC.

Proxy Solicited on Behalf of the Board of Directors
for the Annual Meeting of Stockholders on May 17, 2017

The undersigned, hereby revoking all prior proxies, hereby appoints Melvin C. Payne and Viki K. Blinderman, and each of them, his true and lawful proxies, with full and several power of substitution, to vote all the shares of Common Stock of CARRIAGE SERVICES, INC. standing in the name of the undersigned, at the Annual Meeting of Stockholders of CARRIAGE SERVICES, INC. to be held on May 17, 2017 and at any adjournments or postponements thereof, on all matters coming before said meeting.

This proxy, when properly executed, will be voted in accordance with your indicated directions. If no direction is made, this proxy will be voted FOR the election of the director nominee in Proposal 1, FOR Proposal 2, for 1 YEAR on Proposal 3, FOR Proposal 4, FOR Proposal 5, and as the proxies deem advisable on all other matters that may properly come before the meeting.

(Continued and to be signed on the reverse side)

1.1

14475